SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)             February 25, 2003
                                                ------------------------------

                             The CattleSale Company
             (Exact name of registrant as specified in its charter)


               Delaware                 001-07636             74-1605174
-------------------------------------------------------------------------------
     (State or Other Jurisdiction  (Commission File Number)  (IRS Employer
           of Incorporation)                                 Identification No.)


 9901 IH-10 West, Suite 800, San Antonio, Texas                   78230-2292
-------------------------------------------------------------------------------
(Address of Principal Executive Offices)                          (Zip Code)
-------------------------------------------------------------------------------

Registrant's telephone number, including area code               210-558-2898
-------------------------------------------------------------------------------

                          Dynacore Holdings Corporation
-------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


----------------------------------------------------------------------------

  Item 2.Acquisition or Disposition of Assets.

         Assets Acquired; Name Change.

          On February 25, 2003, Dynacore Holdings Corporation (the "Company" or "Dynacore") entered into a Purchase Agreement pursuant to which it acquired (the "Acquisition") all of the limited liability interests (collectively, the "Interests") in both CS Livestock Commissions Co. LLC and CS Auction Production Co. LLC (collectively, the "Acquired Company") from AEI Environmental, Inc. ("AEI").

          The Acquired Company is headquartered in Hinsdale, Illinois and provides business services to producers of beef and dairy cattle, conducting a cattle auction trading service business, including a cattle auction and trading service accessible via the internet at the website www.cattlesale.com. Its goals have been, first, to create a livestock portal company with a presence in the business-to-business marketplace and then to become the country's largest provider of business services for the $1 million plus agricultural businesses -- farmers, ranchers and feedlot operators -- involved in the $30 billion per year beef cattle production market. The CattleSale.com website was one of the first sites offering a neutral cattle trading exchange and providing information and cost efficiencies to the cattle industry for each stage in the beef production cycle. Management believes that the Acquired Company's products and services reduce transaction costs and improve information flow and market efficiencies in cattle production.

          Upon the closing, the Company changed its name to "The CattleSale Company."

         Purchase Price.

         The purchase price paid for the Interests consisted of:

         (a) 1,323,000 shares of Series B Convertible Redeemable Preferred Stock (the "Series B Preferred Stock") having the principal terms described below under the heading "Preferred Stock;" and

         (b) 9,593,168 shares of common stock, par value $.01 per share (the "Common Stock"), which equaled forty-nine percent (49%) of the outstanding shares of Common Stock, on a fully-diluted basis, immediately prior to the closing.

         The amount of consideration for the Interests was determined by negotiation, based on a mutual assessment by the Company and AEI of the value of the Acquired Company's business and the real value of the Company's Common Stock. Further, the Acquisition was structured to avoid causing a negative impact on the Company's net operating loss carry-forward.

         Dividend to Dynacore Shareholders.

         Upon the closing of the Acquisition, the Company issued a dividend payable to the holders of record of its Common Stock on February 24, 2003 (the "Record Holders"). The dividend was payable in .02503 of a share of Series A Convertible Redeemable Preferred Stock (the "Series A Preferred Stock") and ..11287 of a share of Series B Preferred Stock per share of Common Stock. An aggregate of 250,000 shares of Series A Preferred Stock and 1,127,000 shares of Series B Preferred Stock were so issued (collectively, the "Dividend Shares"). The Series A Preferred Stock has the principal terms described below under the heading "Preferred Stock." The Dividend Shares were issued in escrow, as described below under the heading "Escrow of Dividend Shares."

         Escrow of Dividend Shares.

         The Dividend Shares are being held in escrow by Asher B. Edelman, in the capacity of escrow agent for the benefit of the Record Holders, until such time as the Dividend Shares have been registered for sale by the Record Holders under the Securities Act of 1933, as amended. The Company intends to file a registration statement with the Securities and Exchange Commission respecting the Dividend Shares, and the shares issued to AEI at the closing, as soon as practicable; however, the Company cannot anticipate when such a registration will become effective and the Dividend Shares released from escrow. During the period the Dividend Shares are held in escrow, the escrow agent shall have the power to vote the Dividend Shares on any matter submitted to the vote of the Company's shareholders, including those matter acted upon pursuant to the Written Consent, as such term is defined below under the heading "Amendments to the Company's Restated Certificate of Incorporation." Mr. Edelman's biography appears below under the heading "New Officers and Directors."

         Preferred Stock.

         The rights and preference of the Series A Preferred Stock and the Series B Preferred Stock (collectively, the "Preferred Stock"), which each have a par value of $.01 per share, are as follows:

         Dividends. Dividends will accrue and be cumulative from the date of issuance in an amount per annum equal to 2.5% per share and will be payable semi-annually, when, as and if declared by the Board of Directors out of funds legally available therefor. Dividends will be payable in cash, shares of Preferred Stock (valued at $10 per share) or shares of Common Stock (valued, (x) if there is a market for the Common Stock, at the average price of a share of Common Stock during the last thirty (30) days of trading, or (y) if there is not a market for the Common Stock, at $1.38 per share), or any combination thereof.

         Conversion. Each share of Preferred Stock will be convertible at any time at the option of either the holder into 7.25 shares of Common Stock.

         Redemption. At any time after the earlier of:

         o a merger or consolidation effecting the sale in one or a series of related transactions of all or substantially all of the Company's assets or a sale of more than fifty percent (50%) of the Company's outstanding voting securities, or

         o the realization by the Company of aggregate net proceeds in excess of $10,000,000 in connection with the sale of Common Stock pursuant to a public offering registered under the Securities Act of 1933, as amended (a "Qualified Public Offering"), the Preferred Stock will be redeemed by the Company for cash in an amount equal to the liquidation preference of $10 per share, plus accrued and unpaid dividends as of the redemption date; provided, however, that (i) the redemption of the Series B Preferred Stock will be subject to the rights and preferences of the Series A Preferred Stock, and (ii) not more than forty percent (40%) of the net offering proceeds of the Qualified Public Offering will be applied to the redemption of the Preferred Stock.

         Equity Ownership; Dilution.

         Prior to the Acquisition, the Company's authorized equity securities consisted of 30,000,000 shares of Common Stock, of which an aggregate of 9,984,726 shares were issued and outstanding.

         After the Acquisition, the composition of the Company's equity securities and, as currently outstanding, their relative percentages of voting power, are as follows:

                                 Number of           Number of       Percentage
                                   Shares              Shares             of
                                Authorized          Outstanding     Voting Power
Class of Stock

Common Stock                    50,000,000         19,577,894           87.88%
Series A Preferred Stock           500,000            250,000            1.12%
Series B Preferred Stock         4,000,000          2,450,000           11.00%
                                 ---------          ---------           ------
        Total Outstanding       54,500,000         22,277,894          100.00%
                                ==========        ===========          =======

         The currently outstanding shares are owned as follows:

                                                 Former              Percentage                          Percentage
                                              Shareholders'              of                 AEI              of
Class of Stock                                  Ownership              Class             Ownership          Class

Common Stock                                     9,984,726             51.00%             9,593,168        49.00%
Series A Preferred Stock                           250,000            100.00%                0              0.00%
Series B Preferred Stock                         1,127,000             46.00%             1,323,000        54.00%
                                                 ---------                                ---------
                       Total Outstanding        11,361,726             51.00%            10,916,168        49.00%
                                                ==========                               ==========

        The Preferred Stock is convertible at any time into 7.25 shares of Common Stock per share of Preferred Stock. Although the number of shares of Preferred Stock that will be converted into shares of Common Stock cannot be predicted, if all of the shares were converted, the former owners' and AEI would still own, respectively, 51% and 49% of the Company, as shown in the tables below.

                                                 Former              Percentage                          Percentage
                                              Shareholders'              of                 AEI              of
Class of Stock                                  Ownership              Class             Ownership          Class

Common Stock                                      9,984,725            51.00%             9,593,168        49.00%
Series A Preferred Stock Converted                1,812,500           100.00%                0              0.00%
Series B Preferred Stock Converted                8,170,750            46.00%             9,591,750        54.00%
                                                 ---------                                ---------
         Total Common Stock (39,152,893)         19,967,975            51.00%            19,184,918        49.00%
                                                 ==========                              ==========

         However, because of the conversion ratio of 1:7.25, in the event that more shares of Preferred Stock owned by AEI are converted than are converted by the Company's former shareholders, it is possible that AEI would own more than of the outstanding shares of Common Stock than the current shareholders.

         Description of AEI.

         AEI purchased the Acquired Company in the fall of 2000. Prior to purchasing CattleSale.com, AEI was a provider of environmental control products and services for the livestock industry. The company also provided operating systems for waste treatment systems, cooling and odor control systems, and data management control systems designed to economically manage agricultural and livestock operations. With the sale of the Acquired Company, AEI has ceased active business operations.

         Amendments to the Company's Restated Certificate of Incorporation.

         Following the closing of the Acquisition, the Company's shareholders, by written consent of the holders of a majority of the Company's voting securities (the "Written Consent"), approved the Company's Second Restated Certificate of Incorporation which was filed with Secretary of State of the State of Delaware on February 25, 2003 (the "Second Restated Certificate"). The Second Restated Certificate, which was approved by the Company's Board of Directors at its telephonic meeting held on February 19, 2003, effectively, inter alia (i) changed the name of the Corporation to "The CattleSale Company,"
(ii) increased the number of authorized shares of Common Stock by twenty million (20,000,000) shares from thirty million (30,000,000) shares to fifty million (50,000,000) shares, and (iii) increased the number of members of the Board of Directors from seven (7) to eight (8). Inasmuch as the Company (x) is no longer subject to the Confirmation Order of the United States Bankruptcy Court for the District of Delaware, dated December 5, 2000 (Case No. 00-1853 (PJW)), and (y) has distributed the beneficial interests in the Dynacore Patent Litigation Trust owned by it as a dividend to the holders of Common Stock of record on December 20, 2002, certain other provisions of the Corporation's Restated Certificate of Incorporation pertaining thereto were also amended.

         New Officers and Directors.

         A new Board of Directors, consisting of four continuing members and four new members, was also elected pursuant to the Written Consent. At a meeting of the Board following the Acquisition, the Audit, Compensation and Executive Committees of the Board were appointed and officers of the Company elected. The biographies of the officers and directors (in alphabetical order) follow.

         Gerald N. Agranoff, 56, is a continuing member of the Board and is a Vice President and Secretary of the Company, as well as its general counsel. Prior to the Acquisition, Mr. Agranoff was the Company's Chief Operating Officer, Acting President and Vice Chairman of the Board. Mr. Agranoff is a general partner of SES Family Investment & Trading Partnership, L.P., an investment partnership formed in 1995 by the members of one family to consolidate their activities. Mr. Agranoff is not a member of the family. Mr. Agranoff has been a general partner of Asco Partners since 1984, having become its general counsel in 1982 and, since 1998, has been a member of Asher B. Edelman & Associates, LLC. Since 1987, Mr. Agranoff has been a general partner of Plaza Securities Company, L.P., a securities company located in New York City. Since 1984, he has been a director of Canal Capital Corporation and, since 1990, has been a director of Bull Run Corporation, a sports and affinity marketing company located in Atlanta, Georgia. He is also counsel to the New York City law firm Pryor, Cashman, Sherman & Flynn. Mr. Agranoff's principal business address is 9901 IH-10 West, Suite 800, San Antonio, Texas 78230.

         Michael B. Andelman, Sr., 57, is the Company's new President and Chief Executive Officer. Mr. Andelman has been responsible for the Acquired Company's operations, business development and technology strategies since September 2001 when he joined AEI. Mr. Andelman was, from April 2000 until September 2001, Chief Information Officer for Ourhouse.com, a consumer e-commerce company located in Evanston, Illinois. He was co-founder and Chief Executive Officer of LIOCS Corporation, an enterprise software company formed in 1972 and located in suburban Chicago. In 1997, LIOCS was acquired by JDA Software Group Inc. (Nasdaq: JDAS), where he served as Vice President-Logistics Systems until 1999. Prior to founding LIOCS, he was, from 1968, employed by IBM. Mr. Andelman attended Cornell University and received his degree studies in Biochemistry at Lake Forest College in 1968. Mr. Andelman's principal business address is 710 North York Road, Hinsdale, Illinois 60521.

         Joshua J. Angel, 66, is a continuing member of the Board and a member of the Audit Committee. Mr. Angel is Founder and Senior Managing Shareholder of Angel & Frankel, P.C., a New York law firm. He holds a law degree from Columbia University School of Law (1959) and a BS degree from New York University, NY
(1956). He was a director of Allegheny International (now Sunbeam Oster Corporation) from 1987 until 1990; Lancer Industries, Inc. from 1993 until 1996; Gulf Resources Pacific limited from 1994 until 1996 and Cellular Technical Services Company, Inc. Mr. Angel's principal business address is 460 Park Avenue, New York, New York, 10022.

     Asher B. Edelman, 63, is a continuing member of the Board and will serve as its Vice Chairman, as well as Chairman of the Executive Committee. Mr. Edelman joined the Company's Board of Directors as its Chairman in March 1985. In February 1993 he became the Company's Chief Executive Officer. Mr. Edelman served in both capacities until the closing of the Acquisition. In addition, since 1984, Mr. Edelman has been a general partner of Asco Partners, the general partner of Edelman Securities Company L.P. (formerly Arbitrage Securities Company), a United States registered broker-dealer located in New York City. Since 1991, Mr. Edelman has been the Chairman of the Board of Directors of Canal Capital Corporation, a real estate company located in New York City and, since 2001, has been a member of the Board of Directors of Perini Corp., a construction company located in Framingham, Massachusetts. He is also a general partner and/or manager of various investment partnerships and funds, including Asher B. Edelman & Associates, LLC, a manager for a value oriented investment fund. Mr. Edelman's principal business address is Ch. Pecholettaz 9, 1066 Epalinges, Switzerland.

         Phillip P. Krumb, 60, a continuing member of the Board, is also continuing as Vice President and Chief Financial Officer and as a member of the Executive Committee. Mr. Krumb joined the Company in September 1994 and was Vice President and Chief Financial Officer from September 1994 to June 1997. From June 1997 until March 31, 1999, Mr. Krumb served as Special Assistant to the Chairman. From April 1, 1999 to December 17, 2000, Mr. Krumb was acting Chief Financial Officer. On December 18, 2000, he reassumed his position as Vice President and Chief Financial Officer. Prior to joining the Company, he was employed by IOMEGA Corporation for seven years as Senior Vice President Finance and Chief Financial Officer. Mr. Krumb's principal business address is 9901 IH-10 West, Suite 800, San Antonio, Texas 78230.

         John D. Lane, 56, a new member of the Board, entered the securities industry in 1969 with a bank-trading firm in New Jersey. He formed Lane Capital Markets, llc, an investment banking boutique focused on mergers and acquisitions, deal structuring, managing and co-managing IPO's, follow-ons and private placements, in 2001. Mr. Lane recently became dually registered with V-Finance Investments Inc. where he holds the position of Syndicate Manager. His main duties at V-Finance include working with companies in the money raising process and managing retail and institutional clients' accounts. Prior to forming Lane Capital Markets, he held the position of Managing Director and Senior Vice President of Capital Markets at a New York based online firm. Between 1984 and 2000, Mr. Lane held high-level positions at investment banking firms based in Fairfield County, Connecticut. He has been associated with several major firms: Boettcher & Co., Advest & Co., Dain Bosworth, and Moseley Hallgarten and has served in several capacities: officer, director, owner, trader, retail manager and syndicate manager. Mr. Lane has also served as a director and advisor to several boards of directors. Mr. Lane has been an active member of several Security Industry Association (SIA) committees, including the Small Firms Committee, of which he was Chairman in 1994, and the Membership Committee, of which he was Chairman for several years. He also served three terms on the Syndicate Committee. He is currently serving as District Chairman of the SIA's New England district. He also served as a director of the Regional Investment Bankers Association between 1991-1995. He is also active in the National Association of Securities Dealers. He is currently a NASD mediator and is serving three-year terms on its District Business Conduct Committee based in Boston, MA and its Corporate Finance Committee, as well as serving on its Small Firm Advisory Board and its Nominating Committee which chooses members to serve on all standing NASD committees nationwide. Mr. Lane obtained his undergraduate and graduate degrees from Monmouth University . Mr. Lane's principal business address is 10 Wright Street, Suite 220, Westport, Connecticut 06880.

         Mark A. Margason, 47, a new member of the Board and Chairman of the Audit Committee and its "financial expert," as such term is defined in the Sarbanes-Oxley Act of 2002, has had a twenty-four-year banking and investment career in Chicago and New York. Mr. Margason is a member of AEI's Board of Directors and has held positions as a commercial banker with American National Trust Company of Chicago and Mellon Bank of Pittsburgh, and as an investment banker in the Leveraged Capital Business Group of Citicorp North America. Mr. Margason has been involved as a Director, CFO and Chairman and CEO of venture companies, both private and public, in the energy and Internet sectors. Mr. Margason is a Partner in MPI Investment Management and a Managing Partner of MPI Venture Management, LLC. He received a B.S.B.A. and an M.B.A in Finance from the University of Denver and is actively involved in the Children's Home and Aid Society and Heartland Alliance charities. Mr. Margason's principal business address is 710 North York Road, Hinsdale, Illinois 60521.

         Edward L. McMillan, 56, a new member of the Board, will serve as Chairman of the Board and is a member of the Audit Committee. Mr. McMillan is a member of the AEI Board of Directors and is the retired President, Chief Executive Officer and Director of Purina Mills, Inc., the largest manufacturer and distributor of animal nutrition products in the United States. Mr. McMillan joined Purina Mills in 1969 and held various positions in marketing, product research, business development and diversified business management before being named President and CEO in 1987. Mr. McMillan is a prominent leader in the animal nutrition industry serving as Chairman of the Board of Directors for the American Feed Industry Association and the Prescription Feed Task Force. Mr. McMillan has received distinguished industry honors as the Agri-Marketer of the Year for the National Agri-Marketing Association; the Distinguished Service Award from the American Agricultural Editor's Association; the Distinguished Service Award from the American Feed Association. Mr. McMillan owns and manages McMillan L.L.C., a transaction consulting business and serves on other corporate boards including Premium Food Group Inc.; Balchem Inc.; Durvet, Inc.; and Distribution Dynamics Inc. Mr. McMillan received a Bachelor of Science degree in Agricultural Science from the University of Illinois and is a graduate of the Credit Research Foundation Graduate School of Credit and Financial Management. Mr. McMillan is Chairman of the U of I Research Park LLC and is Chairman Elect of the U of I Alumni Association. Mr. McMillan's principal business address is Mark Twain Plaza One, Suite 325, 101 West Vandalia Street, Edwardsville, Illinois 62025.

         David W. Pequet, 50, a new Member of the Board, is a co-founder of AEI and is a member of its Board of Directors. He earned an engineering degree from Michigan State University 1974 and served as an officer in the U.S. Naval Flight program. Mr. Pequet began his career in the securities industry in 1976 and started the advisory firm, MPI Investment Management, in 1986. MPI manages over $100 million dollars of individually portfolios. During the last twelve years MPI has been nationally ranked several times for its fixed income investment performance. Prior to starting MPI, he was a fixed income broker at several major Wall Street firms including Prudential-Bache and Gruntal Securities. Mr. Pequet has served as a board member for several early stage companies. Mr. Pequet's principal business address is 710 North York Road, Hinsdale, Illinois 60521.

         William K. Richardson, 51, is the Company's new Treasurer. Mr. Richardson joined the Company in 1977. Prior to the Acquisition, Mr. Richardson was the Company's Corporate Controller, a position he held since 1995. From 1992 to 1995, Mr. Richardson was the European Regional Controller based in Paris at the Company's then European Headquarters. From 1977 to 1992, Mr. Richardson held numerous positions of increasing responsibility within the Company's finance organization. Mr. Richardson's principal business address is 9901 IH-10 West, Suite 800, San Antonio, Texas 78230.

         There are no family relationships between any of the executive officers of the Company.

         Employment Agreements.

     Each of Messrs. Andelman, Agranoff and Krumb have entered into employment agreements with the Company having three year terms. Mr. Edelman has entered into a services agreement with the Company, also having a three year term. All of these agreements commenced on February 25, 2003 and provided for customary employee benefits. Mr. Andelman is entitled to a base salary of $240,000 per year and Mr. Krumb is entitled to a base salary, commencing on January 1, 2004, of $60,000 per year. Mr. Krumb and Mr. Agranoff are entitled to reimbursement for certain office and secretarial services. In addition, Mr. Edelman is entitled to compensation in the amount of $100,000 per year.

         Security Ownership of Management.

         The following tables set forth certain information regarding the beneficial ownership of the Common Stock by each director, by each of the executive officers named in the table, and by the directors and executive officers as a group, as of February 25, 2003.

         Information relating to beneficial ownership is based upon ownership information furnished by each person using "beneficial ownership" definitions set forth in Section 13 of the Securities Exchange Act of 1934, as amended. Under those rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose or to direct the disposition of such security.

         A person is also deemed to be a beneficial owner of any security of which he or she has a right to acquire beneficial ownership (such as by exercise of options or conversion of preferred stock) within 60 days after the applicable reporting date (the "Deemed Acquired Shares").

         Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial interest.

         When calculating the percentage of a class of securities owned by a beneficial owner, the number of shares of his or her Deemed Acquired Shares is included in the number of shares owned by him or her and in the number of shares outstanding. A beneficial owner's Deemed Acquired Shares is not included in the outstanding shares for purposes of calculating any other beneficial owner's percentage of ownership.

         Because some of the named individuals own Deemed Acquired Shares by virtue of their ownership of currently exercisable options and/or currently convertible Preferred Stock, four ownership tables are set forth below. Each table is as of February 25, 2003. The first table describes ownership of currently issued and outstanding shares of Common Stock only (19,577,894 shares). The second table describes beneficial ownership including Deemed Acquired Shares subject only to currently exercisable options (600,000 Deemed Acquired Shares) and the third table describes beneficial ownership including Deemed Acquired Shares only subject to currently convertible shares of Preferred Stock (19,575,000 Deemed Acquired Shares). The last table describes ownership of outstanding Common Stock and all Deemed Acquired Shares (20,175,000 Deemed Acquired Shares).

         Except as otherwise indicated in other table footnotes, the indicated directors and executive officers possess sole voting and investment power with respect to all shares of Common Stock and Preferred Stock attributed. The footnotes to the tables follow the last table.

         As of February 25, 2003, 19,577,894 shares of Common Stock were issued and outstanding.

--------------------------------------------------------------------------------
                                       Ownership of Outstanding Common Shares
                                        (Without Any Deemed Acquired Shares)
--------------------------------------------------------------------------------
-------------------------------------------------------------------------- -----
Name                                       # of Shares           % Ownership
-------------------------------------- --------------------- -------------------
-------------------------------------- --------------------- -------------------

-------------------------------------- --------------------- -------------------
-------------------------------------- --------------------- -------------------
Gerald N. Agranoff (1)                             6,618               *
-------------------------------------- --------------------- -------------------
-------------------------------------- --------------------- -------------------
Michael B. Andelman, Sr.                               0            0.00%
-------------------------------------- --------------------- -------------------
-------------------------------------- --------------------- -------------------
Joshua J. Angel                                        0            0.00%
-------------------------------------- --------------------- -------------------
-------------------------------------- --------------------- -------------------
Asher B. Edelman (2)                           1,709,213            8.73%
-------------------------------------- --------------------- -------------------
-------------------------------------- --------------------- -------------------
Phillip P. Krumb                                  54,454               *
-------------------------------------- --------------------- -------------------
-------------------------------------- --------------------- -------------------
John D. Lane                                           0            0.00%
-------------------------------------- --------------------- -------------------
-------------------------------------- --------------------- -------------------
Mark A. Margason (3)                          9,593,168            49.00%
-------------------------------------- --------------------- -------------------
-------------------------------------- --------------------- -------------------
Edward L. McMillan (3)                        9,593,168            49.00%
-------------------------------------- --------------------- -------------------
-------------------------------------- --------------------- -------------------
David W. Pequet (3)                           9,593,168            49.00%
-------------------------------------- --------------------- -------------------
-------------------------------------- --------------------- -------------------
William K. Richardson                               306                *
-------------------------------------- --------------------- -------------------
--------------------------------------------------------------------------------
Directors and Executive Officers as a
  Group (1)(2)(3)                           11,363,759              58.04%
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                       Ownership of Outstanding Common Shares
                                                         And
                                    Common Shares Underlying Exercisable Options
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Name                                         # of Shares       % Ownership
-------------------------------------------------------------- -----------------
-------------------------------------------------------------- -----------------

-------------------------------------------------------------- -----------------
-------------------------------------------------------------- -----------------
Gerald N. Agranoff (1)                           181,618               *
-------------------------------------------------------------- -----------------
-------------------------------------------------------------- -----------------
Michael B. Andelman, Sr.                               0            0.00%
-------------------------------------------------------------- -----------------
-------------------------------------------------------------- -----------------
Joshua J. Angel                                   50,000               *
-------------------------------------------------------------- -----------------
-------------------------------------------------------------- -----------------
Asher B. Edelman (2)                           2,009,213            9.96%
-------------------------------------------------------------- -----------------
-------------------------------------------------------------- -----------------
Phillip P. Krumb                                 129,454               *
-------------------------------------------------------------- -----------------
-------------------------------------------------------------- -----------------
John D. Lane                                           0            0.00%
-------------------------------------------------------------- -----------------
-------------------------------------------------------------- -----------------
Mark A. Margason (3)                           9,593,168           47.54%
-------------------------------------------------------------- -----------------
-------------------------------------------------------------- -----------------
Edward L. McMillan (3)                         9,593,168           47.54%
-------------------------------------------------------------- -----------------
-------------------------------------------------------------- -----------------
David W. Pequet (3)                            9,593,168           47.54%
-------------------------------------------------------------- -----------------
-------------------------------------------------------------- -----------------
William K. Richardson                                306              *
-------------------------------------------------------------- -----------------
-------------------------------------------------------------- -----------------
Directors and Executive Officers as a
 Group (1)(2)(3)                             11,963,759            59.29%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                       Ownership of Outstanding Common Shares
                                                         And
                           Common Shares Underlying Convertible Preferred Shares
                                                      (1:7.25)
--------------------------------------------------------------------------------
-------------------------------------------------------------- -----------------
Name                                         # of Shares           % Ownership
-------------------------------------------------------------- -----------------
-------------------------------------------------------------- -----------------

-------------------------------------------------------------- -----------------
-------------------------------------------------------------- -----------------
Gerald N. Agranoff (1)                               6,618              *
-------------------------------------------------------------- -----------------
-------------------------------------------------------------- -----------------
Michael B. Andelman, Sr.                                 0            0.00%
-------------------------------------------------------------- -----------------
-------------------------------------------------------------- -----------------
Joshua J. Angel                                          0            0.00%
-------------------------------------------------------------- -----------------
-------------------------------------------------------------- -----------------
Asher B. Edelman (2)(4)                         11,692,463           29.86%
-------------------------------------------------------------- -----------------
-------------------------------------------------------------- -----------------
Phillip P. Krumb                                    54,454               *
-------------------------------------------------------------- -----------------
-------------------------------------------------------------- -----------------
John D. Lane                                             0            0.00%
-------------------------------------------------------------- -----------------
-------------------------------------------------------------- -----------------
Mark A. Margason (3)                            19,184,918           49.00%
-------------------------------------------------------------- -----------------
-------------------------------------------------------------- -----------------
Edward L. McMillan (3)                          19,184,918           49.00%
-------------------------------------------------------------- -----------------
-------------------------------------------------------------- -----------------
David W. Pequet (3)                             19,184,918           49.00%
-------------------------------------------------------------- -----------------
-------------------------------------------------------------- -----------------
William K. Richardson                                  306              *
-------------------------------------------------------------- -----------------
-------------------------------------------------------------- -----------------
Directors and Executive Officers as a
   Group (1)(2)(3)(4)                           30,938,759           79.02%
--- -------------------------------- --------------------- ---------------------

--------------------------------------------------------------------------------
                                       Ownership of Outstanding Common Shares
                                                        And
                                             All Deemed Acquired Shares
--------------------------------------------------------------------------------
-------------------------------------------------------------- -----------------
Name                                         # of Shares           % Ownership
-------------------------------------------------------------- -----------------
-------------------------------------------------------------- -----------------
Gerald N. Agranoff (1)                           181,618               *
-------------------------------------------------------------- -----------------
-------------------------------------------------------------- -----------------
Michael B. Andelman, Sr.                               0             0.00%
-------------------------------------------------------------- -----------------
-------------------------------------------------------------- -----------------
Joshua J. Angel                                   50,000               *
-------------------------------------------------------------- -----------------
-------------------------------------------------------------- -----------------
Asher B. Edelman (2)(4)                       11,992,463            30.17%
-------------------------------------------------------------- -----------------
-------------------------------------------------------------- -----------------
Phillip P. Krumb                                 129,454               *
-------------------------------------------------------------- -----------------
-------------------------------------------------------------- -----------------
John D. Lane                                           0             0.00%
-------------------------------------------------------------- -----------------
-------------------------------------------------------------- -----------------
Mark A. Margason (3)                          19,184,918            48.26%
-------------------------------------------------------------- -----------------
-------------------------------------------------------------- -----------------
Edward L. McMillan (3)                        19,184,918            48.26%
-------------------------------------------------------------- -----------------
-------------------------------------------------------------- -----------------
David W. Pequet (3)                           19,184,918            48.26%
-------------------------------------------------------------- -----------------
-------------------------------------------------------------- -----------------
William K. Richardson                                306               *
-------------------------------------------------------------- -----------------
-------------------------------------------------------------- -----------------
Directors and Executive Officers as a
  Group (1)(2)(3)(4)                          31,538,759            79.34%
-------------------------------------------------------------------------------

* Indicates less than 1% ownership as a percent of the outstanding class.

(1) Mr. Agranoff is a general partner of Plaza Securities Company which owns 99,381 shares of Common Stock. He disclaims beneficial ownership of these shares which are excluded in the party's listing in the beneficial ownership table above due to the sole voting and dispositive powers attributed to Mr. Edelman in his Schedule 13D. Mr. Agranoff is also a director of Canal Capital Corporation which owns 82,278 shares. Mr. Agranoff disclaims beneficial ownership of these shares and they are excluded from his beneficial ownership listing due to the sole voting and dispositive powers attributed to Mr. Edelman.

(2) Mr. Edelman's listed beneficial ownership of 1,709,213 shares of Common Stock is explained in detail in this paragraph, and is based upon his beneficial ownership reported on Schedule 13D. Mr. Edelman owns 696,000 Common shares directly. Mr. Edelman reports beneficial ownership jointly, as a group, with the following named persons or entities. Those whose shares have been included within Mr. Edelman's listed total are reported as beneficially owned pursuant to Rule 13d-3 by Mr. Edelman. As the controlling general partner of each of Plaza Securities Company, A.B. Edelman Limited Partnership and Citas Partners (which is the sole general partner of Felicitas Partners, L.P.), Mr. Edelman may be deemed to own beneficially the 99,381, 211,527 and 1,416 shares held, respectively, by each of such entities for purposes of Rule 13d-3 under the Exchange Act, and these shares are included in the listed ownership. Also included are the 82,278 shares owned by Canal Capital Corporation ("Canal"), in which company Mr. Edelman and various persons and entities with which he is affiliated own interests. By virtue of investment management agreements between
A. B. Edelman Management Company Inc. and Canal, A. B. Edelman Management Company Inc. has the authority to purchase, sell and trade in securities on behalf of Canal. A. B. Edelman Management Company Inc. therefore may be deemed to be the beneficial owner of the 82,278 shares owned by Canal. Mr. Edelman is the sole stockholder of A. B. Edelman Management Company Inc. and these shares are included. A. B. Edelman Management Company, Inc. is also the sole general partner of Edelman Value Partners, L.P., which currently owns 129,852 shares of Common Stock which are included. Also included are the 205,629 shares owned by Mr. Edelman's spouse Michelle Vrebalovich, 1,125 shares held by Mr. Edelman in a Keough account, 4,728 shares beneficially owned by Mr. Edelman's children in accounts for which he is the custodian, and 211,197 shares owned by Edelman Value Fund, Ltd., for which Mr. Edelman serves as the sole investment manager. Also included are the 46,825 shares owned by Edelman Family Partners, L.P. for which Mr. Edelman serves as a general partner and the 19,255 shares beneficially owned by Mr. Edelman's son in accounts for which Irving Garfinkel is the custodian. As a Trustee of the Canal Capital Corporation Retirement Plan ("Canal Plan") which owns 27,287 shares and the Dynacore Plan described above which owns 71,253 shares, Mr. Edelman may be deemed to own beneficially, and share voting and investment power over the shares owned by each such Plan, which are excluded. Also excluded from the listed ownership are 13,172 shares beneficially owned by Mr. Edelman's daughters in accounts for which their mother, Penelope C. Edelman, is the custodian, and the 411 shares owned directly by Penelope C. Edelman. Mr. Edelman disclaims beneficial ownership of these excluded shares. Although disclaimed and excluded for purposes of Rule 13d-3, certain of the disclaimed and excluded shares are nevertheless reported by Mr. Edelman as beneficially owned on his Form 4's pursuant to the rules promulgated under
Section 16 of the Exchange Act.

(3) 9,593,168 shares of Common Stock and 1,323,000 shares of Series B Preferred Stock are owned by AEI and are included in this tabulation because the named party is director of AEI and, in that capacity, shares investment control with respect to these shares. However, the named party disclaims beneficial ownership of these shares except to the extent of his ownership of debt and equity securities of AEI.

(4) Asher B. Edelman, in his capacity as Escrow Agent (in such capacity, the "Escrow Agent") for the Benefit of the Holders of Record of Dynacore Holdings Corporation on February 24, 2003, owns no shares of Common Stock; however, each share of the 250,000 shares of Series A Convertible Preferred Stock and share of the 1,127,000 shares of Series B Convertible Preferred Stock held in escrow (collectively, the "Preferred Stock") is convertible at any time into 7.25 shares of Common Stock and is entitled to one vote per share of Preferred Stock on any matter presented to the holders of the Common Stock. Although the Escrow Agent does not have any pecuniary interest in the shares of Preferred Stock held in escrow (the "Escrowed Stock") and is not authorized to sell, convert or otherwise dispose of any shares of Escrowed Stock, the Escrow Agent does have the power to vote the Escrowed Shares. For so long as the shares of Escrowed Stock are held in escrow, the other persons named in the tables above will not separately report beneficial ownership of their respective portions of the Escrowed Stock or the shares of Common Stock into which they are convertible

         Stock Symbols and CUSIP Numbers.

         As a result of the change of the Company's name from Dynacore Holdings Corporation to The CattleSale Company, the Company has applied for a new CUSIP number for its Common Stock. Upon its issuance, NASDAQ will assign the Company a new trading symbol. As with all companies listed on the NASDAQ Over the Counter or Over the Counter Bulletin Board markets, the assignment will be made by NASDAQ arbitrarily. The Company will disseminate this information promptly.

         The CUSIP numbers and trading symbols for the Preferred Stock will not be issued until the shares have been registered for sale under the Securities Act of 1933, as amended.

         Forward-Looking Statements

         Except for the historical information contained in this report, the matters discussed above or elsewhere in this report may contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements. The Company makes such forward-looking statements under the provisions of the "safe harbor" section of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect the Company's views and assumptions, based on information currently available to management. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Such statements are subject to certain risks, uncertainties and assumptions, including risks relating to the operation of a new business. Should any risks or uncertainties materialize or develop in a manner adverse to the Company actual events may vary materially from those anticipated, estimated or expected.

Item 7.      Financial Statements, Pro Forma Financial Information And Exhibits.

         (a) Financial Statements of Business Acquired.

                  The required Financial Statements of the Acquired Company will be filed pursuant to an amendment to this Current Report on Form 8-K, or as an Exhibit to the Company's Annual Report on Form 10-K, no later than sixty (60) days after the date of this Current Report on Form 8-K.

         (b) Pro Forma Financial Information.

                  The required Pro Forma Financial Information of the Acquired Company will be filed pursuant to an amendment to this Current Report on Form 8-K, or as an Exhibit to the Company's Annual Report on Form 10-K, no later than sixty (60) days after the date of this Current Report on Form 8-K.

         (c)      Exhibits

     Exhibit Number                Description

          3(c)            Certificate of Designations, Rights and Preferences.

          3(d)            Second Restated Certificate of Incorporation.

         10(tt) Operating Agreement of CS Livestock Commissions Co., LLC (the "Livestock Operating Agreement").

         10(uu)           Amendment to the Livestock Operating Agreement.

         10(vv) Operating Agreement of CS Auction Production Co. LLC (the "Auction Operating Agreement").

         10(ww)           Amendment to the Auction Operating Agreement.

         10(xx) Purchase Agreement, dated as of February 25, 2003, by and between the Company and AEI Environmental, Inc.

         10(yy) Escrow Agreement dated as of February 25, 2003, by and between the Company and Asher B. Edelman, as Escrow Agent for the Benefit of the Holders of Record of the Company's Common Stock on February 24, 2003.

         10(zz) Employment Agreement dated as of February 25, 2003, by and between the Company and Michael B. Andelman

        10(aaa) Employment Agreement dated as of February 25, 2003, by and between the Company and Gerald N. Agranoff

        10(bbb) Services Agreement dated as of February 25, 2003, by and between the Company and Asher B. Edelman.

        10(ccc) Employment Agreement dated as of February 25, 2003, by and between the Company and Phillip P. Krumb.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                              Dynacore Holdings Corporation
                                              (Registrant)
Date:  March 5, 2003

                                              By:  /s/ Phillip P. Krumb
                                                  -----------------------------
                                                   Phillip P. Krumb
                                                   Chief Financial Officer

                                  Exhibit Index

------------------------- ------------------------------------------------------------------------------ -------------
Exhibit Number                                             Description                                       Page
------------------------- ------------------------------------------------------------------------------ -------------
------------------------- ------------------------------------------------------------------------------ -------------
------------------------- ------------------------------------------------------------------------------ -------------
          3(c)            Certificate of Designations, Rights and Preferences.                                18
------------------------- ------------------------------------------------------------------------------ -------------
------------------------- ------------------------------------------------------------------------------ -------------

------------------------- ------------------------------------------------------------------------------ -------------
------------------------- ------------------------------------------------------------------------------ -------------
          3(d)            Second Restated Certificate of Incorporation.                                       30
------------------------- ------------------------------------------------------------------------------ -------------
------------------------- ------------------------------------------------------------------------------ -------------

------------------------- ------------------------------------------------------------------------------ -------------
------------------------- ------------------------------------------------------------------------------ -------------
         10(tt)           Operating  Agreement of CS  Livestock  Commissions  Co., LLC (the  "Livestock
                          Operating Agreement").                                                              50
------------------------- ------------------------------------------------------------------------------ -------------
------------------------- ------------------------------------------------------------------------------ -------------

------------------------- ------------------------------------------------------------------------------ -------------
------------------------- ------------------------------------------------------------------------------ -------------
         10(uu)           Amendment to the Livestock Operating Agreement.                                     61
------------------------- ------------------------------------------------------------------------------ -------------
------------------------- ------------------------------------------------------------------------------ -------------

------------------------- ------------------------------------------------------------------------------ -------------
------------------------- ------------------------------------------------------------------------------ -------------
         10(vv)           Operating  Agreement of CS Auction Production Co. LLC (the "Auction Operating
                          Agreement").                                                                        65
------------------------- ------------------------------------------------------------------------------ -------------
------------------------- ------------------------------------------------------------------------------ -------------

------------------------- ------------------------------------------------------------------------------ -------------
------------------------- ------------------------------------------------------------------------------ -------------
         10(ww)           Amendment to the Auction Operating Agreement.                                       76
------------------------- ------------------------------------------------------------------------------ -------------
------------------------- ------------------------------------------------------------------------------ -------------

------------------------- ------------------------------------------------------------------------------ -------------
------------------------- ------------------------------------------------------------------------------ -------------
         10(xx)           Purchase  Agreement,  dated as of  February  25,  2003,  by and  between  the
                          Company and AEI Environmental, Inc.                                                 80
------------------------- ------------------------------------------------------------------------------ -------------
------------------------- ------------------------------------------------------------------------------ -------------

------------------------- ------------------------------------------------------------------------------ -------------
------------------------- ------------------------------------------------------------------------------ -------------
         10(yy)           Escrow  Agreement  dated as of February 25, 2003,  by and between the Company and Asher B.  Edelman,  as Escrow  Agent for the  Benefit  of the  Holders of
                          Record of the Company's Common Stock on February 24, 2003.                         114
------------------------- ------------------------------------------------------------------------------ -------------
------------------------- ------------------------------------------------------------------------------ -------------

------------------------- ------------------------------------------------------------------------------ -------------
------------------------- ------------------------------------------------------------------------------ -------------
         10(zz)           Employment  Agreement  dated as of  February  25,  2003,  by and  between the
                          Company and Michael B. Andelman                                                    120
------------------------- ------------------------------------------------------------------------------ -------------
------------------------- ------------------------------------------------------------------------------ -------------

------------------------- ------------------------------------------------------------------------------ -------------
------------------------- ------------------------------------------------------------------------------ -------------
        10(aaa)           Employment  Agreement  dated as of  February  25,  2003,  by and  between the
                          Company and Gerald N. Agranoff                                                     134
------------------------- ------------------------------------------------------------------------------ -------------
------------------------- ------------------------------------------------------------------------------ -------------

------------------------- ------------------------------------------------------------------------------ -------------
        10(bbb)           Services  Agreement dated as of February 25, 2003, by and between the Company
                          and Asher B. Edelman.                                                              142
------------------------- ------------------------------------------------------------------------------ -------------
------------------------- ------------------------------------------------------------------------------ -------------

------------------------- ------------------------------------------------------------------------------ -------------
------------------------- ------------------------------------------------------------------------------ -------------
        10(ccc)           Employment  Agreement  dated as of  February  25,  2003,  by and  between the
                          Company and Phillip P. Krumb.                                                      154
------------------------- ------------------------------------------------------------------------------ -------------

                                  Exhibit 3(c)

               Certificate of Designations, Rights and Preferences

               CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
                                       OF
                            SERIES A PREFERRED STOCK
                                       AND
                            SERIES B PREFERRED STOCK
                                       OF
                          DYNACORE HOLDINGS CORPORATION


                  Dynacore Holdings Corporation, a corporation organized, under its original name Datapoint Corporation, and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY THAT:

                  Pursuant to authority conferred upon the Board of Directors of the Corporation by the Restated Certificate of Incorporation of the Corporation (the "Restated Certificate"), and pursuant to the provisions of ss.151 of Title 8 of the Delaware Code of 1953, as amended, the Board of Directors, at a telephonic meeting held on February 19, 2003, adopted the following resolution providing for the designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions of the Preferred Stock:

                  WHEREAS, the Restated Certificate of the Corporation provides for two classes of shares known as Common Stock and Preferred Stock; and

                  WHEREAS, the Board of Directors of the Corporation is authorized by the Restated Certificate to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series and to fix the designations, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof.

                  NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors deems it advisable to, and hereby does, designate a Series A Preferred Stock and a Series B Preferred Stock as follows:

1. Designation.

                  The shares of such series of Series A Preferred Stock shall be designated "Series A Convertible Preferred Stock" (referred to herein as the "Series A Preferred Stock"). The shares of such series of Series B Preferred Stock shall be designated "Series B Convertible Preferred Stock" (referred to herein as the "Series B Preferred Stock").

2. Authorized Number.

                  The number of shares constituting the Series A Preferred Stock shall be 500,000. The number of shares constituting the Series B Preferred Stock shall be 4,000,000.

3. Dividends.

                           A. Holders of the shares of Series A Preferred Stock
and holders of the Series B Preferred Stock are entitled to receive, when and as declared by the Board of Directors of the Corporation out of funds of the Corporation legally available for payment, an annual cash dividend of $.25 per share, in semi-annual installments on January 15 and July 15, unless any such date is a non-business day, in which event the dividend will be payable on the next business day. Dividends on the Series A Preferred Stock and on the Series B Preferred Stock will be cumulative from the date of original issue and shall be payable to the holder of record on the record date fixed for such payment. Accumulated but undeclared dividends will not bear interest.

                           B. The Series A Preferred Stock and the Series B
Preferred Stock shall rank on a parity as to dividends. When dividends are not paid in full upon the Series A Preferred Stock and the Series B Preferred Stock and upon any other stock ranking on a parity with them as to dividends (such other stock being the "Parity Stock"), all dividends declared upon shares of (i) Series A Preferred Stock, and (ii) Series B Preferred Stock and (iii) Parity Stock shall be declared pro rata. Except as provided in the preceding sentence, unless full cumulative dividends on the Series A Preferred Stock and the Series B Preferred Stock and the Parity Stock have been paid or declared and funds therefor set apart for such payment, no dividends shall be declared or paid or other distribution made upon the shares of the Corporation's common stock, $.01 par value (the "Common Stock") or any other stock of the Corporation ranking junior as to dividends with the Series A Preferred Stock, the Series B Preferred Stock and the Parity Stock.

                           C. Dividends on the Series A Preferred Stock may be
paid in whole or in part in cash and/or in shares of Common Stock and/or shares of Series A Preferred Stock. Dividends on the Series B Preferred Stock may be paid in whole or in part in cash and/or in shares of Common Stock and/or shares of Series B Preferred Stock. The basis for determining the value of Common Stock for purposes of making dividend payments shall be (x) if there is a market for the Common Stock, the highest bid and lowest asked prices of a share of Common Stock averaged over the thirty (30) days of trading prior to the date the dividend was declared, or (y) if there is not a market for the Common Stock, $1.38 per share. The basis for calculation of any such dividend payment whether payable in shares of Series A Preferred Stock or shares of Series B Preferred Stock (as applicable, the "Subject Stock") shall be (x) if there is a market for the Subject Stock, the greater of (i) the highest bid and lowest asked prices of a share of the Subject Stock averaged over the thirty (30) days of trading prior to the date the dividend was declared, or (ii) $10.00 per share, or (y) if there is not a market for the Subject Stock, $10.00 per share. Any dividends paid by the Corporation's delivery of Common Stock and/or Series A Preferred Stock and/or Series B Preferred Stock shall be deemed to be paid in full for all purposes.

                           D. Upon the declaration of a dividend on the Series A
Preferred Stock which, as provided in this
Section 3, and upon the declaration of a dividend on the Series B Preferred Stock which, as provided in this Section 3, is to be paid in whole or in part of shares of Common Stock and/or (i) shares of Series A Preferred Stock and/or (ii) shares of Series B Preferred Stock, the Corporation will reserve and keep available out of its authorized but unissued shares of Common Stock and/or Series A Preferred Stock and/or Series B Preferred Stock, as the case may be, or its treasury shares thereof, solely for the purpose of issue as a dividend on the Series A Preferred Stock and/or the Series B Preferred Stock as provided in this Section 3, such number of shares of Common Stock and/or of shares of Series A Preferred Stock as shall then be issuable as a dividend on all the then outstanding shares of Series A Preferred Stock and/or shares of Series B Preferred Stock, as applicable. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock and/or shares of Series A Preferred Stock and/or shares of Series B Preferred Stock may be so issued without violation of any applicable law or regulation or any requirements of any domestic stock exchange upon which shares of Common Stock or shares of Series A Preferred Stock or shares of Series B Preferred Stock, as the case may be, may be listed.

                           E. Neither the holders of shares of Series A
Preferred Stock nor the holders of the Series B
Preferred Stock shall be entitled to participate in the profits of the Corporation beyond the fixed, preferential annual dividend set forth in this
Section 3.

                  4. Sinking Fund.

                  Neither the holders of the Series A Preferred Stock nor the holders of the Series B Preferred Stock shall be entitled to the benefit of any sinking fund.

                  5. Voting.

         The holder of each share of the Series A Preferred Stock, and the holder of each share of Series B Preferred Stock, shall have the right to one vote for each such share and, with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of the Corporation. Except as provided by law, or by provisions establishing these or any other series of Preferred Stock, the holders of the Series A Preferred Stock and the holders of the Series B Preferred Stock shall vote together with the holders of Common Stock as a single class, with respect to any question upon which holders of Common Stock have the right to vote.

                  6. Redemptions.

                           A. The Corporation, by resolution of the Board of
Directors, shall redeem all or any part of the shares of Series A Preferred Stock and/or all or any part of the Series B Preferred Stock in accordance with this Section 6 upon the occurrence of (i) a merger or consolidation effecting the sale in one or a series of related transactions of all or substantially all of the assets of the Corporation or a sale of more than fifty percent (50%) of the then outstanding voting securities of the Corporation, or (ii) at such time, if ever, as the Corporation shall effect the registration of shares of the Common Stock of the Corporation under the Securities Act of 1933, as amended, and realize net proceeds therefrom in excess of $10,000,000 (a "Qualified Public Offering"). Any date on which the Corporation elects to redeem shares as provided in this Section 6 shall be referred to as a "Redemption Date."

                           B. The Corporation shall not redeem any shares of
Series B Preferred Stock or any other stock of the Corporation ranking junior to or on a parity with the Series A Preferred Stock as to dividends prior to redeeming all of the outstanding shares of Series A Preferred Stock.

                           C. The Corporation shall not redeem any other stock
of the Corporation ranking junior to or on a parity with the Series B Preferred Stock as to dividends prior to redeeming all of the outstanding shares of Series B Preferred Stock.

                           D. The Series A Preferred Stock and/or the Series B
Preferred Stock to be redeemed on a Redemption
Date shall be redeemed by paying in cash $10.00 per share plus an amount equal to all accrued and unpaid dividends thereon (the "Redemption Price"); provided, however, that not more than forty percent (40%) of the net offering proceeds of a Qualified Public Offering shall be applied in the aggregate to the redemption of the Series A Preferred Stock and Series B Preferred Stock, in which event the shares not redeemed at the Redemption Price shall remain outstanding.

                           E. No less than thirty (30) nor more than ninety (90)
days before any Redemption Date,  written notice
(the "Redemption Notice") shall be given by mail, postage prepaid, to the holders of record of the Series A Preferred Stock, and/or the holders of record of the Series B Preferred Stock, to be redeemed, the Redemption Notice to be addressed to each stockholder at his address as shown by the records of the Corporation, specifying the number of shares to be redeemed, the Redemption Price and the place and date of such redemption. Failure to give such notice, or any defect in a notice or in the mailing thereof, shall not affect the validity of the redemption. If on or before such Redemption Date the funds necessary for redemption shall have been set aside so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares of Series A Preferred Stock or Series B Preferred Stock to be redeemed shall not have been surrendered for cancellation, after the close of business on such Redemption Date, the shares so called for redemption shall no longer be deemed outstanding, the dividends thereon shall cease to accrue, and all rights with respect to such shares shall forthwith after the close of business on the Redemption Date cease, except the right of the holders thereof to receive upon presentation of the certificate representing shares so called for redemption, the Redemption Price therefor, without interest thereon.

                           F. The Corporation, by resolution of the Board of
Directors, shall determine whether the shares of the Series A Preferred Stock and/or the shares of Series B Preferred Stock redeemed pursuant to this Section 6 or otherwise acquired by the Corporation in any manner whatsoever shall be canceled or retained by the Corporation as treasury shares.

                           G. In case of the redemption of only a part of the
outstanding shares of Series A Preferred Stock or Series B Preferred Stock or other shares of any other series of redeemable preferred stock to be redeemed on a Redemption Date, all shares of Series A Preferred Stock or Series B Preferred Stock or other shares of any other series of redeemable preferred stock to be redeemed shall be selected by lot or pro rata, in whatever reasonable manner the Board of Directors of the Corporation determines, and there shall be so redeemed from each registered holder in whole shares, that proportion of all of the shares to be redeemed which the number of shares held by record by such holder bears to the total number of shares of Series A Preferred Stock or, if applicable, to the total number of Series B Preferred Stock, or, if applicable, other shares of any other series of redeemable preferred stock to be redeemed, at the time outstanding.

                           H. If the funds of the Corporation legally available
for redemption are insufficient to redeem the total number of shares of Series A Preferred Stock or the total number of shares of Series B Preferred Stock and other shares of any other series of redeemable preferred stock to be redeemed on any Redemption Date, the funds that are legally available shall be used to redeem shares of Series A Preferred Stock or shares of Series B Preferred Stock, as the case may be, date pro rata among the holders of such shares in proportion to the number of shares then held by such holders prior to redeeming any shares of any other series to be redeemed on such date.

                  7. Conversion.

                           A. Subject to and upon compliance with the provisions
of this Section 7, each record holder of Series
A Preferred Stock and each record holder of Series B Preferred Stock may, in writing, request the Corporation to convert all or any number of the shares of Series A Preferred Stock or Series B Preferred Stock owned by such holder into fully paid and nonassessable shares of Common Stock at the conversion rate of
7.25 shares of Common Stock per share of Series A Preferred Stock or share of Series B Preferred Stock, as the case may be. Notwithstanding the foregoing, no fewer than one thousand (1,000) shares of Series A Preferred Stock or Series B Preferred Stock may be converted by a holder at any time.

                           B. At the time of conversion in accordance with this
Section 7, the Corporation shall pay to the holder of record of any share or shares of Series A Preferred Stock or Series B Preferred Stock surrendered for conversion any accrued and unpaid dividends on such stock.

                           C. Each conversion of shares of Series A Preferred
Stock or Series B Preferred Stock into shares of
Common Stock shall be effected by the surrender of the certificate or certificates representing the shares of Series A Preferred Stock or Series B Preferred Stock to be converted at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of the Series A Preferred Stock or Series B Preferred Stock, as the case may be) at any time during its usual business hours, together with written notice by the holder of such Series A Preferred Stock or Series B Preferred Stock stating that, such holder desires to convert the shares, or a stated number of shares, of Series A Preferred Stock or Series B Preferred Stock, as the case may be, represented by such certificate or certificates into the Common Stock, which notice shall also state the name or names (with addresses) and denominations in which the certificate or certificates for the Common Stock shall be issued and shall include instructions for delivery thereof. Promptly after such surrender and the receipt of such written notice, the Corporation shall issue and deliver in accordance with such instructions a certificate or certificates for the Common Stock issuable upon such conversion. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates shall have been surrendered and such notice shall have been received, and at such time the rights of the holder of such Series A Preferred Stock (or specified portion thereof) or Series B Preferred Stock (or specified portion thereof) as such holder shall cease and the person or persons in whose name or names the certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

                           D. The Corporation, by resolution of the Board of
Directors, shall determine whether shares of Series
A Preferred Stock or Series B Preferred Stock which are converted into shares of Common Stock as provided herein shall be reissued.

                           E. The Corporation will at all times reserve and keep
available out of its authorized but unissued shares of Common Stock or its treasury shares, solely for the purpose of issue upon the conversion of the Series A Preferred Stock and of the Series B Preferred Stock as provided in this Section 7, such number of shares of Common Stock as shall then be issuable upon the conversion of all the then outstanding shares of Series A Preferred Stock and Series B Preferred Stock. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation or any requirements of any domestic stock exchange upon which shares of Common Stock may be listed.

                           F. The Corporation shall not be required to issue any
fractional shares of Common Stock upon the conversion of Series A Preferred Stock or Series B Preferred Stock. If any interest in a fractional share of Common Stock would otherwise be deliverable upon the conversion of Series A Preferred Stock or Series B Preferred Stock, the Corporation shall make adjustment for that fractional share interest by payment of an amount in cash equal to the same fraction of $10.00.

                           G. If the Corporation subdivides or combines in a
larger or smaller number of shares its outstanding shares of Common Stock, then the number of shares of Common Stock issuable upon the conversion of Series A Preferred Stock and Series B Preferred Stock shall be proportionally increased in the case of a subdivision and decreased in the case of a combination, effective in either case at the close of business on the date that the subdivision or combination becomes effective.

                           H. If the Corporation is recapitalized or is
consolidated with any other corporation (other than a merger or sale of assets transaction provided for elsewhere herein), provision shall be made as part of the terms of the recapitalization or consolidation so that the holders of Series A Preferred Stock and the holders of Series B Preferred Stock may receive, in lieu of the Common Stock otherwise issuable to them upon conversion of Series A Preferred Stock or Series B Preferred Stock, as the case may be, at the same conversion ratio, the same kind and amount or securities or assets as may be distributable upon the recapitalization or consolidation with respect to the Common Stock.

                           I. If the Corporation at anytime pays to the holders
of its Common Stock a dividend in Common Stock, the number of shares of Common Stock issuable upon the conversion of Series A Preferred Stock and Series B Preferred Stock shall be proportionally increased, effective at the close of business on the record date for determination of the holders of the Common Stock entitled to the dividends.

                         8. Liquidation Rights.

                                    A. In the event of the dissolution,
voluntary or involuntary liquidation or winding-up of the Corporation (any such event hereinafter being a "Liquidation"), each holder of shares of the Series A Preferred Stock and each holder of Series B Preferred Stock shall be entitled to receive in cash out of the assets of the Corporation, whether from capital or earnings, available for distribution to the stockholders of the Corporation, before any amount is paid to the holders of the Common Stock, the sum of Ten Dollars ($10.00) per share for each share of Series A Preferred Stock or Series B Preferred Stock held by the holder plus an amount equal to the sum of the accumulated and unpaid dividends to the date fixed for the payment of the distribution on the shares of Series A Preferred Stock or Series B Preferred Stock held by the holder (the "Liquidation Preference"), prior to and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock by reason of their ownership thereof. Unless the full Liquidation Preference payable on the Series A Preferred Stock has been paid, no Liquidation Preference shall be paid upon the shares of the Series B Preferred Stock or any other stock of the Corporation ranking junior to or on a parity with the Series A Preferred Stock as to payments upon Liquidation. To the extent that accrued but unpaid dividends, if any, consist of shares of Series A Preferred Stock or Series B Preferred Stock, such shares shall be deemed issued to the holder of the shares upon which such dividends accrued and the sum of $10.00 per share shall be distributed on such shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be.

                                    B. When the Liquidation Preference is not
paid in full upon the Series A Preferred Stock and upon any other stock ranking on a parity as to payments upon Liquidation with the Series A Preferred Stock, the Liquidation Preference payable upon shares of Series A Preferred Stock, and any other stock ranking on a parity with it as to payments upon Liquidation, shall be paid pro rata.

                                    C. When the Liquidation Preference is not
paid in full upon the Series B Preferred Stock and upon any other stock ranking on a parity as to payments upon Liquidation with the Series B Preferred Stock, the Liquidation Preference payable upon shares of Series B Preferred Stock and any other stock ranking on a parity with it as to payments upon Liquidation, shall be declared pro rata. Except as provided in the preceding sentence, unless the full amount of the Liquidation Preference payable on the Series B Preferred Stock has been paid, no payments upon Liquidation shall be paid or other distribution made upon the shares of the Common Stock or any other stock of the Corporation ranking junior to or on a parity with the Series B Preferred Stock as to payments upon Liquidation.

                                    D. The purchase or redemption by the
Corporation of any class of its stock in any manner permitted by law, the consolidation or merger of the Corporation with or into one or more other corporations, or the sale or transfer by the Corporation of all or substantially all of its assets shall not, for the purposes of determining preferences on liquidation, be deemed to be a liquidation, dissolution or winding up of the Corporation or a reduction of its capital. No holder of Series A Preferred Stock or Series B Preferred Stock shall be entitled to receive any amounts in connection with any liquidation, dissolution or winding up of the Corporation other than the amounts provided for in this
Section 8.

                  9. Protective Provisions.

                           A. Except as provided in this Section 9, so long as
shares of the Series A Preferred Stock are outstanding, the Corporation shall not change the rights, preferences or privileges of Series A Preferred Stock in any material aspects prejudicial to the holders of Series A Preferred Stock. Except as provided in this Section 9, the Corporation shall not change the rights, preferences or privileges of Series B Preferred Stock in any material aspects prejudicial to the holders of Series B Preferred Stock.

                           B. Changes that shall require consent of
the holders of at least fifty percent (50%) of the outstanding shares of Series A Preferred Stock or of the Series B Preferred Stock include (in each case, as applicable to the Series A Preferred Stock or the Series B Preferred Stock):

                                    (i) an increase in the number of authorized
shares of Series A Preferred Stock or Series B
Preferred Stock (other than an increase solely in the number of shares of Series A Preferred Stock or Series B Preferred Stock necessary to pay a dividend declared thereon), an authorization or increase in the number of authorized shares of any class of stock ranking prior to, or on a parity with, Series A Preferred Stock or Series B Preferred Stock as to dividends or asset distributions, an authorization or increase in the number of authorized shares of any class of stock or other security convertible into, or evidencing the right to purchase, any class of stock ranking prior to, or on a parity with, Series A Preferred Stock or Series B Preferred Stock as to dividends or asset distributions;

                                    (ii) an amendment, alteration or repeal of
any provision of the articles of incorporation of the Corporation or of any of the rights, preferences or privileges of the outstanding Series A Preferred Stock or Series B Preferred Stock fixed or determined by the Board of Directors of the Corporation that adversely affects the rights, preferences or privileges of Series A Preferred Stock or its holders or Series B Preferred Stock or its holders; or

                                    (iii) the merger or consolidation with or
into one or more other corporations, (x) unless the corporation surviving or resulting from the merger or consolidation has after the merger or consolidation no class of stock ranking prior to, or on a parity with, Series A Preferred Stock or Series B Preferred Stock as to dividends or asset distributions, except the number of preferred shares with the same rights, preferences and privileges as the Series A Preferred Stock or Series B Preferred Stock authorized and outstanding immediately prior to the merger or consolidation, or (y) unless each holder of Series A Preferred Stock or Series B Preferred Stock at the time of the merger shall receive, in the case of a consolidation or a merger of the Corporation into another corporation, the same number of preferred shares with the same rights, preferences and privileges; or

                                    (iv) the amendment or repeal of these
paragraphs.

                           C. Changes that shall not require consent include (in
each case, as applicable to the Series A Preferred Stock or the Series B Preferred Stock):

                                    (i) an increase in the number of authorized
shares of Common Stock of the Corporation;

                                    (ii) a decrease in the number of authorized
shares of Series A Preferred Stock or of Series B
Preferred Stock;

                                    (iii) an authorization or increase in the
number of authorized shares of any class of stock ranking junior to Series A Preferred Stock or Series B Preferred Stock as to dividends and asset distributions; or

                                    (iv) an issuance of authorized but unissued
shares of Series A Preferred Stock or shares of Series B Preferred Stock.

                  10. Exclusion of Other Rights.

                  Except as may otherwise be required by law, neither shares of the Series A Preferred Stock nor Series B Preferred Stock shall have any preferences or relative, participating, optional or other special rights, other than those specifically set forth herein (as may be amended from time to time) and in the Corporation's Restated Certificate of Incorporation. Neither the shares of the Series A Preferred Stock nor Series B Preferred Stock shall have preemptive or subscription rights.

                  11. Headings of Subdivisions.

                  The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

                  12. Severability of Provisions.

                  If any right, preference or limitation of the Series A Preferred Stock or of the Series B Preferred Stock set forth herein (as may be amended) from time to time is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, such right, preference or limitation (including, without limitation, the dividend rate) shall be enforced to the maximum extent permitted by law and all other rights, preferences and limitations set forth herein (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed.

                  The recitals and resolutions contained herein have not been modified, altered or amended and are presently in full force and effect.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this 25th day of February, 2003.

                                                DYNACORE HOLDINGS CORPORATION

                                                /s/ Gerald N. Agranoff
                                                --------------------------------
                                                     Gerald N. Agranoff
                                                     Acting President

Attest:

/s/ Phillip P. Krumb
Phillip P. Krumb, Vice President

                                  Exhibit 3(d)

                  Second Restated Certificate of Incorporation

                                 SECOND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          DYNACORE HOLDINGS CORPORATION

                      PURSUANT TO SECTIONS 242, 245 AND 303
                    OF THE Delaware GENERAL CORPORATIONS LAW


         Dynacore Holdings Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

         l. The name of the corporation is Dynacore Holdings Corporation. The date of the filing of its original certificate of incorporation with the Secretary of State of the State of Delaware was September 20, 1976. The name under which the Corporation filed its original certificate of incorporation was Datapoint Corporation.

         2. The Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 18, 2000 after it was duly adopted pursuant to the Confirmation Order of the United States Bankruptcy Court for the District of Delaware, dated December 5, 2000 (Case No. 00-1853
(PJW)) without any further action by the Board of Directors or stockholders for the Corporation.

         3. A Certificate of Designations, Preferences and Rights (the "Certificate of Designations") pertaining to the Corporation's Series A Convertible Preferred Stock and Series B Convertible Preferred Stock was filed with the Secretary of State of the State of Delaware on February 20, 2003 after it was duly adopted by unanimous consent of the members of the Board of Directors at a telephonic meeting held on February 19, 2003.

         4. This Second Restated Certificate of Incorporation (the "Certificate") restates and further amends the provisions of the Restated Certificate of Incorporation by, inter alia, (i) changing the name of the Corporation, (ii) increasing the number of shares of Common Stock authorized for issuance, (iii) incorporating the rights and preferences of the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock set forth in the Certificate of Designations, (iv) increasing the minimum size of the Board of Directors of the Corporation from seven (7) members to eight (8), and (v) revising certain provisions relating the powers of the Board of Directors and the stockholders of the Corporation.

         5. This Certificate was duly adopted by unanimous consent of the members of the Board of Directors at the telephonic meeting held on February 19, 2003 and, on February 25, 2003, by joint written consent of the holders of (i) a majority of the outstanding shares of Common Stock, and (ii) all of the outstanding shares of Series A Convertible Preferred Stock, and (iii) all of the outstanding shares of the Series B Convertible Preferred Stock of the Corporation.

         6. The text of the Restated Certificate of Incorporation of the Corporation is hereby restated in its entirety to provide as herein set forth in full.

         FIRST: The name of the corporation is The CattleSale Company (hereinafter referred to as the "Corporation").

         SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at that address is The Corporation Trust Company.

         THIRD: The purposes of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law ("DGCL").

         FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is fifty five million (55,000,000) shares, consisting of fifty million (50,000,000) shares of Common Stock, par value one cent ($.01) per share (the "Common Stock") and five million (5,000, 000) shares of Preferred Stock, par value one cent ($.001) per share (the "Preferred Stock"), of which five hundred thousand (500,000) shares shall be designated the "Series A Convertible Preferred Stock" (the "Series A Preferred Stock") and four million (4,000,000) shares of Preferred Stock shall be designated the "Series B Convertible Preferred Stock" (the "Series B Preferred Stock").

         FIFTH: Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Second Restated Certificate of Incorporation (including any Preferred Stock Designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Second Restated Certificate of Incorporation (including any Preferred Stock Designation relating to any series of Preferred Stock).

         SIXTH: Except as hereinafter provided, the Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in additional series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms hereof or of any Preferred Stock Designation.

         SEVENTH: The rights and preferences of the Series A Preferred Stock and the Series B Preferred Stock are as follows:


                  A. Dividends.

                           1. Holders of the shares of Series A Preferred Stock
and holders of the Series B Preferred Stock are entitled to receive, when and as declared by the Board of Directors of the Corporation out of funds of the Corporation legally available for payment, an annual cash dividend of $.25 per share, in semi-annual installments on January 15 and July 15, unless any such date is a non-business day, in which event the dividend will be payable on the next business day. Dividends on the Series A Preferred Stock and on the Series B Preferred Stock will be cumulative from the date of original issue and shall be payable to the holder of record on the record date fixed for such payment. Accumulated but undeclared dividends will not bear interest.

                           2. The Series A Preferred Stock and the Series B
Preferred Stock shall rank on a parity as to dividends. When dividends are not paid in full upon the Series A Preferred Stock and the Series B Preferred Stock and upon any other stock ranking on a parity with them as to dividends (such other stock being the "Parity Stock"), all dividends declared upon shares of (i) Series A Preferred Stock, and (ii) Series B Preferred Stock and (iii) Parity Stock shall be declared pro rata. Except as provided in the preceding sentence, unless full cumulative dividends on the Series A Preferred Stock and the Series B Preferred Stock and the Parity Stock have been paid or declared and funds therefor set apart for such payment, no dividends shall be declared or paid or other distribution made upon the shares of the Corporation's Common Stock or any other stock of the Corporation ranking junior as to dividends with the Series A Preferred Stock, the Series B Preferred Stock and the Parity Stock.

                           3. Dividends on the Series A Preferred Stock may be
paid in whole or in part in cash and/or in shares of Common Stock and/or shares of Series A Preferred Stock. Dividends on the Series B Preferred Stock may be paid in whole or in part in cash and/or in shares of Common Stock and/or shares of Series B Preferred Stock. The basis for determining the value of Common Stock for purposes of making dividend payments shall be (x) if there is a market for the Common Stock, the highest bid and lowest asked prices of a share of Common Stock averaged over the thirty (30) days of trading prior to the date the dividend was declared, or (y) if there is not a market for the Common Stock, $1.38 per share. The basis for calculation of any such dividend payment whether payable in shares of Series A Preferred Stock or shares of Series B Preferred Stock (as applicable, the "Subject Stock") shall be (x) if there is a market for the Subject Stock, the greater of (i) the highest bid and lowest asked prices of a share of the Subject Stock averaged over the thirty (30) days of trading prior to the date the dividend was declared, or (ii) $10.00 per share, or (y) if there is not a market for the Subject Stock, $10.00 per share. Any dividends paid by the Corporation's delivery of Common Stock and/or Series A Preferred Stock and/or Series B Preferred Stock shall be deemed to be paid in full for all purposes.

                           4. Upon the declaration of a dividend on the Series A
Preferred Stock which, as provided in this Section A of Article SEVENTH, and upon the declaration of a dividend on the Series B Preferred Stock which, as provided in this Section A of Article SEVENTH, is to be paid in whole or in part of shares of Common Stock and/or (i) shares of Series A Preferred Stock and/or (ii) shares of Series B Preferred Stock, the Corporation will reserve and keep available out of its authorized but unissued shares of Common Stock and/or Series A Preferred Stock and/or Series B Preferred Stock, as the case may be, or its treasury shares thereof, solely for the purpose of issue as a dividend on the Series A Preferred Stock and/or the Series B Preferred Stock as provided in this Section A of Article SEVENTH, such number of shares of Common Stock and/or of shares of Series A Preferred Stock as shall then be issuable as a dividend on all the then outstanding shares of Series A Preferred Stock and/or shares of Series B Preferred Stock, as applicable. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock and/or shares of Series A Preferred Stock and/or shares of Series B Preferred Stock may be so issued without violation of any applicable law or regulation or any requirements of any domestic stock exchange upon which shares of Common Stock or shares of Series A Preferred Stock or shares of Series B Preferred Stock, as the case may be, may be listed.

                           5. Neither the holders of shares of Series A
Preferred Stock nor the holders of the Series B
Preferred Stock shall be entitled to participate in the profits of the Corporation beyond the fixed, preferential annual dividend set forth in this Section A of Article SEVENTH.

                  B. Sinking Fund.

                  Neither the holders of the Series A Preferred Stock nor the holders of the Series B Preferred Stock shall be entitled to the benefit of any sinking fund.

                  C. Voting.

                  The holder of each share of the Series A Preferred Stock, and the holder of each share of Series B Preferred Stock, shall have the right to one vote for each such share and, with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of the Corporation. Except as provided by law, or by provisions establishing these or any other series of Preferred Stock, the holders of the Series A Preferred Stock and the holders of the Series B Preferred Stock shall vote together with the holders of Common Stock as a single class, with respect to any question upon which holders of Common Stock have the right to vote.

                  D. Redemptions.

                           1. The Corporation, by resolution of the Board of
Directors, shall redeem all or any part of the shares of Series A Preferred Stock and/or all or any part of the Series B Preferred Stock in accordance with this Section 6 upon the occurrence of (i) a merger or consolidation effecting the sale in one or a series of related transactions of all or substantially all of the assets of the Corporation or a sale of more than fifty percent (50%) of the then outstanding voting securities of the Corporation, or (ii) at such time, if ever, as the Corporation shall effect the registration of shares of the Common Stock of the Corporation under the Securities Act of 1933, as amended, and realize net proceeds therefrom in excess of $10,000,000 (a "Qualified Public Offering"). Any date on which the Corporation elects to redeem shares as provided in this Section D of Article SEVENTH shall be referred to as a "Redemption Date."

                           2. The Corporation shall not redeem any shares of
Series B Preferred Stock or any other stock of the Corporation ranking junior to or on a parity with the Series A Preferred Stock as to dividends prior to redeeming all of the outstanding shares of Series A Preferred Stock.

                           3. The Corporation shall not redeem any other stock
of the Corporation ranking junior to or on a parity with the Series B Preferred Stock as to dividends prior to redeeming all of the outstanding shares of Series B Preferred Stock.

                           4. The Series A Preferred Stock and/or the Series B
Preferred Stock to be redeemed on a Redemption
Date shall be redeemed by paying in cash $10.00 per share plus an amount equal to all accrued and unpaid dividends thereon (the "Redemption Price"); provided, however, that not more than forty percent (40%) of the net offering proceeds of a Qualified Public Offering shall be applied in the aggregate to the redemption of the Series A Preferred Stock and Series B Preferred Stock, in which event the shares not redeemed at the Redemption Price shall remain outstanding.

                           5. No less than thirty (30) nor more than
ninety (90) days before any Redemption Date, written notice (the "Redemption Notice") shall be given by mail, postage prepaid, to the holders of record of the Series A Preferred Stock, and/or the holders of record of the Series B Preferred Stock, to be redeemed, the Redemption Notice to be addressed to each stockholder at his address as shown by the records of the Corporation, specifying the number of shares to be redeemed, the Redemption Price and the place and date of such redemption. Failure to give such notice, or any defect in a notice or in the mailing thereof, shall not affect the validity of the redemption. If on or before such Redemption Date the funds necessary for redemption shall have been set aside so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares of Series A Preferred Stock or Series B Preferred Stock to be redeemed shall not have been surrendered for cancellation, after the close of business on such Redemption Date, the shares so called for redemption shall no longer be deemed outstanding, the dividends thereon shall cease to accrue, and all rights with respect to such shares shall forthwith after the close of business on the Redemption Date cease, except the right of the holders thereof to receive upon presentation of the certificate representing shares so called for redemption, the Redemption Price therefor, without interest thereon.

                           6. The Corporation, by resolution of the Board of
Directors, shall determine whether the shares of the Series A Preferred Stock and/or the shares of Series B Preferred Stock redeemed pursuant to this Section D of Article SEVENTH or otherwise acquired by the Corporation in any manner whatsoever shall be canceled or retained by the Corporation as treasury shares.

                           7. In case of the redemption of only a part of the
outstanding shares of Series A Preferred Stock or Series B Preferred Stock or other shares of any other series of redeemable preferred stock to be redeemed on a Redemption Date, all shares of Series A Preferred Stock or Series B Preferred Stock or other shares of any other series of redeemable preferred stock to be redeemed shall be selected by lot or pro rata, in whatever reasonable manner the Board of Directors of the Corporation determines, and there shall be so redeemed from each registered holder in whole shares, that proportion of all of the shares to be redeemed which the number of shares held by record by such holder bears to the total number of shares of Series A Preferred Stock or, if applicable, to the total number of Series B Preferred Stock, or, if applicable, other shares of any other series of redeemable preferred stock to be redeemed, at the time outstanding.

                           8. If the funds of the Corporation legally available
for redemption are insufficient to redeem the total number of shares of Series A Preferred Stock or the total number of shares of Series B Preferred Stock and other shares of any other series of redeemable preferred stock to be redeemed on any Redemption Date, the funds that are legally available shall be used to redeem shares of Series A Preferred Stock or shares of Series B Preferred Stock, as the case may be, date pro rata among the holders of such shares in proportion to the number of shares then held by such holders prior to redeeming any shares of any other series to be redeemed on such date.

                  E. Conversion.

                           1. Subject to and upon compliance with the provisions
of this Section E of Article SEVENTH, each record holder of Series A Preferred Stock and each record holder of Series B Preferred Stock may, in writing, request the Corporation to convert all or any number of the shares of Series A Preferred Stock or Series B Preferred Stock owned by such holder into fully paid and nonassessable shares of Common Stock at the conversion rate of 7.25 shares of Common Stock per share of Series A Preferred Stock or share of Series B Preferred Stock, as the case may be. Notwithstanding the foregoing, no fewer than one thousand (1,000) shares of Series A Preferred Stock or Series B Preferred Stock may be converted by a holder at any time.

                           2. At the time of conversion in accordance with this
Section E of Article SEVENTH, the Corporation shall pay to the holder of record of any share or shares of Series A Preferred Stock or Series B Preferred Stock surrendered for conversion any accrued and unpaid dividends on such stock.

                           3. Each conversion of shares of Series A Preferred
Stock or Series B Preferred Stock into shares of
Common Stock shall be effected by the surrender of the certificate or certificates representing the shares of Series A Preferred Stock or Series B Preferred Stock to be converted at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of the Series A Preferred Stock or Series B Preferred Stock, as the case may be) at any time during its usual business hours, together with written notice by the holder of such Series A Preferred Stock or Series B Preferred Stock stating that, such holder desires to convert the shares, or a stated number of shares, of Series A Preferred Stock or Series B Preferred Stock, as the case may be, represented by such certificate or certificates into the Common Stock, which notice shall also state the name or names (with addresses) and denominations in which the certificate or certificates for the Common Stock shall be issued and shall include instructions for delivery thereof. Promptly after such surrender and the receipt of such written notice, the Corporation shall issue and deliver in accordance with such instructions a certificate or certificates for the Common Stock issuable upon such conversion. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates shall have been surrendered and such notice shall have been received, and at such time the rights of the holder of such Series A Preferred Stock (or specified portion thereof) or Series B Preferred Stock (or specified portion thereof) as such holder shall cease and the person or persons in whose name or names the certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

                           4. The Corporation, by resolution of the Board of
Directors, shall determine whether shares of Series
A Preferred Stock or Series B Preferred Stock which are converted into shares of Common Stock as provided herein shall be reissued.

                           5. The Corporation will at all times reserve and keep
available out of its authorized but unissued shares of Common Stock or its treasury shares, solely for the purpose of issue upon the conversion of the Series A Preferred Stock and of the Series B Preferred Stock as provided in this Section E of Article SEVENTH, such number of shares of Common Stock as shall then be issuable upon the conversion of all the then outstanding shares of Series A Preferred Stock and Series B Preferred Stock. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation or any requirements of any domestic stock exchange upon which shares of Common Stock may be listed.

                           6. The Corporation shall not be required to issue any
fractional shares of Common Stock upon the conversion of Series A Preferred Stock or Series B Preferred Stock. If any interest in a fractional share of Common Stock would otherwise be deliverable upon the conversion of Series A Preferred Stock or Series B Preferred Stock, the Corporation shall make adjustment for that fractional share interest by payment of an amount in cash equal to the same fraction of $10.00.

                           7. If the Corporation subdivides or combines in a
larger or smaller number of shares its outstanding shares of Common Stock, then the number of shares of Common Stock issuable upon the conversion of Series A Preferred Stock and Series B Preferred Stock shall be proportionally increased in the case of a subdivision and decreased in the case of a combination, effective in either case at the close of business on the date that the subdivision or combination becomes effective.

                           8. If the Corporation is recapitalized or is
consolidated with any other corporation (other than a merger or sale of assets transaction provided for elsewhere herein), provision shall be made as part of the terms of the recapitalization or consolidation so that the holders of Series A Preferred Stock and the holders of Series B Preferred Stock may receive, in lieu of the Common Stock otherwise issuable to them upon conversion of Series A Preferred Stock or Series B Preferred Stock, as the case may be, at the same conversion ratio, the same kind and amount or securities or assets as may be distributable upon the recapitalization or consolidation with respect to the Common Stock.

                           9. If the Corporation at anytime pays to the holders
of its Common Stock a dividend in Common Stock, the number of shares of Common Stock issuable upon the conversion of Series A Preferred Stock and Series B Preferred Stock shall be proportionally increased, effective at the close of business on the record date for determination of the holders of the Common Stock entitled to the dividends.

                  F. Liquidation Rights.

                           1. In the event of the dissolution, voluntary or
involuntary liquidation or winding-up of the Corporation (any such event hereinafter being a "Liquidation"), each holder of shares of the Series A Preferred Stock and each holder of Series B Preferred Stock shall be entitled to receive in cash out of the assets of the Corporation, whether from capital or earnings, available for distribution to the stockholders of the Corporation, before any amount is paid to the holders of the Common Stock, the sum of Ten Dollars ($10.00) per share for each share of Series A Preferred Stock or Series B Preferred Stock held by the holder plus an amount equal to the sum of the accumulated and unpaid dividends to the date fixed for the payment of the distribution on the shares of Series A Preferred Stock or Series B Preferred Stock held by the holder (the "Liquidation Preference"), prior to and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock by reason of their ownership thereof. Unless the full Liquidation Preference payable on the Series A Preferred Stock has been paid, no Liquidation Preference shall be paid upon the shares of the Series B Preferred Stock or any other stock of the Corporation ranking junior to or on a parity with the Series A Preferred Stock as to payments upon Liquidation. To the extent that accrued but unpaid dividends, if any, consist of shares of Series A Preferred Stock or Series B Preferred Stock, such shares shall be deemed issued to the holder of the shares upon which such dividends accrued and the sum of $10.00 per share shall be distributed on such shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be.

                           2. When the Liquidation Preference is not paid in
full upon the Series A Preferred Stock and upon any other stock ranking on a parity as to payments upon Liquidation with the Series A Preferred Stock, the Liquidation Preference payable upon shares of Series A Preferred Stock, and any other stock ranking on a parity with it as to payments upon Liquidation, shall be paid pro rata.

                           3. When the Liquidation Preference is not paid in
full upon the Series B Preferred Stock and upon any other stock ranking on a parity as to payments upon Liquidation with the Series B Preferred Stock, the Liquidation Preference payable upon shares of Series B Preferred Stock and any other stock ranking on a parity with it as to payments upon Liquidation, shall be declared pro rata. Except as provided in the preceding sentence, unless the full amount of the Liquidation Preference payable on the Series B Preferred Stock has been paid, no payments upon Liquidation shall be paid or other distribution made upon the shares of the Common Stock or any other stock of the Corporation ranking junior to or on a parity with the Series B Preferred Stock as to payments upon Liquidation.

                           4. The purchase or redemption by the Corporation of
any class of its stock in any manner permitted by law, the consolidation or merger of the Corporation with or into one or more other corporations, or the sale or transfer by the Corporation of all or substantially all of its assets shall not, for the purposes of determining preferences on liquidation, be deemed to be a liquidation, dissolution or winding up of the Corporation or a reduction of its capital. No holder of Series A Preferred Stock or Series B Preferred Stock shall be entitled to receive any amounts in connection with any liquidation, dissolution or winding up of the Corporation other than the amounts provided for in this Section F of Article SEVENTH.

                  G. Protective Provisions.

                           1. Except as provided in this Section G of Article
SEVENTH, so long as shares of the Series A
Preferred Stock are outstanding, the Corporation shall not change the rights, preferences or privileges of Series A Preferred Stock in any material aspects prejudicial to the holders of Series A Preferred Stock. Except as provided in this Section G of Article SEVENTH, the Corporation shall not change the rights, preferences or privileges of Series B Preferred Stock in any material aspects prejudicial to the holders of Series B Preferred Stock.

                           2. Changes that shall require consent of
the holders of at least fifty percent (50%) of the outstanding shares of Series A Preferred Stock or of the Series B Preferred Stock include (in each case, as applicable to the Series A Preferred Stock or the Series B Preferred Stock):

                                    (a) an increase in the number of authorized
shares of Series A Preferred Stock or Series B
Preferred Stock (other than an increase solely in the number of shares of Series A Preferred Stock or Series B Preferred Stock necessary to pay a dividend declared thereon), an authorization or increase in the number of authorized shares of any class of stock ranking prior to, or on a parity with, Series A Preferred Stock or Series B Preferred Stock as to dividends or asset distributions, an authorization or increase in the number of authorized shares of any class of stock or other security convertible into, or evidencing the right to purchase, any class of stock ranking prior to, or on a parity with, Series A Preferred Stock or Series B Preferred Stock as to dividends or asset distributions;

                                    (b) an amendment, alteration or repeal of
any provision of the articles of incorporation of the Corporation or of any of the rights, preferences or privileges of the outstanding Series A Preferred Stock or Series B Preferred Stock fixed or determined by the Board of Directors of the Corporation that adversely affects the rights, preferences or privileges of Series A Preferred Stock or its holders or Series B Preferred Stock or its holders; or

                                    (c) the merger or consolidation with or into
one or more other corporations, (x) unless the corporation surviving or resulting from the merger or consolidation has after the merger or consolidation no class of stock ranking prior to, or on a parity with, Series A Preferred Stock or Series B Preferred Stock as to dividends or asset distributions, except the number of preferred shares with the same rights, preferences and privileges as the Series A Preferred Stock or Series B Preferred Stock authorized and outstanding immediately prior to the merger or consolidation, or (y) unless each holder of Series A Preferred Stock or Series B Preferred Stock at the time of the merger shall receive, in the case of a consolidation or a merger of the Corporation into another corporation, the same number of preferred shares with the same rights, preferences and privileges; or

                                    (d) the amendment or repeal of these
paragraphs.

                           3. Changes that shall not require consent include (in
each case, as applicable to the Series A Preferred Stock or the Series B Preferred Stock):

                                    (a) an increase in the number of authorized
shares of Common Stock of the Corporation;

                                    (b) a decrease in the number of authorized
shares of Series A Preferred Stock or of Series B
Preferred Stock;

                                    (c) an authorization or increase in the
number of authorized shares of any class of stock ranking junior to Series A Preferred Stock or Series B Preferred Stock as to dividends and asset distributions; or

                                    (d) an issuance of authorized but unissued
shares of Series A Preferred Stock or shares of Series B Preferred Stock.

                  H. Exclusion of Other Rights.

                  Except as may otherwise be required by law, neither shares of the Series A Preferred Stock nor Series B Preferred Stock shall have any preferences or relative, participating, optional or other special rights, other than those specifically set forth herein (as may be amended from time to time) and in the Corporation's Restated Certificate of Incorporation. Neither the shares of the Series A Preferred Stock nor Series B Preferred Stock shall have preemptive or subscription rights.

                  I. Headings of Subdivisions.

                  The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

                  J. Severability of Provisions.

                  If any right, preference or limitation of the Series A Preferred Stock or of the Series B Preferred Stock set forth herein (as may be amended) from time to time is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, such right, preference or limitation (including, without limitation, the dividend rate) shall be enforced to the maximum extent permitted by law and all other rights, preferences and limitations set forth herein (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed.

         EIGHTH: The following provisions are inserted for the management of the business and the conduct of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

                  A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the by-laws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

                  B. The directors of the Corporation need not be elected by written ballot unless the by-laws so provide.

         . C. The Board of Directors of the Corporation shall be comprised of eight (8) directors. A majority of the directors shall be individuals who are deemed to be "independent" pursuant to the New York Stock Exchange and Nasdaq rules (each individual who satisfies such criteria, an "Independent Director").

                  D. The Corporation shall have an Executive Committee and an Audit Committee. The Audit Committee shall be comprised exclusively of Independent Directors. At least one (1) member of the Audit Committee shall be a "financial expert," as such term is defined in Section 406(b) of the Sarbanes-Oxley Act of 2002 and the rules and regulations from time to time promulgated thereunder.

                  E. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the by-laws of the Corporation.

         NINTH: In order to preserve the net operating loss carryforwards (including any "net unrealized built-in loss," as defined under applicable law), capital loss carryforwards, general business credit carryforwards, alternative minimum tax credit carryforwards and other tax benefits (collectively, the "Tax Benefits") to which the Corporation or any member of the Corporation's "affiliated group" as that term is used in Section 1504 of the Internal Revenue Code of 1986, as amended from time to time, or any successor statute (collectively, the "Code"), is or becomes entitled prior to the Expiration Date (as hereinafter defined) pursuant to the Code and the Treasury Regulations promulgated thereunder, as amended from time to time (the "Treasury Regulations") or any applicable statute, the following restrictions shall apply until the earlier of (x) the day after the fifteenth anniversary of the date hereof, (y) the repeal of Section 382 of the Code if the Board of Directors determines that the restrictions in this Article NINTH are no longer necessary for the preservation of the Tax Benefits, and (z) the beginning of a taxable year of the Corporation to which the Board of Directors determines that no Tax Benefits may be carried forward, unless the Board of Directors shall fix an earlier or later date in accordance with Section (E) of this Article NINTH. (The date on which the restrictions of this Article NINTH expire hereunder is sometimes referred to herein as the "Expiration Date.")

                  A. Definitions. For purposes of this Article NINTH:

                           1. "Option" shall have the meaning set forth in
Treasury Regulations Section 1.382-4;

                           2. "Person" shall mean any individual, corporation,
estate, trust, association, company, partnership, joint venture, or similar organization (including the Corporation), or any other entity described in Treasury Regulations Section 1.382-3(a)(1)(i);

                           3. "Prohibited Ownership Percentage" shall mean any
Stock ownership that would cause a Person or Public Group to be a "5-percent shareholder" of the Corporation within the meaning of Treasury Regulations Section 1.382-2T(g)(1)(i) or (ii); for this purpose, whether a Person or Public Group would be a "5-percent shareholder" shall be determined (i) without giving effect to the following provisions:
Treasury Regulations Sections 1.382-2T(g)(2), 1.382-2T(g)(3), 1.382-2T(h)(2)(iii) and 1.382-2T(h)(6)(iii), (ii) by treating every Person or Public Group which owns Stock, whether directly or by attribution, as directly owning such Stock, notwithstanding any further attribution of such Stock to other Persons and notwithstanding Treasury Regulations Section 1.382-2T(h)(2)(i)(A), (iii) by substituting the term "Person" in place of "individual" in Treasury Regulations Section 1.382-2T(g)(1), (iv) by taking into account ownership of Stock at any time during the "testing period" as defined in Treasury Regulations Section 1.382-2T(d)(1) ("Testing Period"), and (v) by treating each day during the Testing Period as if it were a "testing date" as defined in Treasury Regulations Section 1.382-2T(a)(4)(i); in addition, for the purpose of determining whether any Person or Public Group has a Prohibited Ownership Percentage as of any date, the definition of Stock set forth in Section A.5of this Article NINTH shall be applied in lieu of the definition in Treasury Regulations Section 1.382-2T(f)(18), except that any Option shall be treated as Stock only to the extent treating it as Stock would cause an increase in ownership of Stock by such Person and such Option would be deemed exercised pursuant to Treasury Regulations in effect from time to time (disregarding whether treating such Option as exercised would cause an ownership change);

                           4. "Public Group" shall have the meaning contained in
Treasury Regulations Section 1.382-2T(f)(13), excluding any "direct public group" with respect to the Corporation, as that term is used in Treasury Regulations Section 1.382-2T(j)(2)(ii);

                           5. "Stock" refers to all classes of stock of the
Corporation, all Options to acquire stock of the Corporation and all other interests that would be treated as stock in the Corporation pursuant to Treasury Regulations Section 1.382-2T(f)(18)(ii), other than (i) stock described in Section 1504(a)(4) of the Code and (ii) stock that would be described in such Section 1504(a)(4) but is not so described solely because it is entitled to vote as a result of dividend arrearages;

                           6. "Transfer" shall mean any conveyance, by any
means, of legal or beneficial ownership (directly or indirectly) of shares of Stock, whether such means are directly or indirectly, voluntary or involuntary, including, without limitation, the transfer of any ownership interest in any entity that owns (directly or indirectly) shares of Stock (and any reference in this Article NINTH to a Transfer of Stock shall include any Transfer of any interest in any such entity and references to the Persons to whom Stock is Transferred shall include Persons to whom any interest in any such entity shall have been Transferred); and

                           7. "Transferee" means any Person to whom Stock is
Transferred.

                  B. Prohibited Transfers.

                  From and after the date hereof, no Person shall Transfer any Stock to any other Person to the extent that such Transfer, if effected: (i) would cause the Transferee or any Person or Public Group to have a Prohibited Ownership Percentage; (ii) would increase the Stock ownership percentage (determined in accordance with Section 382 of the Code and the Treasury Regulations thereunder) of any Transferee or any Person or Public Group having a Prohibited Ownership Percentage; or (iii) would create, under Treasury Regulations Section 1.382-2T(j)(3)(i), a new "public group" as that term is used in Treasury Regulations Section 1.382-2T(f)(13).

                  C. Board of Directors Consent to Certain Transfers.

                  The Board of Directors may permit any Transfer of Stock that would otherwise be prohibited pursuant to Section B of this Article NINTH if information relating to a specific proposed transaction is presented to the Board of Directors and the Board of Directors determines that, based on the facts in existence at the time of such determination, such transaction will not delay, prevent or otherwise jeopardize the Corporation's full utilization of the Tax Benefits. The Board of Directors may impose any conditions that it deems reasonable and appropriate in connection with such a Transfer, including, without limitation, restrictions on the ability of any Transferee to Transfer Stock acquired through such Transfer, provided, however, that any such restrictions shall be consented to by such Transferee and the certificates representing such Stock shall include an appropriate legend.

                  D. Waiver of Restrictions.

                  Notwithstanding anything in this Article NINTH to the contrary, the Board of Directors may waive any of the restrictions contained in Section B of this Article NINTH in any instance in which the Board of Directors determines that a waiver would be in the best interests of the Corporation, notwithstanding the effect of such waiver on the Tax Benefits.

                  E. Purported Transfer in Violation of Transfer Restriction.

                  Unless the approval or waiver of the Board of Directors is obtained as provided in Section C or Section D of this Article NINTH, any purported Transfer of Stock in excess of the shares that could be Transferred to the Transferee without restriction under Section B of this Article NINTH shall be null and void and shall not be effective to Transfer record, legal, beneficial or any other ownership of such excess shares (the "Prohibited Shares") to the purported acquiror of any form of such ownership (the "Purported Acquiror"), who shall not be entitled to any rights as a stockholder of the Corporation with respect to the Prohibited Shares (including, without limitation, the right to vote or to receive dividends with respect thereto). Any purported record, beneficial, legal or other owner of Prohibited Shares shall be deemed to be a "Purported Acquiror" of such Prohibited Shares. If there is more than one Purported Acquiror with respect to certain Prohibited Shares (for example, if the Purported Acquiror of record ownership of such Prohibited Shares is not the Purported Acquiror of beneficial ownership of such Prohibited Shares), then references to "Purported Acquiror" shall include any and all of such Purported Acquiror, as appropriate. Section F and Section G of this Article NINTH shall apply only in the case of violations of the restrictions contained in Section B(i) or Section B(ii) of this Article NINTH.

                  F. Transfer of Prohibited Shares and Prohibited Distributions to Agent.

                  Upon demand by the Corporation, the Purported Acquiror shall transfer or cause the transfer of any certificate or other evidence of purported ownership of the Prohibited Shares within the Purported Acquiror's possession or control, along with any dividends or other distributions paid by the Corporation with respect to the Prohibited Shares that were received by the Purported Acquiror (the "Prohibited Distributions"), to an agent designated by the Corporation (the "Agent"). The Agent shall sell in an arms-length transaction (through the applicable exchange or market, if possible, but in any event consistent with applicable law) any Prohibited Shares transferred to the Agent by the Purported Acquiror. The proceeds of such sale shall be referred to as "Sales Proceeds." If the Purported Acquiror has sold the Prohibited Shares to an unrelated party in an arms-length transaction after purportedly acquiring them, the Purported Acquiror shall be deemed to have sold the Prohibited Shares for the Agent, and in lieu of transferring the Prohibited Shares and Prohibited Distributions to the Agent shall transfer to the Agent the Prohibited Distributions and the proceeds of such sale (the "Resale Proceeds"), except to the extent that the Agent grants written permission to the Purported Acquiror to retain a portion of the Resale Proceeds not exceeding the amount that would have been payable by the Agent to the Purported Acquiror pursuant to Section G of this Article NINTH if the Prohibited Shares had been sold by the Agent rather than by the Purported Acquiror. Any purported Transfer of the Prohibited Shares by the Purported Acquiror other than a transfer which (a) is described in the preceding sentences of this Section F and (b) does not itself violate the provisions of this Article NINTH shall be null and void and shall not be effective to transfer any ownership of the Prohibited Shares.

                  G. Allocation of Sale Proceeds, Resale Proceeds and Prohibited Distributions.

                  The Sale Proceeds or the Resale Proceeds, if applicable, shall be allocated to the Purported Acquiror up to the following amount: (a) where applicable, the purported purchase price or value of consideration surrendered by the Purported Acquiror for the Prohibited Shares; or (b) where the purported Transfer of the Prohibited Shares to the Purported Acquiror was by gift, inheritance, or any similar purported Transfer, the fair market value of the Prohibited Shares at the time of such purported Transfer. Any Resale Proceeds or Sale Proceeds in excess of the Agent's expenses incurred in performing its duties hereunder and the amount allocable to the Purported Acquiror pursuant to the preceding sentence, together with any Prohibited Distributions (such excess amount and Prohibited Distributions are collectively the "Subject Amounts"), shall be paid over to an entity designated by the Corporation that is described in Section 501(c)(3) of the Code. In no event shall any Prohibited Shares or Subject Amounts inure to the benefit of the Corporation or the Agent, but such amounts may be used to cover expenses incurred by the Agent in performing its duties hereunder.

                  H. Prompt Enforcement Against Purported Acquiror.

                  Within thirty (30) business days after learning of the purported Transfer of Prohibited Shares to a Purported Acquiror or a Transfer of Stock which would cause a Person or Public Group to become a Prohibited Party (as hereinafter defined), the Corporation through its Secretary shall demand that the Purported Acquiror or the Prohibited Party Group (as hereinafter defined) surrender to the Agent the certificates representing the Prohibited Shares, or any Resale Proceeds, and any Prohibited Distributions, and if such surrender is not made by the Purported Acquiror or Prohibited Party Group within thirty (30) business days after the date of such demand, the Corporation shall institute legal proceedings to compel such Transfer, provided, however, that nothing in this Section H of Article NINTH shall preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand, and provided further that failure of the Corporation to act within the time periods set out in this Section H of Article NINTH shall not constitute a waiver of any right of the Corporation to compel any Transfer required by, or take any action permitted by, this Article NINTH. Upon a determination by the Board of Directors that there has been or is threatened a purported Transfer of Prohibited Shares to a Purported Acquiror or a Transfer of Stock which would cause a Person or Public Group to become a Prohibited Party or any other violation of this Article NINTH, the Board of Directors may authorize such additional action as it deems advisable to give effect to the provisions of this Article NINTH, including, without limitation, refusing to give effect on the books of the Corporation to any such purported Transfer or instituting proceedings to enjoin any such purported Transfer.

                  I. Other Remedies.

                  In the event that the Board of Directors determines that a Person proposes to take any action in violation of Section B of this Article NINTH, or in the event that the Board of Directors determines after the fact that an action has been taken in violation of Section B of this Article NINTH, the Board of Directors subject to Section J of this Article NINTH, may take such action as it deems advisable to prevent or to refuse to give effect to any purported Transfer or other action which would result, or has resulted, in such violation, including, but not limited to such purported Transfer or other action on the books of the Corporation or instituting proceedings to enjoin such purported Transfer or other action. If any Person shall knowingly violate, or knowingly cause any other Person under the control of such Person ("Controlled Person") to violate, Section B of this Article NINTH, then that Person and any Controlled Person shall be jointly and severally liable for, and shall pay to the Corporation, such amount as will, after taking account of all taxes imposed with respect to the receipt or accrual of such and all costs incurred by the Corporation as a result of such violation, put the Corporation in the same financial position as it would have been had such violation not occurred.

                  J. No Restriction on Settlement of Exchange Transactions.

                  Nothing contained in this Article NINTH shall preclude the settlement of any transaction involving Stock entered into through the facilities of the New York Stock Exchange, or any other national securities exchange. The application of the provisions and remedies described in Section E(?) of Article NINTH shall be deemed not to so preclude any such settlement.

                  K. Modification of Remedies For Certain Indirect Transfers.

                  In the event of any Transfer of Stock or other event which does not involve a transfer of "securities" of the Corporation within the meaning of the DGCL, as amended ("Securities"), but which would cause a Person or Public Group (the "Prohibited Party") to violate a restriction provided for in Section B(i) or Section B(ii) of this Article NINTH, the application of Section F and Section G of this Article NINTH shall be modified as described in this Section K. In such case, the Prohibited Party and/or any Person or Public Group whose ownership of the Corporation's Securities is attributed to the Prohibited Party pursuant to Section 382 of the Code and the Treasury Regulations thereunder (collectively, the "Prohibited Party Group") shall not be required to dispose of any interest which is not a Security, but shall be deemed to have disposed of, and shall be required to dispose of, sufficient Securities (which Securities shall be disposed of in the inverse order in which they were acquired by members of the Prohibited Party Group), to cause the Prohibited Party, following such disposition, not to be in violation of Section B(i) or Section B(ii) of this Article NINTH. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Securities which are deemed to be disposed of shall be considered Prohibited Shares and shall be disposed of through the Agent as provided in Section F and Section G of this Article NINTH, except that the maximum aggregate amount payable to the Prohibited Party Group in connection with such sale shall be the fair market value of the Prohibited Shares at the time of the Prohibited Transfer.

                  L. Obligation to Provide Information.

                  The Corporation may require as a condition to the registration of the Transfer of any Stock that the proposed Transferee furnish to the Corporation all information reasonably requested by the Corporation with respect to all the directly or indirectly beneficial or legal ownership of Stock or Options to acquire Stock by the proposed Transferee and by Persons controlling, or controlled by or under common control with the proposed Transferee.

                  M. Legends.

                  All certificates issued by the Corporation evidencing ownership of shares of Stock of this Corporation that are subject to the restrictions on transfer and ownership contained in this Article NINTH shall conspicuously bear the following legend referencing the restrictions set forth in this Article NINTH:

         "The shares of Dynacore Holdings Corporation represented by this certificate are subject to Transfer restrictions as set forth in the Second Restated Certificate of Incorporation of the corporation which, subject to certain exceptions prohibit any Person owning Stock from engaging in Prohibited Transfers. The holder of this certificate by acceptance hereof consents to be bound by such restrictions.

         Dynacore Holdings Corporation will furnish without charge to each stockholder who so requests, a copy of the Second Restated Certificate of Incorporation of the corporation which sets forth the Prohibited Transfers, and a copy of the provisions setting forth the designations, preferences, privileges and rights of each class of stock or series thereof that the corporation is authorized to issue and the qualifications, limitations and restrictions of such preferences and/or rights. Any such request may be addressed to the Secretary of the corporation. Capitalized terms used and not defined herein shall have the respective meaning ascribed to them in the Second Restated Certificate of Incorporation."

                  N. Further Actions.

                  Subject to Section J of this Article NINTH, nothing contained in this Article NINTH shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Corporation in preserving the Tax Benefits. Without limiting the generality of the foregoing, in the event of a change in law (including applicable regulations) making one or more of the following actions necessary or desirable or in the event that the Board of Directors believes one or more of such actions is in the best interest of the Corporation, the Board of Directors may (1) accelerate or extend the Expiration Date, (2) modify the definitions of any terms set forth in this Article NINTH or (3) conform any provisions of Section (A) of this Article NINTH to the extent necessary to make such provisions consistent with the Code and Treasury Regulations following any changes therein; provided that the Board of Directors shall determine in writing that such acceleration, extension, change or modification is reasonably necessary or desirable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits, as the case may be, which determination may be based upon an opinion of legal counsel to the Corporation and which determination shall be filed with the Secretary of the Corporation and mailed by the Secretary to the stockholders of this Corporation within ten (10) days after the date of any such determination. In addition, the Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind Bylaws, regulations and procedures of the Corporation not inconsistent with the express provisions of this Article NINTH for purposes of determining whether any acquisition of Stock would jeopardize the Corporation's ability to preserve and use the Tax Benefits, and for the orderly application, administration and implementation of the provisions of this Article NINTH. Such procedures and regulations shall be kept on file with the Secretary of the Corporation and with its transfer agent and shall be made available for inspection by the public and, upon request, shall be mailed to any holder of Stock. The Board of Directors of the corporation shall have the exclusive power and authority to administer this Article NINTH and to exercise all rights and powers specifically granted to the Board of Directors or the Corporation, or as may be necessary or advisable in the administration of this Article NINTH, including, without limitation, the right and power to (1) interpret the provisions of this Article NINTH, and (2) make all calculations and determinations deemed necessary or advisable for the administration of this Article NINTH. All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors in good faith shall be final, conclusive and binding on the Corporation, the Agent, and all other parties; provided, however, the Board of Directors may delegate all or any portion of its duties and powers under this Article NINTH to a committee of the Board of Directors as it deems necessary or advisable.

                  O. Benefits of this Article NINTH.

                  Nothing in this Article NINTH shall be construed to give to any Person other than the Corporation or the Agent any legal or equitable right, remedy or claim under this Article NINTH. This Article NINTH shall be for the sole and exclusive benefit of the Corporation and the Agent.

                  P. severability.

                  If any provision of this Article NINTH or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Article NINTH.

         TENTH: Upon receipt by the Corporation of distributions from the Dynacore Patent Litigation Trust (the "Trust") on account of the Corporations beneficial trust interests in the Trust, the Corporation shall pay a mandatory dividend to its holders of Common Stock on December 20, 2002, from funds legally available therefor, in an amount equal to such distribution; provided, however, that no such mandatory dividend shall be payable in the event that the dividend per share shall be less than $1.00. Such mandatory dividend shall be made from time to time, and on such date or dates as the Board of Directors deems appropriate, provided, however, that the aggregate amount to be distributed hereunder shall be distributed no later than seventy-five (75) days after receipt by the Corporation of such distribution.

         ELEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

                  Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         TWELFTH: The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation

         IN WITNESS WHEREOF, The CattleSale Company has caused this Second Restated Certificate of Incorporation to be signed in its name by Chairman of the Board of Directors this 25th day of February 2003, and the statements contained herein are affirmed as true under penalties of perjury.

                                                     THE CATTLESALE COMPANY


                                                     By: /s/ Asher B. Edelman
                                                         -----------------------
                                                        Name:  Asher B. Edelman
                                                        Title: Chairman of the
                                                        Board of Directors

                                 Exhibit 10(tt)

            Operating Agreement of CS Livestock Commissions Co., LLC

         ASSIGNMENT made as of the 25th day of February, 2003, by AEI Environmental, Inc. a Colorado corporation having a place of business at 710 North York Road, Hinsdale, Illinois 60521 (the "Assignor") to Dynacore Holdings Corporation, a Delaware corporation having a place of business at 9901 IH 10 West, Suite 800, San Antonio, Texas 78230 (the "Assignee").

         WHEREAS, the Assignor is the sole member of CattleSale.com Livestock Commission Co. LLC, an Oregon limited liability company organized (the "Company"), and is a party to the operating agreement of the Company (the "Operating Agreement") and is the owner of legal title to the rights and interests of a member described therein, including the various rights thereunder of a member to receive cash flow and allocations of profits, losses (the "Interest"); and

         WHEREAS, the Assignor desires to sell, assign and convey to the Assignee, and the Assignee desires to purchase and acquire from the Assignor, ownership of a 100% interest in the Company (the "Membership Interest") subject to the terms hereinafter set forth, which the Membership Interest equals all of the interest in the Company currently owned by the Assignor; and

         NOW, THEREFORE, for and in consideration of the sum of $10.00 payable in cash upon the execution hereof and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged:

         1. The Assignor does, by these presents, grant, bargain, sell, convey, assign, transfer and set over unto the Assignee the Membership Interest.

         2. This Assignment shall be effective as of 7:00 o'clock A.M., on the date first written above.

         3. This Assignment is made subject to the terms and conditions of the Operating Agreement.

         4. The Assignor covenants with the Assignee, its successors or assigns:
That the Assignor is the lawful owner of and has good title to the Membership Interest above assigned, free and clear from all liens, encumbrances or adverse claims; and that the Assignor will warrant and forever defend the same against all persons whatsoever, lawfully claiming or to claim the same.

         5. Assignee hereby assumes, from and after the date hereof all of the obligations of the Assignor in connection with the Membership Interest.

         6. The parties agree that, at any time and from time to time, they will execute any and all documents and or instruments necessary to evidence or effectuate any of the foregoing agreements.

         7. This Assignment and Assumption shall be binding upon the parties hereto, their successors and assigns.

         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.

                                ASSIGNOR:

                                AEI Environmental, Inc.

                                By:/s/ David W. Pequet
                                ------------------------------------------------
                                      Name: David W. Pequet
                                        ----------------------------------------
                                     Title:
                                        ---------------------------------------


                                ASSIGNEE:

                                Dynacore Holdings Corporation


                                By:/s/ Asher B. Edelman
                                -----------------------------------------------
                                Name:  Asher B. Edelman
                                Title: Chairman of the Board of Directors

                   CATTLESALE.COM LIVESTOCK COMMISSION CO. LLC
                               OPERATING AGREEMENT

         This Operating Agreement (this "Agreement") is entered into this _____ day of June, 1999, by CattleSale.com, Inc. ("CattleSale.com").

                              EXPLANATORY STATEMENT

         CattleSale.com has determined to organize and operate a limited liability company in accordance with the terms of, and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, the terms and conditions under which the limited liability company are to be organized and operated are as follows:

                                    SECTION I

                                  DEFINED TERMS

         The following capitalized terms shall have the meanings specified in this Section I. Other terms are defined in the text of this Agreement; and, throughout this Agreement, those terms shall have the meanings respectively ascribed to them.

         "Act" means the Oregon Limited Liability Company Act, as amended from time to time.

         "Agreement" means this Agreement, as amended from time to time.

         "Code" means the Internal Revenue Code of 1986, as amended, or any corresponding provision of any succeeding law.

         "Company" means CattleSale.com Livestock Commission Co. LLC, the limited liability company organized in accordance with this Agreement.

         "Corporation Division" means the Oregon Secretary of State, Corporation Division.

         "Interest" means a Person's share of the Profits and Losses of, and the right to receive distributions from, the Company.

         "Interest Holder" means any Person who holds an Interest, whether as a Member or as an unadmitted assignee of a Member.

         "Involuntary Withdrawal" means, with respect to CattleSale.com, the occurrence of any of the following events:

(i)  The making of an assignment for the benefit of creditors;

(ii) The filing of a voluntary petition of bankruptcy;

(iii) The adjudication as a bankrupt or insolvent or the entry against CattleSale.com of an order for relief in any bankruptcy or insolvency proceeding;

(iv) The filing of a petition or answer seeking for CattleSale.com any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law or regulation;

(v) The seeking, consenting to, or acquiescing in the appointment of a trustee for, receiver for, or liquidation of CattleSale.com or of all or any substantial part of CattleSale.com's properties;

(vi) The filing of an answer or other pleading admitting or failing to contest the material allegations of a petition filed against CattleSale.com in any proceeding described in Subsections (i) through (v);

(vii) Any proceeding against CattleSale.com seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law, or regulation, continues for one hundred twenty (120) days after the commencement thereof, or the appointment of a trustee, receiver, or liquidator for CattleSale.com or all or any substantial part of CattleSale.com's properties without CattleSale.com's agreement or acquiescence, which appointment is not vacated or stayed for one hundred twenty (120) days or, if the appointment is stayed, for one hundred twenty
     (120) days after the expiration of the stay during which period the appointment is not vacated; or

(viii) CattleSale.com's death or adjudication by a court of competent jurisdiction as incompetent to manage CattleSale.com's person or property.

         "Member" means the Person signing this Agreement and any Person who subsequently is admitted as a member of the Company.

         "Membership Rights" means all of the rights of a Member in the Company, including a Member's: (i) Interest; (ii) right to inspect the Company's books and records; (iii) right to participate in the management of and vote on matters coming before the Company; and (iv) unless this Agreement or the Articles of Organization provide to the contrary, right to act as an agent of the Company.

         "Person" means and includes an individual, corporation, partnership, association, limited liability company, trust, estate or other entity.

         "Profit" and "Loss" means, for each taxable year of the Company (or other period for which Profit or Loss must be computed) the Company's taxable income or loss determined in accordance with the Code.

         "Regulation" means the income tax regulations, including any temporary regulations, from time to time promulgated under the Code.

         "Successor" means all Persons to whom all or any part of an Interest is transferred either because of (i) the sale or gift by CattleSale.com of all or any part of its Interest, (ii) an assignment of CattleSale.com's Interest due to CattleSale.com's Involuntary Withdrawal, or (iii) because CattleSale.com dies and the Persons are CattleSale.com's personal representatives, heirs or legatees.

         "Transfer" means, when used as a noun, any voluntary sale, hypothecation, pledge, assignment, attachment, or other transfer, and, when used as a verb, means voluntarily to sell, hypothecate, pledge, assign or otherwise transfer.

         "Withdrawal" means a Member's dissociation from the Company by any means.

                                   SECTION II

                    FORMATION AND NAME; OFFICE; PURPOSE; TERM

         2.1 Organization. CattleSale.com hereby organizes a limited liability company pursuant to the Act and the provisions of this Agreement and, for that purpose, has caused Articles of Organization to be prepared, executed and filed with the Corporation Division on May 28, 1999.

         2.2 Name of Company The name of the Company shall be "CattleSale.com Livestock Commission Co. LLC." The Company may do business under that name and under any other name or names upon which CattleSale.com may, in its sole discretion, determine. If the Company does business under a name other than that set forth in its Articles of Organization, then the Company shall file a trade name certificate as required by law.

         2.3      Purpose.  Company is organized to:

                  2.3.1 To engage in the development and operation of a web page, http://www.cattlesale.com, for the sale of livestock at auction and other related activities; and

                  2.3.2 To have all the powers permitted by Oregon Revised Statutes Section 63.074 to 63.077, as amended from time to time.

         2.4 Principal Office. The Principal office of the Company shall be in the State of Idaho and shall be located at 500 SW 10th, Suite 140, Boise, ID 83702, or at any other place within the States of Idaho or Oregon which CattleSale.com, in its sole discretion, determines.

         2.5 Resident Agent. The name and address of the Company's resident agent in the State of Oregon shall be Nancy P. Hinnen, 1600 Pioneer Tower, 888 SW Fifth Avenue, Portland, OR 97204.

         2.6 Members. The name, present mailing address, and taxpayer identification number of CattleSale.com is set forth in Exhibit A.

                                   SECTION III

                       MEMBERS; CAPITAL; CAPITAL ACCOUNTS

         3.1 Initial Capital Contributions. Upon the execution of this Agreement, CattleSale.com shall contribute to the Company the cash and property set forth on Exhibit B and the Company shall then commence to do business.

         3.2 No Other Capital Contributions Required. No Member shall be required to contribute any additional capital to the Company, and except as set forth in the Act, no Member shall have any personal liability for any obligations of the Company.

         3.3 Loans. Any Member may, at any time, make or cause a loan to be made to the Company in any amount and on those terms upon which the Company and the Member agree.

                                   SECTION IV

                         PROFIT, LOSS AND DISTRIBUTIONS

         4.1 Distributions of Cash Flow. Cash Flow for each taxable year of the Company shall be distributed to CattleSale.com no later than seventy-five (75) days after the end of the taxable year.

         4.2 Allocation of Profit or Loss. All Profit or Loss shall be allocated to CattleSale.com.

         4.3 Liquidation and Dissolution. If the Company is liquidated, the assets of the Company shall be distributed to CattleSale.com or to a Successor or Successors.

                                    SECTION V

                     MANAGEMENT: RIGHTS, POWERS, AND DUTIES

             5.1 Management. The Company shall be managed solely by
                                CattleSale.com.

         5.2 Personal Service. CattleSale.com shall not be required to perform services for the Company solely by virtue of being a Member.

         5.3      Liability and Indemnification.

                  5.3.1 CattleSale.com shall not be liable, responsible, or accountable, in damages or otherwise, to the Company for any act performed by him with respect to Company matters, except for fraud.

                  5.3.2 The Company shall indemnify CattleSale.com for any act performed by him with respect to Company matters, except for fraud.

                                   SECTION VI

                TRANSFER OF INTERESTS AND WITHDRAWALS OF MEMBERS

         6.1 Transfers. CattleSale.com may Transfer all, or any portion of, or its interest or rights in, its Membership Rights to one or more Successors.

         6.2 Transfer to a Successor. In the event of any Transfer of all or any part of CattleSale.com Interest to a Successor, the Successor shall thereupon become a Member and the Company shall be continued.

                                   SECTION VII

            DISSOLUTION, LIQUIDATION, AND TERMINATION OF THE COMPANY

         7.1 Events of Dissolution. The Company shall be dissolved upon the happening of any of the following events:

                  7.1.1 when the period fixed for its duration in Section 2.4 has expired; or

                  7.1.2 if CattleSale.com determines, or (if CattleSale.com no longer holds an interest) if a Successor determines, or all of the Successors unanimously determine, to dissolve the Company.

                  The Company shall not dissolve merely because of CattleSale.com's Involuntary Withdrawal.

         7.2 Procedure for Winding Up and Dissolution. If the Company is dissolved, the affairs of the Company shall be wound up. On winding up of the Company, the assets of the Company shall be distributed, first, to creditors of the Company in satisfaction of the liabilities of the Company, and then to the Persons who are the Members of the Company in proportion to their Interests.

         7.3 Filing of Articles of Cancellation. If the Company is dissolved, Articles of Dissolution shall be promptly filed with the Corporation Division. If there are no remaining Members, the Articles shall be filed by the last Person to be a Member; if there are no remaining Members, or a Person who last was a Member, the Articles shall be filed by the legal or personal representatives of the Person who last was a Member.

                                  SECTION VIII

                  BOOKS, RECORDS, ACCOUNTING, AND TAX ELECTIONS

         8.1 Bank Accounts. All funds of the Company shall be deposited in a bank account or accounts opened in the Company's name. CattleSale.com shall determine the institution or institutions at which the accounts will be opened and maintained, the types of accounts, and the Persons who will have the authority with respect to the accounts and the funds therein.

         8.2 Books and Records. CattleSale.com shall keep or cause to be kept complete and accurate books and records of the Company and supporting documentation of the transactions with respect to the conduct of the Company's business. The books and records shall be maintained in accordance with sound accounting principles and practices.

         8.3 Annual Accounting Period. The annual accounting period of the Company shall be its taxable year. The Company's taxable year shall be selected by CattleSale.com, subject to the requirements and limitations of the Code.

                                   SECTION IX

                               GENERAL PROVISIONS

         9.1 Assurances. CattleSale.com shall execute all such certificates and other documents and shall do all such filing, recording, publishing and other acts as CattleSale.com deems appropriate to comply with the requirements of law for the formation and operation of the Company and to comply with any laws, rules, and regulations relating to the acquisition, operation, or holding of the property of the Company.

         9.2 Applicable Law. All questions concerning the construction, validity, and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal law, not the law of conflicts, of the State of Oregon.

         9.3 Section Titles. The headings herein are inserted as a matter of convenience only, and do not define, limit, or describe the scope of this Agreement or the intent of the provisions hereof.

         9.4 Binding Provisions. This Agreement is binding upon, and inures to the benefit of, CattleSale.com and its heirs, executors, administrators, personal and legal representatives, Successors, and permitted assigns.

         9.5 Terms. Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular and plural, as the identity of the Person may in the context require.

         9.6 Separability of Provisions. Each provision of this Agreement shall be considered separable; and if, for any reason, any provision or provisions herein are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation or affect those portions of this Agreement which are valid.

         IN WITNESS WHEREOF, CattleSale.com executed, or caused this Agreement to be executed as of the date set forth hereinabove.

                                     MEMBER:

                                     CattleSale.com, Inc.

                                     By:  /s/ John Freeman, President
                                         John Freeman, President

                   CATTLESALE.COM LIVESTOCK PRODUCTION CO. LLC
                        EXHIBIT A TO OPERATING AGREEMENT


--------------------------------------------------------------------------------
     Name, Address and Taxpayer
  Identification Number of Member       Percentage       Consideration Paid
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
        CattleSale.com, Inc.              100%     Assets set forth on Exhibit B
       500 SW 10th, Suite 140
          Boise, ID 83702
             93-1241050
--------------------------------------------------------------------------------

                   CATTLESALE.COM LIVESTOCK PRODUCTION CO. LLC
                        EXHIBIT B TO OPERATING AGREEMENT
                            ASSETS TO BE CONTRIBUTED
                             BY CATTLESALE.COM, INC.


-------------------------------------------------------------
                     Assets Contributed
-------------------------------------------------------------
-------------------------------------------------------------
  $1,000 cash plus any and all rights to conduct livestock
         auctions on the Internet website known as
                 http://www.cattlesale.com
-------------------------------------------------------------

                                 Exhibit 10(uu)

                 Amendment to the Livestock Operating Agreement

                                    AMENDMENT
                                       TO
                               OPERATING AGREEMENT
                                       OF
                   CATTLESALE.COM LIVESTOCK COMMISSION CO. LLC


         Amendment (the "Amendment"), dated as of February 25, 2003, by and between AEI Environmental, Inc. (the "Withdrawing Member"), by assignment from CattleSale.com, Inc. (the "Original Member" dated as of August 15, 2000 and Dynacore Holdings Corporation (the "Incoming Member") to the Restated Operating Agreement of CattleSale.com Livestock Commission Co. LLC (the "Company"), dated as of June __, 1999 (the "Operating Agreement").

                              W I T N E S S E T H:

         WHEREAS, the Withdrawing Member has transferred its 100% interest in the Company to the Incoming Member as of the date first written above; and

         WHEREAS, the Withdrawing Member desires to withdraw from the Company, and the Incoming Member desires to be admitted into the Company, each as of the date first written above; and

         WHEREAS, the parties desire to amend the Operating Agreement to reflect the foregoing and certain other matters related thereto.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

1. The Operating Agreement is hereby amended to reflect the withdrawal of the Withdrawing Member, and the admission of the Incoming Member into the Company, each as of the date first written above.

2. Except as hereinafter specifically set forth, from and after the date hereof, all reference to the Original Member in the Operating Agreement shall, without further action, be deemed to refer to the Incoming Member.

3. Section I of the Operating Agreement is hereby amended by inserting in alphabetical order therein the following definition:

                  "Manager" means, for purposes of the Act, the Incoming
Member."

4. Section 2.4 of the Operating Agreement is hereby amended and restated in its entirety as follows:

                  "2.4 Principal Office. The principal office of the Company shall be in the State of Texas and shall be located at 9901 IH 10 West, Suite 800, San Antonio Texas 78230, or at any other place the Manager determines."

5. Section 5.1 of the Operating Agreement is hereby amended and restated in its entirety as follows:

                  "5.1     Management.  The Company shall be managed by the
Manager."

6. Section 7.1.2 of the Operating Agreement is hereby amended and restated in its entirety as follows:

                  "7.1.2 if the Manager determines or (if the Incoming Member no longer holds an interest) if a Successor determines, or if all of the Successors unanimously determine, to dissolve the Company."

7. Exhibit A to the Operating Agreement is hereby amended and restated in its entirety as follows:

--------------------------------------------------------------------------------
           "Name, Address and Taxpayer
         Identification Number of Member   Percentage    Consideration Paid
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Dynacore Holdings Corporation               100%   Assets set forth on Exhibit B
9901 IH 10 West
Suite 800
San Antonio, Texas 78230
EIN 74-1605174"
--------------------------------------------------------------------------------

8. This Amendment may be executed in any number of counterparts and all of such counterparts shall for all purposes constitute one instrument binding on the parties hereto, notwithstanding that all the parties are not signatory to the same counterparts.

9. Except as specifically amended herein, all of the terms, covenants, provisions and conditions of the Operating Agreement shall continue to remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have entered into this Amendment as of the date first above written.


                                  WITHDRAWING MEMBER:

                                  AEI Environmental, Inc.


                                  By:/s/ David W. Pequet
                                  --------------------
                                  Name:  David W. Pequet
                                  Title:  ________________________


                                INCOMING MEMBER:

                                  Dynacore Holdings Corporation


                                  By:  /s/ Asher B. Edelman
                                       -----------------------------
                                  Name:  Asher B. Edelman
                                  Title:  Chairman of the Board of Directors

                                 Exhibit 10(vv)

              Operating Agreement of CS Auction Production Co., LLC

         ASSIGNMENT made as of the 25th day of February, 2003, by AEI Environmental, Inc. a Colorado corporation having a place of business at 710 North York Road, Hinsdale, Illinois 60521 (the "Assignor") to Dynacore Holdings Corporation, a Delaware corporation having a place of business at 9901 IH 10 West, Suite 800, San Antonio, Texas 78230 (the "Assignee").

         WHEREAS, the Assignor is the sole member of CS Auction Productions LLC, an Oregon limited liability company organized (the "Company"), and is a party to the operating agreement of the Company (the "Operating Agreement") and is the owner of legal title to the rights and interests of a member described therein, including the various rights thereunder of a member to receive cash flow and allocations of profits, losses (the "Interest"); and

         WHEREAS, the Assignor desires to sell, assign and convey to the Assignee, and the Assignee desires to purchase and acquire from the Assignor, ownership of a 100% interest in the Company (the "Membership Interest") subject to the terms hereinafter set forth, which the Membership Interest equals all of the interest in the Company currently owned by the Assignor; and

         NOW, THEREFORE, for and in consideration of the sum of $10.00 payable in cash upon the execution hereof and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged:

         1. The Assignor does, by these presents, grant, bargain, sell, convey, assign, transfer and set over unto the Assignee the Membership Interest.

         2. This Assignment shall be effective as of 7:00 o'clock A.M., on the date first written above.

         3. This Assignment is made subject to the terms and conditions of the Operating Agreement.

         4. The Assignor covenants with the Assignee, its successors or assigns:
That the Assignor is the lawful owner of and has good title to the Membership Interest above assigned, free and clear from all liens, encumbrances or adverse claims; and that the Assignor will warrant and forever defend the same against all persons whatsoever, lawfully claiming or to claim the same.

         5. Assignee hereby assumes, from and after the date hereof all of the obligations of the Assignor in connection with the Membership Interest.

         6. The parties agree that, at any time and from time to time, they will execute any and all documents and or instruments necessary to evidence or effectuate any of the foregoing agreements.

         7. This Assignment and Assumption shall be binding upon the parties hereto, their successors and assigns.

         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.

                                    ASSIGNOR:

                                   AEI Environmental, Inc.

                                   By: /s/ David W. Pequet
                                       -----------------------------------------
                                      Name:     David W. Pequet
                                               ---------------------------------
                                        Title:
                                                 -------------------------------


                                    ASSIGNEE:

                                   Dynacore Holdings Corporation


                                   By:    /s/ Asher B. Edelman
                                       --------------------------------
                                   Name:  Asher B. Edelman
                                   Title: Chairman of the Board of Directors

                         CATTLESALE.COM AUCTION CO. LLC
                               OPERATING AGREEMENT

         This Operating Agreement (this "Agreement") is entered into this _____ day of June, 1999, by CattleSale.com, Inc. ("CattleSale.com").

                              EXPLANATORY STATEMENT

         CattleSale.com has determined to organize and operate a limited liability company in accordance with the terms of, and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, the terms and conditions under which the limited liability company are to be organized and operated are as follows:

                                    SECTION I

                                  DEFINED TERMS

         The following capitalized terms shall have the meanings specified in this Section I. Other terms are defined in the text of this Agreement; and, throughout this Agreement, those terms shall have the meanings respectively ascribed to them.

         "Act" means the Oregon Limited Liability Company Act, as amended from time to time.

         "Agreement" means this Agreement, as amended from time to time.

         "Code" means the Internal Revenue Code of 1986, as amended, or any corresponding provision of any succeeding law.

         "Company" means CattleSale.com auction Co. LLC, the limited liability company organized in accordance with this Agreement.

         "Corporation Division" means the Oregon Secretary of State, Corporation Division.

         "Interest" means a Person's share of the Profits and Losses of, and the right to receive distributions from, the Company.

         "Interest Holder" means any Person who holds an Interest, whether as a Member or as an unadmitted assignee of a Member.

         "Involuntary Withdrawal" means, with respect to CattleSale.com, the occurrence of any of the following events:

(i) The making of an assignment for the benefit of creditors;

(ii) The filing of a voluntary petition of bankruptcy;

(iii) The adjudication as a bankrupt or insolvent or the entry against CattleSale.com of an order for relief in any bankruptcy or insolvency proceeding;

(iv) The filing of a petition or answer seeking for CattleSale.com any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law or regulation;

(v) The seeking, consenting to, or acquiescing in the appointment of a trustee for, receiver for, or liquidation of CattleSale.com or of all or any substantial part of CattleSale.com's properties;

(vi) The filing of an answer or other pleading admitting or failing to contest the material allegations of a petition filed against CattleSale.com in any proceeding described in Subsections (i) through (v);

(vii) Any proceeding against CattleSale.com seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law, or regulation, continues for one hundred twenty (120) days after the commencement thereof, or the appointment of a trustee, receiver, or liquidator for CattleSale.com or all or any substantial part of CattleSale.com's properties without CattleSale.com's agreement or acquiescence, which appointment is not vacated or stayed for one hundred twenty (120) days or, if the appointment is stayed, for one hundred twenty (120) days after the expiration of the stay during which period the appointment is not vacated; or

(viii) CattleSale.com's death or adjudication by a court of competent jurisdiction as incompetent to manage CattleSale.com's person or property.

         "Member" means the Person signing this Agreement and any Person who subsequently is admitted as a member of the Company.

         "Membership Rights" means all of the rights of a Member in the Company, including a Member's: (i) Interest; (ii) right to inspect the Company's books and records; (iii) right to participate in the management of and vote on matters coming before the Company; and (iv) unless this Agreement or the Articles of Organization provide to the contrary, right to act as an agent of the Company.

         "Person" means and includes an individual, corporation, partnership, association, limited liability company, trust, estate or other entity.

         "Profit" and "Loss" means, for each taxable year of the Company (or other period for which Profit or Loss must be computed) the Company's taxable income or loss determined in accordance with the Code.

         "Regulation" means the income tax regulations, including any temporary regulations, from time to time promulgated under the Code.

         "Successor" means all Persons to whom all or any part of an Interest is transferred either because of (i) the sale or gift by CattleSale.com of all or any part of its Interest, (ii) an assignment of CattleSale.com's Interest due to CattleSale.com's Involuntary Withdrawal, or (iii) because CattleSale.com dies and the Persons are CattleSale.com's personal representatives, heirs or legatees.

         "Transfer" means, when used as a noun, any voluntary sale, hypothecation, pledge, assignment, attachment, or other transfer, and, when used as a verb, means voluntarily to sell, hypothecate, pledge, assign or otherwise transfer.

         "Withdrawal" means a Member's dissociation from the Company by any means.

                                   SECTION II

                    FORMATION AND NAME; OFFICE; PURPOSE; TERM

         2.1 Organization. CattleSale.com hereby organizes a limited liability company pursuant to the Act and the provisions of this Agreement and, for that purpose, has caused Articles of Organization to be prepared, executed and filed with the Corporation Division on May 28, 1999.

         2.2 Name of Company The name of the Company shall be "CattleSale.com Auction Co. LLC." The Company may do business under that name and under any other name or names upon which CattleSale.com may, in its sole discretion, determine. If the Company does business under a name other than that set forth in its Articles of Organization, then the Company shall file a trade name certificate as required by law.

         2.3      Purpose.  Company is organized to:

                  2.3.1 To engage in the development and operation of a web page, http://www.cattlesale.com, for the sale of livestock at auction and other related activities; and

                  2.3.2 To have all the powers permitted by Oregon Revised Statutes Section 63.074 to 63.077, as amended from time to time.

         2.4 Principal Office. The Principal office of the Company shall be in the State of Idaho and shall be located at 500 SW 10th, Suite 140, Boise, ID 83702, or at any other place within the States of Idaho or Oregon which CattleSale.com, in its sole discretion, determines.

         2.5 Resident Agent. The name and address of the Company's resident agent in the State of Oregon shall be Nancy P. Hinnen, 1600 Pioneer Tower, 888 SW Fifth Avenue, Portland, OR 97204.

         2.6 Members. The name, present mailing address, and taxpayer identification number of CattleSale.com is set forth in Exhibit A.

                                   SECTION III

                       MEMBERS; CAPITAL; CAPITAL ACCOUNTS

         3.1 Initial Capital Contributions. Upon the execution of this Agreement, CattleSale.com shall contribute to the Company the cash and property set forth on Exhibit B and the Company shall then commence to do business.

         3.2 No Other Capital Contributions Required. No Member shall be required to contribute any additional capital to the Company, and except as set forth in the Act, no Member shall have any personal liability for any obligations of the Company.

         3.3 Loans. Any Member may, at any time, make or cause a loan to be made to the Company in any amount and on those terms upon which the Company and the Member agree.

                                   SECTION IV

                         PROFIT, LOSS AND DISTRIBUTIONS

         4.1 Distributions of Cash Flow. Cash Flow for each taxable year of the Company shall be distributed to CattleSale.com no later than seventy-five (75) days after the end of the taxable year.

         4.2 Allocation of Profit or Loss. All Profit or Loss shall be allocated to CattleSale.com.

         4.3 Liquidation and Dissolution. If the Company is liquidated, the assets of the Company shall be distributed to CattleSale.com or to a Successor or Successors.

                                    SECTION V

                     MANAGEMENT: RIGHTS, POWERS, AND DUTIES

             5.1 Management. The Company shall be managed solely by
                                CattleSale.com.

         5.2 Personal Service. CattleSale.com shall not be required to perform services for the Company solely by virtue of being a Member.

         5.3      Liability and Indemnification.

                  5.3.1 CattleSale.com shall not be liable, responsible, or accountable, in damages or otherwise, to the Company for any act performed by him with respect to Company matters, except for fraud.

                  5.3.2 The Company shall indemnify CattleSale.com for any act performed by him with respect to Company matters, except for fraud.

                                   SECTION VI

                TRANSFER OF INTERESTS AND WITHDRAWALS OF MEMBERS

         6.1 Transfers. CattleSale.com may Transfer all, or any portion of, or its interest or rights in, its Membership Rights to one or more Successors.

         6.2 Transfer to a Successor. In the event of any Transfer of all or any part of CattleSale.com Interest to a Successor, the Successor shall thereupon become a Member and the Company shall be continued.

                                   SECTION VII

            DISSOLUTION, LIQUIDATION, AND TERMINATION OF THE COMPANY

         7.1 Events of Dissolution. The Company shall be dissolved upon the happening of any of the following events:

                  7.1.1 when the period fixed for its duration in Section 2.4 has expired; or

                  7.1.2 if CattleSale.com determines, or (if CattleSale.com no longer holds an interest) if a Successor determines, or all of the Successors unanimously determine, to dissolve the Company.

                  The Company shall not dissolve merely because of CattleSale.com's Involuntary Withdrawal.

         7.2 Procedure for Winding Up and Dissolution. If the Company is dissolved, the affairs of the Company shall be wound up. On winding up of the Company, the assets of the Company shall be distributed, first, to creditors of the Company in satisfaction of the liabilities of the Company, and then to the Persons who are the Members of the Company in proportion to their Interests.

         7.3 Filing of Articles of Cancellation. If the Company is dissolved, Articles of Dissolution shall be promptly filed with the Corporation Division. If there are no remaining Members, the Articles shall be filed by the last Person to be a Member; if there are no remaining Members, or a Person who last was a Member, the Articles shall be filed by the legal or personal representatives of the Person who last was a Member.

                                  SECTION VIII

                  BOOKS, RECORDS, ACCOUNTING, AND TAX ELECTIONS

         8.1 Bank Accounts. All funds of the Company shall be deposited in a bank account or accounts opened in the Company's name. CattleSale.com shall determine the institution or institutions at which the accounts will be opened and maintained, the types of accounts, and the Persons who will have the authority with respect to the accounts and the funds therein.

         8.2 Books and Records. CattleSale.com shall keep or cause to be kept complete and accurate books and records of the Company and supporting documentation of the transactions with respect to the conduct of the Company's business. The books and records shall be maintained in accordance with sound accounting principles and practices.

         8.3 Annual Accounting Period. The annual accounting period of the Company shall be its taxable year. The Company's taxable year shall be selected by CattleSale.com, subject to the requirements and limitations of the Code.

                                   SECTION IX

                               GENERAL PROVISIONS

         9.1 Assurances. CattleSale.com shall execute all such certificates and other documents and shall do all such filing, recording, publishing and other acts as CattleSale.com deems appropriate to comply with the requirements of law for the formation and operation of the Company and to comply with any laws, rules, and regulations relating to the acquisition, operation, or holding of the property of the Company.

         9.2 Applicable Law. All questions concerning the construction, validity, and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal law, not the law of conflicts, of the State of Oregon.

         9.3 Section Titles. The headings herein are inserted as a matter of convenience only, and do not define, limit, or describe the scope of this Agreement or the intent of the provisions hereof.

         9.4 Binding Provisions. This Agreement is binding upon, and inures to the benefit of, CattleSale.com and its heirs, executors, administrators, personal and legal representatives, Successors, and permitted assigns.

         9.5 Terms. Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular and plural, as the identity of the Person may in the context require.

         9.6 Separability of Provisions. Each provision of this Agreement shall be considered separable; and if, for any reason, any provision or provisions herein are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation or affect those portions of this Agreement which are valid.

         IN WITNESS WHEREOF, CattleSale.com executed, or caused this Agreement to be executed as of the date set forth hereinabove.

                                     MEMBER:

                                      CattleSale.com, Inc.

                                      By: /s/ John Freeman
                                          --------------------------------------
                                          John Freeman, President

                         CATTLESALE.COM AUCTION CO. LLC
                        EXHIBIT A TO OPERATING AGREEMENT


-------------------------------------------------------------------------------
     Name, Address and Taxpayer
  Identification Number of Member       Percentage           Consideration Paid
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
        CattleSale.com, Inc.              100%     Assets set forth on Exhibit B
       500 SW 10th, Suite 140
          Boise, ID 83702
             93-1241050
--------------------------------------------------------------------------------

                         CATTLESALE.COM AUCTION CO. LLC
                        EXHIBIT B TO OPERATING AGREEMENT
                            ASSETS TO BE CONTRIBUTED
                             BY CATTLESALE.COM, INC.


-------------------------------------------------------------
                     Assets Contributed
-------------------------------------------------------------
-------------------------------------------------------------
  $1,000 cash plus any and all rights to conduct livestock
         auctions on the Internet website known as
                 http://www.cattlesale.com
-------------------------------------------------------------

                                 Exhibit 10(ww)

                  Amendment to the Auction Operating Agreement

                                    AMENDMENT
                                       TO
                               OPERATING AGREEMENT
                                       OF
                           CS AUCTION PRODUCTIONS LLC


         Amendment (the "Amendment"), dated as of February 25, 2003, by and between AEI Environmental, Inc. (the "Withdrawing Member"), by assignment from CattleSale.com, Inc. (the "Original Member" dated as of August 15, 2000 and Dynacore Holdings Corporation (the "Incoming Member") to the Restated Operating Agreement of CS Auction Productions LLC (the "Company"), dated as of June __, 1999 (the "Operating Agreement").

                              W I T N E S S E T H:

         WHEREAS, the Withdrawing Member has transferred its 100% interest in the Company to the Incoming Member as of the date first written above; and

         WHEREAS, the Withdrawing Member desires to withdraw from the Company, and the Incoming Member desires to be admitted into the Company, each as of the date first written above; and

         WHEREAS, the parties desire to amend the Operating Agreement to reflect the foregoing and certain other matters related thereto.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

1. The Operating Agreement is hereby amended to reflect the withdrawal of the Withdrawing Member, and the admission of the Incoming Member into the Company, each as of the date first written above.

2. Except as hereinafter specifically set forth, from and after the date hereof, all reference to the Original Member in the Operating Agreement shall, without further action, be deemed to refer to the Incoming Member.

3. Section I of the Operating Agreement is hereby amended by inserting in alphabetical order therein the following definition:

                  "Manager" means, for purposes of the Act, the Incoming
Member."

4. Section 2.4 of the Operating Agreement is hereby amended and restated in its entirety as follows:

                  "2.4 Principal Office. The principal office of the Company shall be in the State of Texas and shall be located at 9901 IH 10 West, Suite 800, San Antonio Texas 78230, or at any other place the Manager determines."

5. Section 5.1 of the Operating Agreement is hereby amended and restated in its entirety as follows:

                  "5.1     Management.  The Company shall be managed by the
Manager."

6. Section 7.1.2 of the Operating Agreement is hereby amended and restated in its entirety as follows:

                  "7.1.2 if the Manager determines or (if the Incoming Member no longer holds an interest) if a Successor determines, or if all of the Successors unanimously determine, to dissolve the Company."

7. Exhibit A to the Operating Agreement is hereby amended and restated in its entirety as follows:

-------------------------------------------------------------------------------
"Name, Address and Taxpayer
Identification Number of Member     Percentage     Consideration Paid
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Dynacore Holdings Corporation       100%           Assets set forth on Exhibit B
9901 IH 10 West
Suite 800
San Antonio, Texas 78230
EIN 74-1605174"
-------------------------------------------------------------------------------

8. This Amendment may be executed in any number of counterparts and all of such counterparts shall for all purposes constitute one instrument binding on the parties hereto, notwithstanding that all the parties are not signatory to the same counterparts.

9. Except as specifically amended herein, all of the terms, covenants, provisions and conditions of the Operating Agreement shall continue to remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have entered into this Amendment as of the date first above written.


                               WITHDRAWING MEMBER:

                                AEI Environmental, Inc.


                                By:/s/ David W. Pequet
                                ---------------------
                                Name:  _David W. Pequet__________
                                Title:  ________________________


                                INCOMING MEMBER:

                                Dynacore Holdings Corporation


                                By: /s/ Asher B. Edelman
                                    --------------------------------------------
                                Name:  Asher B. Edelman
                                Title:  Chairman of the Board of Directors

                                 Exhibit 10(xx)

               Purchase Agreement, dated as of February 25, 2003, by and between the Company and AEI Environmental, Inc.

                                                                 EXECUTION COPY





                               PURCHASE AGREEMENT



                                 by and between



                            AEI ENVIRONMENTAL, INC.,
                                    as Seller



                                       and



                         DYNACORE HOLDINGS CORPORATION,
                                  as Purchaser




                          Dated as of February 25, 2003



                                TABLE OF CONTENTS


                                                                                                          Page

SECTION 1                  Certain Defined Terms.............................................................1
SECTION 2                  Purchase and Sale of the Interests................................................1
SECTION 3                  Representations and Warranties Concerning the Transactions........................2
SECTION 4                  Additional Representations and Warranties of the Purchaser........................4
SECTION 5                  Additional Representation and Warranties of the Seller............................6
SECTION 6                  Pre-Closing Covenants............................................................12
SECTION 7                  Post-Closing Covenants...........................................................14
SECTION 8                  Additional Post-Closing Covenants of the Purchaser and the Seller................15
SECTION 9                  Conditions to Obligations to Close...............................................16
SECTION 10                 Remedies for Breaches of This Agreement..........................................18
SECTION 11                 Tax Matters......................................................................19
SECTION 12                 Termination......................................................................20
SECTION 13                 Miscellaneous....................................................................21

SCHEDULES

SCHEDULE I                 Certain Defined Terms
SCHEDULE II                Addresses for Notices
SCHEDULE III               Disclosure Schedule

EXHIBITS

EXHIBIT A                  Most Recent Balance Sheet
EXHIBIT B                  Form of Certificate of Designations of Convertible Redeemable Preferred Stock
EXHIBIT C                  Form of Restrictive Legend
EXHIBIT D                  Transition Plan Summary and Preliminary Budget
EXHIBIT E                  List of CattleSale Employees to Execute Employment Agreements
EXHIBIT F                  Form of Employment Agreement
EXHIBIT G-1                Form of Seller Escrow Agreement
EXHIBIT G-2                Form of Purchaser Escrow Agreement
EXHIBIT H                  Officers of Purchaser Post-Closing
EXHIBIT I                  Persons to Execute Employment Agreements

                               PURCHASE AGREEMENT

                  PURCHASE AGREEMENT, dated as of February 25, 2003, by and between AEI ENVIRONMENTAL, INC., a corporation organized and existing under the laws of the State of Colorado ("Seller"); and DYNACORE HOLDINGS CORPORATION, a corporation organized and existing under the laws of the State of Delaware ("Purchaser").

                              W I T N E S S E T H:

                  WHEREAS, the Seller owns all of the issued and outstanding limited liability company interests ("Interests") of each of Cattlesale.Com Livestock Commission Co. LLC ("Commission Company") and CS Auction Productions LLC ("Production Company", together with Commission Company, "Targets"), each a limited liability company organized and existing under the laws of the State of Oregon; and

                  WHEREAS, the Seller, through the Targets, conducts a cattle auction trading service business which includes a cattle auction and trading service accessible via the internet at the website www.cattlesale.com (the "Business"); and

                  WHEREAS, the Purchaser desires to purchase from the Seller, and the Seller desires to sell to the Purchaser, the Interests upon the terms and subject to the conditions set forth herein.

                  NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants, and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby covenant and agree as follows:

                  SECTION 1. Certain Defined Terms. Capitalized terms used and not otherwise defined in the body hereof are used herein as defined in Schedule I hereto.

                  SECTION 2. Purchase and Sale of the Interests. (a) The Purchase Transaction. On the Closing Date and subject to the terms and conditions set forth in this Agreement, the Seller will sell, convey, assign, transfer and deliver to the Purchaser, and the Purchaser will purchase and acquire from the Seller all right, title and interest in and to the Interests in consideration of the Purchase Price.

                  (b) Purchase Price. On the Closing Date and at the Closing, the Purchaser shall pay to the Seller, in consideration for the Interests, the purchase price (the "Purchase Price") which shall consist of: (i) 1,323,000 shares of Series B Convertible Redeemable Preferred Stock of Purchaser having the rights, preferences and limitations set forth in the Certificate of Designations ("Certificate of Designations") of Convertible Redeemable Preferred Stock attached as Exhibit B hereto ("Series B Shares"); and (ii) 9,593,168 shares ("Common Shares") of common stock, par value $.01 per share, of Purchaser ("Common Stock"). (The Series B Shares and the Common Shares to be acquired by the Seller in connection with the Purchase Price are hereinafter referred to as the "Securities.") At Closing, the number of Common Shares included in the Purchase Price shall represent 49% of the Fully Diluted Common Shares immediately prior to the Closing.

                  (c) Additional Closing Transactions. Concurrent with the purchase and sale of the Interests, the Purchaser shall issue to the holders of record of the Common Stock immediately prior to the Closing (i) 1,127,000 Series B Shares and (ii) 250,000 shares of Series A Convertible Redeemable Preferred Stock of the Purchaser having the rights, preferences and limitations set forth in the Certificate of Designations.

                  (d) Closing. The closing (the "Closing") of the Transactions shall take place at the offices of Seller's counsel, Pitney, Hardin, Kipp & Szuch LLP, 685 Third Avenue, New York, New York 10017-4024, commencing at 10:00 a.m. New York time on February 25, 2003 or, if any conditions necessary to consummate the Closing have not been met by such date, then within three (3) Business Days thereafter, or on such other date as Purchaser and Seller mutually determine in writing (the "Closing Date"). Unless otherwise specified herein, all Transactions shall occur simultaneously. Notwithstanding the time or date of the Closing, but subject to all of the terms and conditions set forth in this Agreement, the parties hereto agree as follows: (i) the Closing shall be deemed to have occurred as of the Effective Time and the Targets shall be operated for the benefit and account of the Purchaser from and after the Effective Time; (ii) all profits and losses of the Targets from and after the Effective Time shall be for the account of, and allocated to, the Purchaser; and (iii) all Taxes attributable to the operations of the Targets from and after the Effective Time shall be for the account of, and paid by, the Purchaser. Notwithstanding the foregoing, the Seller shall operate the Business from and after the Effective Time until the Closing Date in the Ordinary Course of Business consistent with prior practices.

                  (e) Deliveries at the Closing. At the Closing: (i) the Seller shall deliver to the Purchaser: (A) the various certificates, instruments, and documents specified in Section 9(a) hereof, (B) valid and appropriate assignments evidencing and effecting the transfer to the Purchaser of the Interests and (C) all other documents necessary or required to fully satisfy the Seller's obligations hereunder; and (ii) the Purchaser shall deliver to the
Seller: (A) the various certificates, instruments, and documents specified in
Section 9(b) hereof, (B) certificates evidencing the Securities registered in the name of the Seller bearing the restrictive legend set forth on Exhibit C attached hereto, and (C) all documents necessary or required to fully satisfy the Purchaser's obligations hereunder.

                  (f) Escrow. Notwithstanding anything herein to the contrary, at the Closing the Purchaser shall deliver (i) certificates evidencing the Securities to the Seller Escrow Agent to be held and eventually delivered by the Seller Escrow Agent to the Seller in accordance with the terms and conditions of the Seller Escrow Agreement and (ii) certificates evidencing the securities referred to in Section 2(c) hereof to the Purchaser Escrow Agent to be held and eventually delivered by the Purchaser Escrow Agent to the holders of Common Stock immediately prior to the Closing in accordance with the terms and conditions of the Purchaser Escrow Agreement .

                  SECTION 3. Representations and Warranties Concerning the Transactions. (a) Representations and Warranties of the Seller. As an inducement to the Purchaser to enter into this Agreement, except as set forth in Schedule III hereto (with reference to the section and, if applicable, subsection or clause to which such exception relates), the Seller represents and warrants to the Purchaser as provided below:

                  (i) Organization of the Seller. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado.

                  (ii) Authorization of Transactions. The Seller has full power and authority to execute, deliver, and perform its obligations hereunder and to consummate the Transactions. This Agreement, and each other document to be delivered by the Seller at the Closing, constitute the legal, valid, and binding obligation of the Seller, enforceable against the Seller in accordance with their respective terms and conditions. The Seller is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of, any Governmental Authority in order to consummate the Transactions.

                  (iii) Non-contravention. The execution, delivery, and performance of this Agreement by Seller, and the consummation of the Transactions, shall not: (A) violate any Law or Governmental Order applicable to the Seller or any provision of the Seller's charter or bylaws; or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Person any right to accelerate, terminate, modify, or cancel, or require any notice under, any Contract to which the Seller is a party, by which it is bound, or to which any of its assets is subject.

                           (iv) Interests. The Seller holds of record, and owns
beneficially, all of the Interests, free and clear of any Security Interests or other restrictions on transfer (other than any restrictions under the Securities Act and state securities Laws). The Seller is not a party to any option, warrant, purchase right, or other Contract that could require the Seller to sell, transfer, or otherwise dispose of any limited liability company interests of either Target (other than this Agreement). The Seller is not a party to any voting trust, proxy, or other Contract with respect to the voting of any limited liability company interests of either Target.

                  (v) Restricted Securities. The Seller understands that the Securities have not been registered under the Securities Act or any state securities laws, by reason of a specific exemption from the registration provisions of the Securities Act and any state securities laws. The Seller understands that the Securities are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Seller must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.

                  (b) Representations and Warranties of the Purchaser. As an inducement to the Seller to enter into this Agreement, except as set forth in
Schedule III hereto (with reference to the section and, if applicable, subsection or clause to which such exception relates), the Purchaser hereby represents and warrants to the Seller as provided below:

                  (i) Organization of the Purchaser. The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

                  (ii) Authorization of Transactions. The Purchaser has full power and authority to execute, deliver, and perform its obligations hereunder and to consummate the Transactions. This Agreement and each other document to be delivered by the Purchaser at the Closing, constitute the legal, valid, and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with their respective terms and conditions. The Purchaser is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of, any Governmental Authority in order to consummate the Transactions.

                  (iii) Non-contravention. The execution, delivery, and performance of this Agreement by Purchaser, and the consummation of the Transactions, shall not: (A) violate any Law or Governmental Order applicable to the Purchaser or any provision of the Purchaser's charter or bylaws; or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Person any right to accelerate, terminate, modify, or cancel, or require any notice under, any Contract to which the Purchaser is a party, by which it is bound, or to which any of its assets is subject.

                  SECTION 4. Additional Representations and Warranties of the Purchaser. As an inducement to the Seller to enter into this Agreement, except as set forth in Schedule III hereto (with reference to the section and, if applicable, subsection or clause to which such exception relates), the Purchaser represents and warrants to the Seller as provided below:

                  (a) SEC Statements, Reports and Documents. The Purchaser has filed all forms, reports, statements and other documents required to be filed by it with the SEC since January 1, 2000, and has heretofore delivered to the Seller true and complete copies of (A) all registration statements (on a form other than Form S-8) filed by it with the SEC since January 1, 2000, (B) its Annual Reports on Form 10-K for the fiscal years ended December 31, 2000 and December 31, 2001, respectively, (C) all proxy statements relating to the Purchaser's meetings of stockholders (whether annual or special) held since January 1, 2001, (D) all other Forms 10-K and 10-Q filed by it with the SEC since January 1, 2001, (E) all Forms 8-K filed by it with the SEC since January 1, 2002 and (F) all amendments and supplements to all such reports and registration statements filed by Purchaser with the SEC (the documents referred to in clauses (A), (B), (C), (D), (E) and (F) being hereinafter referred to as the "SEC Reports"). As of their respective dates, the SEC Reports complied, to the best of the Purchaser's Knowledge, in all material respects with all applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact require to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements (including any related notes) of the Purchaser included in the SEC Reports (X) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto, (Y) were prepared in conformity with GAAP applied on a consistent basis throughout the periods covered (except as otherwise stated in the financial statements), and (Z) present fairly in all material respects the financial position, results of operations and changes in financial position of Purchaser as of and for such periods. The balance sheet of the Purchaser as at September 30, 2002, including the notes thereto, is hereinafter referred to as the "Purchaser Balance Sheet."

                  (b) Undisclosed Liabilities. The Purchaser has no Liability or obligation, except for: (i) such Liabilities and obligations set forth on the face of the Purchaser Balance Sheet; (ii) Liabilities and obligations which have arisen after the date of the Purchaser Balance Sheet in the Ordinary Course of Business and (iii) Liabilities or obligations disclosed or reflected in this Agreement (including the Schedules and Exhibits).

                  (c) Events Subsequent to Date of the Purchaser Balance Sheet. Since the date of the Purchaser Balance Sheet, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Purchaser nor has there occurred or arisen any event, condition or state of facts of any character that could reasonably be expected to result in such a material adverse change. Without limiting the generality of the foregoing, since the date of the Purchaser Balance Sheet, Purchaser has not, except for the Transactions expressly contemplated by this Agreement and the dividend which consisted of Units of Beneficial Interest in the Dynacore Patent Litigation Trust distributed to the holders of Common Stock of record on December 20, 2002: (a) made any declaration, setting aside or payment of any dividend or distribution in respect of the shares of its capital stock or any redemption, purchase or other acquisition of any of its securities, or (b) entered into any agreement to take any of the actions described in this Section 4(c).

                  (d) Legal Compliance. The Purchaser has, to the best of its Knowledge, complied in all material respects with all applicable material Laws and Governmental Orders, and no Action has been filed or commenced against Purchaser alleging any failure to so comply.

                  (e) Litigation. Except as disclosed in the SEC Reports, the
Purchaser: (i) is not subject to any outstanding Governmental Order; or (ii) is not a party to or, to the Knowledge of the Purchaser, is not threatened to be made a party to, any Action. The Purchaser is not aware of any Action which could result in a material adverse change in the business, financial condition, operations, or results of operations, of the Purchaser.

                  (f) Authorization of the Securities. The issuance, sale and delivery of the Securities have been duly authorized by all requisite corporate action of the Purchaser, and when so issued, sold and delivered, the Securities will be validly issued and outstanding, fully paid and non-assessable, with no personal liability attaching to the ownership thereof, and not subject to preemptive or any other similar rights of the stockholders of the Purchaser or others. The Series B Shares have the designations, powers, preferences and other special rights, and the qualifications, limitations and restrictions as set forth in the Certificate of Designations, attached hereto as Exhibit B.

                  (g) Authorization of Reserved Shares. The issuance, sale and delivery of the shares of Common Stock reserved for issuance upon conversion of the Series B Shares ("Reserved Shares") have been, or will be immediately subsequent to the Closing, duly authorized by all requisite corporate action of the Purchaser and the Reserved Shares have been, or will be, as the case may be, duly reserved for issuance upon conversion of all or any of the Series B Shares and when so issued, sold and delivered, the Reserved Shares will be validly issued and outstanding, fully paid and non-assessable with no personal liability attaching to the ownership thereof, and not subject to preemptive or any other similar rights of the stockholders of the Purchaser or others.

                  (h) Capitalization. As of the date of this Agreement, the authorized capital stock of the Purchaser consists of (i) 30,000,000 shares of Common Stock, of which an aggregate of 10,734,726 shares are issued and outstanding or are reserved for issuance upon the exercise of options to purchase shares of Common Stock outstanding as of the date of this Agreement, and (ii) 5,000,000 shares of preferred stock, of which no shares are issued and outstanding. The shares of Common Stock issued and outstanding are duly authorized, validly issued, are fully paid and non-assessable. Prior to the Closing or immediately subsequent thereto, the Purchaser shall cause the number of authorized shares of Common Stock to be increased by 20,000,000 shares so that, thereafter, there shall be a total of 50,000,000 shares of Common Stock authorized for issuance. None of the shares of Common Stock issued and outstanding have been issued in violation of any preemptive rights. Except as set forth on Section 4(h) of the Disclosure Schedule, there are, and immediately upon consummation at the Closing of the Transactions there will be, no preemptive or similar rights to purchase or otherwise acquire shares of capital stock of the Purchaser pursuant to any provision of law, the charter of bylaws of the Purchaser, in each case as amended to the date hereof, or any agreement to which the Purchaser is a party, or otherwise, except as contemplated by this Agreement; and there is, and immediately upon consummation at the Closing of the Transactions there will be, no agreement, restriction or encumbrance (such as a right of first refusal, right of first offer, proxy, voting agreement, etc.) with respect to the sale or voting of any shares of capital stock of the Purchaser (whether outstanding or issuable upon conversion or exercise of outstanding securities). All shares of Common Stock and other securities issued by the Purchaser prior to the Closing have been issued in transactions either registered under or exempt from registration under the Securities Act and the Corporation has not violated the Securities Act or any state securities or blue sky laws in connection with the issuance of any shares of Common Stock or other securities prior to the Closing. Upon consummation of the Transactions, the Seller will acquire good, valid and marketable title to the Securities free and clear of all Security Interests.

                  (i) Disclosure. This Agreement does not contain any untrue statements by the Purchaser of a material fact or omit to state a material fact necessary to be stated to make the statements by the Purchaser contained herein not false or misleading.

                  (j) Finders' Fees. The Purchaser has not retained any financial advisor, broker, agent or finder on account of this Agreement or the Transactions.

                  (j) Contracts. Section 4(j) of the Disclosure Schedule identifies each agreement material to the business, financial condition and operations of the Purchaser.

                  (k) Certain Liabilities. (i) As of the date of this Agreement, the Purchaser has outstanding loans to the Dynacore Patent Litigation Trust (the "Trust") of $842,940 on account of the Purchaser's obligation to loan the Trust up to $1 million to enable the Trust to pay expenses of the Trust. The Purchaser is required to loan the Trust an additional $157,060 ("Additional Funding Obligation"). Except for the Additional Funding Obligation, the Purchaser has no obligation to loan additional funds to the Trust. Any loans to the Trust in excess of the Additional Funding Obligation will be made only upon the approval of the Board of Directors of the Purchaser as constituted after the Closing.

                  (ii) Notwithstanding that the Purchaser's consolidated financial statements reflect a Liability on account of the Purchaser's German subsidiary's pension plan, to the Knowledge of the Purchaser based solely upon the advice of German counsel to the Purchaser which advice has been based on information provided by the Purchaser and upon the insolvency laws of Germany now in effect, the Purchaser will have only a de minimis obligation, if any, with respect to such Liability in the event the pension plan with respect to which the obligation arose is terminated.

                  SECTION 5. Additional Representations and Warranties of the Seller. As an inducement to the Purchaser to enter into this Agreement, except as set forth in Schedule III hereto (with reference to the section and, if applicable, subsection or clause to which such exception relates), the Seller represents and warrants to the Purchaser as provided below with respect to the
Targets:

                  (a) Organization, Qualification, and Corporate Power. Each Target is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Oregon. Each Target is duly authorized to conduct business, and is in good standing under the laws of each jurisdiction where the conduct of its business requires qualification. Each Target has full corporate power and authority, and all licenses, permits, and authorizations necessary, to carry on its portion of the Business and to own and use the properties owned and used by it in each jurisdiction in which it conducts business. Each employee of the Targets who is required to be licensed in order to perform his duties on behalf of the Targets is duly licensed. A list of each such license, permit and authorization, and the name of the Person to whom it has been issued, is set forth in
         Section 5(a) of the Disclosure Schedule. The Seller has delivered to the Purchaser correct and complete copies of the organization document and operating agreement of each Target (as amended to date). Neither Target is in default under, or in violation of, any provision of its organization document or operating agreement. Except as set forth in
         Section 5(a) of the Disclosure Schedule, the Business is conducted solely through Seller and the Targets and not, in whole or in part, through any other Person.

                  (b) Capitalization. Each Target has outstanding one (1) Interest. All of the Interests are duly authorized, validly issued, fully paid, and non-assessable, and are held of record by the Seller. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other Contracts that could require either Target to issue, sell, or otherwise cause to become outstanding any of its Interests. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to either Target. There are no voting trusts, proxies, or other Contracts with respect to the voting of the Interests.

                  (c) Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the Transactions, shall: (i) violate any Law or Governmental Order applicable to either Target or any provision of the charter or operating agreement of either Target; or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify, or cancel, or require any notice under, any Contract to which either Target is a party, by which it is bound, or to which any of its assets is subject (or result in the imposition of any Security Interest upon either Target's assets). Neither Target is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of, any Governmental Authority in order for the parties to consummate the Transactions.

                  (d) Title to Assets. Each Target has good and marketable title to, or a valid leasehold interest in, the properties and assets used by such Target in the conduct of the Business located on its premises, shown on the unaudited consolidated balance sheet of the Targets as of November 30, 2002 (the "Most Recent Balance Sheet"), or acquired after the date of the Most Recent Balance Sheet.

                  (e) Subsidiaries. Neither Target has any Subsidiaries.

                  (f) Financial Statements. Attached as Exhibit A hereto is a copy of the Most Recent Balance Sheet: The Most Recent Balance Sheet fairly presents in all material respects the consolidated financial condition of the Targets as of November 30, 2002; provided that the Most Recent Balance Sheet is subject to normal year-end adjustments (which are not expected to be material, individually or in the aggregate) and lack footnotes and other presentation items.

                  (g) Events Subsequent to Most Recent Balance Sheet. Since the date of the Most Recent Balance, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of either Target nor has there occurred or arisen any event, condition or state of facts of any character that could reasonably be expected to result in such a material adverse change. Without limiting the generality of the foregoing, since the date of the Most Recent Balance Sheet, neither Target has, except for the Transactions expressly contemplated by this
         Agreement: (a) made any declaration, setting aside or payment of any dividend or distribution in respect of the Interests or any redemption, purchase or other acquisition of any of its securities, or (b) entered into any agreement to take any of the actions described in this Section 5(g).

                  (h) Undisclosed Liabilities. Neither Target has any Liability or obligation, except for: (i) such liabilities and obligations set forth on the face of the Most Recent Balance Sheet; (ii) liabilities and obligations which have arisen after the date of the Most Recent Balance Sheet in the Ordinary Course of Business and (iii) liabilities or obligations disclosed or reflected in this Agreement (including the Schedules and Exhibits).

                  (i) Legal Compliance. Each Target has, to the best of its Knowledge, complied in all material respects with all applicable material Laws and Governmental Orders, and no Action has been threatened, filed or commenced against either Target alleging any failure to so comply.

                  (j) Tax Matters. (i) All Taxes owed by either Target, including, without limitation, estimated Taxes, have been paid within the time and in the manner prescribed by law, or the payment of such Taxes has been provided for by the respective Target. There are no Security Interests on any of the assets of either Target that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (ii) Each Target has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid to any employee, independent contractor, creditor, member, or other Person.

                  (iii) Neither Target has waived any statute of limitations in respect of any Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency applicable thereto.

                  (iv) There are no audits, suits, claims, assessments or other administrative proceedings pending with respect to any Taxes and no taxing authority has notified the Seller that it intends to investigate its tax affairs.

                  (v) The charges, accruals and reserves for Taxes due, or accrued but not yet due, relating to the income, properties or operations of the Targets for any period prior to the Effective Date (and, with respect to any taxable period that includes but does not end on the Effective Date, the portion of such period that ends on and includes the Effective Date) as reflected on the Targets books and records are adequate to cover such Taxes.

                  (k) Real Property. (i) The Targets own no real property.

                  (ii) Section 5(k)(ii) of the Disclosure Schedule lists and describes briefly all real and personal property leased to either Target and used in the conduct of the Business. The Seller has delivered to the Purchaser correct copies of the leases and subleases listed therein. With respect to each lease and sublease specified therein, to the Seller's Knowledge:

                  (A) such lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

                  (B) except for prohibitions against assignments specified therein, the effectiveness and validity of such lease or sublease shall not be affected by the execution of this Agreement or the consummation of the Transactions;

                  (C) no party to such lease or sublease is in material breach or default thereunder, and no event has occurred which, with the giving of notice, lapse of time, or both, would constitute a material breach or default thereunder, or permit termination, modification, or acceleration thereof;

                  (D) no party to such lease or sublease has repudiated any provision thereof;

                  (E) there are no disputes, oral agreements, or forbearance programs in effect as to such lease or sublease;

                  (F) with respect to each sublease, if any, the representations and warranties set forth in clauses (A) through (E) hereof are true and correct with respect to the underlying lease therefor; and

                  (G) neither Target has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in such leasehold or sub-leasehold.

                  (l) Intellectual Property. (i) Each Target owns or has the right to use all Intellectual Property used by it in the operation of the Business as presently conducted. Each item of Intellectual Property owned or used by the Targets immediately prior to the Closing shall be owned or available for use by the Purchaser or the Targets on substantially the same terms and conditions immediately subsequent to the Closing.

                           (ii) Except as set forth in Section 5(l)(ii) of the
Disclosure Schedule, to the Seller's Knowledge, neither Target has, in any material respect, interfered with, infringed upon, or misappropriated any Intellectual Property rights of any Person, and neither the Seller, nor any director, manager or officer of either Target, has received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, or misappropriation.

                  (iii) Section 5(l)(iii) of the Disclosure Schedule identifies all of the following items that are used in the conduct of the Business as presently conducted and owned by the Seller or the Targets: (A) registered Intellectual Property; (B) applications for registration of Intellectual Property; (C) Contracts with respect to the Intellectual Property of the Targets; and (D) material unregistered Intellectual Property. The Seller has delivered to the Purchaser correct and complete copies of each of the foregoing. With respect to each such item, except as noted on the Disclosure Schedule with respect thereto:

                  (A) Each Target possesses all right, title, and interest therein, free and clear of any Security Interest;

                  (B) such Intellectual Property is not subject to any Governmental Order;

                  (C) no Action is pending nor, to the Knowledge of the Seller, is threatened which challenges the legality, validity, enforceability, use, or ownership thereof; and

                  (D) neither Target has ever agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect thereto.

                           (m) Tangible Assets. The tangible assets of the
Targets have been maintained in accordance with normal industry practice, are in good operating condition and repair (subject to normal wear and tear), and are reasonably suitable for the purposes for which they are presently is used.

                  (n) Contracts. Except as set forth on Section 5(n) of the Disclosure Schedule, to the Seller's Knowledge, neither Target is a party to:

                  (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $50,000.00 per annum;

                  (ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one (1) year, result in a material loss to such Target, or involve consideration in excess of $50,000.00;

                  (iii) any agreement concerning a partnership or joint venture (other than as operating units of the Business);

                  (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $50,000.00 or under which it has imposed a Security Interest on any of its assets (tangible or intangible);

                  (v) any confidentiality or non-competition agreement, excluding any such agreements executed in connection with the negotiation of this Agreement and the consummation of the Transactions;

                  (vi) any agreement with the Seller and its Affiliates (other than as operating units of the Business);

                  (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, or employees;

                  (viii) any collective bargaining agreement;

                  (ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $100,000.00 or providing severance benefits;

                  (x) any agreement under which it has advanced or loaned any amount to any of its directors, officers, or employees outside of the Ordinary Course of Business;

                  (xi) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of such Target;

                  (xii) any other agreement, or group of related agreements, the performance of which involves consideration in excess of $100,000.00; or

                  (xiii) any agreement entered into outside of the Target's Ordinary Course of Business.

                  (o) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of either Target.

                  (p) Insurance. Section 5(p) of the Disclosure Schedule contains a true and correct description of all material policies of insurance (and fidelity or similar bonds) covering the Targets which are currently in full force and effect. All premiums with respect to such insurance policies have been paid on a timely basis and no notice of cancellation or termination has been received with respect to any such policy. There are no pending claims against such insurance by the Seller or either of the Targets as to which the insurers have denied coverage or otherwise reserved rights. Neither the Seller nor either Target has been refused any insurance with respect to the Targets' assets or operations, nor has their respective coverage been limited, by any insurance carrier to which it has applied for any such insurance.

                  (q) Litigation. Neither Target: (i) is subject to any outstanding Governmental Order; or (ii) is a party to or, to the Knowledge of Seller, is threatened to be made a party to, any Action. Seller is not aware of any Action which could result in a material adverse change in the business, financial condition, operations, or results of operations, of either Target.

                  (r) Employees. (i) Neither Target is a party to, or bound by, any collective bargaining agreement, nor has either Target experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. There are no controversies between the Targets and any of their employees which might reasonably be expected to have a material adverse effect on the conduct of the Business or operations of the Targets. There are no unfair labor arbitration proceedings pending or, to the Knowledge of the Seller, threatened relating to the conduct of the Business or operations of the Targets.

                  (ii) Section 5(r)(ii) of the Disclosure Schedule lists the names of all of the employees of each Target and describes their respective responsibilities and the date each employee was hired by the applicable Target. Also set forth therein is a description of any bonus which the Seller or either Target is obligated to pay to any employee either prior to or subsequent to the Effective Date and the amount of any vacation time expected to be accrued by each employee as of the Effective Date.

                  (s) Employee Benefits. Neither Target has any Employee Benefit Plan.

                  (t) Guaranties. Neither Target is a guarantor or is otherwise liable for any Liability or obligation (including indebtedness) of any Person.

                  (u) Environmental, Health, and Safety Matters. (i) Each Target has obtained and complied with in all material respects all permits, licenses, and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of the Business.

                  (ii) Neither Target has received any written or oral notice, report, or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements.

                  (iii) Neither Target has treated, stored, disposed of, arranged for, or permitted the disposal of, transported, handled, or released, any substance, including, without limitation, any hazardous substance, or knowingly owned or operated any property or facility in a manner that has given or would give rise to material liabilities of the Targets, including any Liability for response costs, corrective action costs, personal injury, property damage, natural resources damages, or fees and disbursements of counsel, in each case, pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), the Solid Waste Disposal Act, as amended ("SWDA"), the Resource Conservation Recovery Act, as amended ("RECRA") or any other Environmental, Health, and Safety Requirements.

                  (v) Software. (i) Section 5(v)(i) of the Disclosure Schedule contains a true and correct list of all Target Software. A Target, as applicable, is the sole and exclusive owner of the Target Software.

                  (ii) Section 5(v)(ii) of the Disclosure Schedule contains a true, correct, complete and accurate list of all Third Party Software which is used by a Target or held for use by a Target in connection with the Business and sets forth the term of each license or agreement related thereto. Except as set forth in Section 5(v)(ii) of the Disclosure Schedule, the Third Party Software is used pursuant to an agreement or license and each such agreement or license is valid and enforceable and in full force and effect and no Target nor any licensor is in material default under or in material breach of any such license or agreement.

                  (iii) The Target Software and the Third Party Software and the Targets' rights therein are sufficient and adequate to conduct the Business to the full extent the Business is conducted as of the date of this Agreement and as the Business will be conducted as of the Effective Date. Except as set forth in Section 5(v)(iii) of the Disclosure Schedule, consummation of the Transactions will not result in an impairment of the rights of the Targets to any of the Target Software or any increase of any license fees with respect to any of the Third Party Software. All Target Software and any Third Party Software that is incorporated into the Target Software perform in accordance with the documentation and other written material used in connection with the Target Software and Third Party Software and is in machine readable form. To the Knowledge of Seller, the Target Software and, the Third Party Software is free of material defects in operations. Except as set forth in Section 5(v)(iii) of the Disclosure Schedule, to the Knowledge of Seller, the Target Software and the Third Party Software contain no Disabling Devices.

                  (w) Full Disclosure. This Agreement does not contain any untrue statements by the Seller of a material fact or omit to state a material fact necessary to be stated to make the statements by the Seller contained herein not false or misleading.

                  (x) Finders' Fees. Except as disclosed in Section 5(x) of the Disclosure Schedule, the Seller has not retained any financial advisor, broker, agent or finder on account of this Agreement or the Transactions.

                  SECTION 6. Pre-Closing Covenants. From the period commencing on the date of this Agreement and ending on the earlier of the Closing or the termination of this Agreement in accordance with the terms hereof, the parties hereto shall comply with each of the following covenants:

                  (a) General. Each party hereto shall use its best efforts to take all action and to do (or cause to be done) all things necessary, proper, or advisable in order to consummate and make effective the Transactions (including satisfaction of the Closing conditions set forth in Section 7 hereof).

                  (b) Notices and Consents. Each party shall give any notices to third parties, and shall use its best efforts to obtain any third party consents, that the other party may reasonably request in connection with the Transactions, including, without limitation, consent of its shareholders. Each party hereto shall give any notices to, and make any filings with, any Governmental Authorities required in connection with the Transactions.

                  (c) Operation of Businesses. The Purchaser shall not, nor shall the Seller cause any Target to, engage in any practice, take any action, or enter into any transaction outside of the Ordinary Course of Business. Without limiting the generality of the foregoing, the Purchaser shall not, nor shall the Seller cause any Target to: (i) declare, set aside, or pay any dividend; (ii) make any distribution to the holders of its equity securities;
(iii) redeem, purchase, or otherwise acquire any of its equity securities; or
(iv) otherwise engage in any practice, take any action, or enter into any transaction that could reasonably be expected to result in a material adverse change in its respective business.

                  (d) Preservation of the Businesses. (i) The Seller shall cause each Target to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

                  (ii) The Seller shall not cause either Target to enter into any new line of business or incur or commit to any capital expenditures without first obtaining the Purchaser's written consent thereto or terminate or permit to be terminated any existing insurance policy relating to either Target or the Business or modify or reduce the coverage thereunder.

                  (iii) The Seller shall not enter into any agreement or plan, the disclosure of which would be required pursuant to any section of this Agreement.

                  (e) Preservation of the Purchaser's Business. The Purchaser shall keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

                  (f) Full Access. Each party shall permit the other party and its Representatives, upon reasonable notice, to have reasonable access, during normal business hours, and in a manner that does not interfere with the normal business operations of such party's business, to the premises, properties, personnel, books, records (including Tax records), Contracts, and other documents of or pertaining to such party.

                  (g) Public Announcements. Neither party hereto shall issue any press releases or make any public statement with respect to this Agreement or the Transactions except (1) as may be required by applicable law and following the consultation with the other party hereto or (2) unless the other party consents thereto, which consent shall not be unreasonably withheld. The parties agree that following the Closing the parties shall act in good faith to agree on the form of press release announcing the consummation of the Transactions.

                  (h) Confidentiality. Each party hereto shall comply with the confidentiality provisions set forth in Section 7(c) hereof.

                  (i) Exclusivity. The parties agree that they and their Representatives will negotiate exclusively with one another with respect to any transactions relating to any purchase and sale of the kind described in this Agreement and that they shall not engage in any negotiations with any other parties or entertain any offers for or enter into any agreement with any other parties with respect any transactions relating to any purchase and sale of the kind described in this Agreement . It is expressly understood and agreed that, notwithstanding the foregoing, the Purchaser may enter into negotiations for and enter into any transaction that would not impair either its cash or equity position as of the date of this Agreement.

                  (j) Notice of Development. Each party hereto will give prompt written notice to the other of any development causing a breach of its representations in this Agreement. No disclosure by any party hereto pursuant to this Section 6(j), however, shall be deemed to amend or supplement the schedules attached hereto or cure any misrepresentation, breach of warranty or breach of covenant unless expressly consented to in writing by the party to whom the notice is given; provided that in the event notice is given prior to the Closing and the party to whom notice is given does not consent to such amendment, supplement and cure, the party making the disclosure shall have no obligation to consummate the Transactions. .

                  SECTION 7. Post-Closing Covenants. (a) Litigation Support. The Seller shall reasonably support the Purchaser in any litigation relating to the Business that arises after the Closing but which involves events which occurred prior thereto; provided that all costs and expenses incurred in connection therewith (including, but not limited to, fees and disbursements of counsel) shall be borne by the Purchaser unless the Purchaser is entitled to indemnification therefor pursuant to Section 9 hereof.

                  (b) Transition. The Seller shall not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of either Target from maintaining the same business relationship with such Target after the Closing that such Person maintained with such Target prior thereto. The Seller shall refer all customer inquiries relating to the Businesses to the Targets from and after the Effective Date.

                  (c) Confidentiality. (i) Each party hereto shall, and shall cause each of its Representatives to, hold in strict confidence all Confidential Information, and no party hereto shall disclose any Confidential Information to any of its Representatives except to the extent such party reasonably determines is necessary or desirable in connection with the Transactions. Except as provided in the immediately preceding sentence, no party hereto shall, and each party hereto shall cause its Representatives not to, directly or indirectly, copy, reproduce, use, publish, disseminate, misuse, misappropriate, sell, assign, or otherwise transfer or disclose to any Person any Confidential Information.

                  (ii) In the event that any Receiving Party or any of its Representatives is requested pursuant to, or becomes compelled by, any applicable Law to disclose any Confidential Information of any Disclosing Party, such Receiving Party shall provide such Disclosing Party with prompt written notice thereof so that such Disclosing Party may seek a protective order or other appropriate remedy or, in such Disclosing Party's sole discretion, waive compliance with the terms hereof. In the event that no such protective order or other remedy is obtained, or such Disclosing Party waives compliance with the terms hereof, the Person requested or compelled to disclose Confidential Information of such Disclosing Party shall furnish only that portion of such Confidential Information which it is advised in writing by counsel is legally required, and shall cooperate with such Disclosing Party in its efforts to obtain reliable assurance that confidential treatment will be accorded such Confidential Information.

                  (d) Non-Competition. For a period of two (2) years from and after the Closing Date, the Seller shall not engage, directly or indirectly, in any business that either Target conducts as of the Closing Date in any geographic area in which such Target conducts business as of such date, whether conducted in person or over the internet.

                  (e) Books and Records. From and after the Closing Date, the Purchaser shall be entitled to possession of all documents, books, records (including Tax records), Contracts, and financial data relating to the Targets; provided that the Purchaser shall hold same for reasonable inspection and use, for whatever reason, by the Seller.

                  SECTION 8. Additional Post-Closing Covenants of the Purchaser and the Seller. (a) Voting Rights With Respect to the Sale of the Business and the Interests. Until the third anniversary of the Closing Date, the Purchaser shall not, directly or indirectly, without the prior written consent of holders of 66% of the then outstanding Series B Shares and 66% of the then outstanding Reserved Shares included in the Purchase Price, (i) Transfer all or any portion of the Interests or (ii) Transfer all or any portion of the Business.

                  (b) Transition Plan and Preliminary Budget. Attached hereto as Exhibit D is a Transition Plan Summary and Preliminary Budget and operating forecast of the Business prepared on a monthly basis for the period from Closing through December 31, 2003 and a quarterly basis for the period from January 1, 2004 through December 31, 2004 ("Initial Budget"). With respect to each fiscal year a budget and operating forecast ("Additional Budgets" and, together with the Initial Budget, the "Budgets") will be submitted to the Purchaser's Board of Directors at least 60 days prior to the beginning of such fiscal year. Each Additional Budget shall be accepted as the Budget for such fiscal year when it has been approved by a majority of the Purchaser's Board of Directors. Budgets shall be reviewed periodically and all changes therein and all material deviations therefrom shall be resubmitted to the Purchaser's Board of Directors in advance and shall be accepted when approved. There shall be no changes or material deviations to or from the Budgets without such prior approval of, a majority of the Purchaser's Board of Directors. The Purchaser agrees to operate and, to the extent necessary, finance the Business, in accordance with the Budgets.

                  (c) Required Registration. Within six (6) months following the Closing, the Purchaser shall use its best efforts to register under the Securities Act the Securities for resale and do all other acts which may be necessary to enable the holders of the Securities to consummate the public sale of the Securities including, without limitation, the listing of the Securities on any securities exchange on which any securities of the Company are then listed, if the listing of the Securities is then permitted under the rules of such exchange. Within sixty (60) days following the Closing, the Seller shall deliver to Purchaser the audited financial statements of Targets required to be filed by Purchaser in order to register the Securities for resale under the Securities Act.

                  (d) Name Change. Promptly following the Closing, the Purchaser shall change its name to "The CattleSale Company".

                  (e) Board of Directors. Upon the Closing, the Board of Directors of the Purchaser shall immediately be reconstituted with eight (8) directors and the current members of the Purchaser's Board of Directors shall resign effective as of the Closing Date. By action taken by the written consent of the holders of 51% of the then outstanding shares of Purchaser's Common Stock, upon the Closing four (4) of the current members of the Purchaser's Board of Directors and four (4) persons to be designated by the Seller shall be elected as the directors of the Purchaser. The eight (8) members of the Purchaser's Board of Directors described in this Section 8(e) (the "New Board") shall so serve until the next meeting of the shareholders of the Purchaser and until their successors are appointed or elected and qualified.

                  (f) Actions of New Board. Immediately upon the election of the New Board, a meeting of the New Board shall be convened at which (x) the persons named on Exhibit H shall be elected to the offices set forth opposite their names on Exhibit H hereto and (y) proposed employment agreements between the Purchaser and each of the person whose names appear on Exhibit I, the terms and conditions of which have heretofore been agreed to in principal by the Seller, shall be approved.

                  (g) Tax-free Reorganization. The Purchaser agrees (1) to report, and cause its Affiliates to report, the Transactions for income tax purposes as a reorganization within the meaning of Code ss.368(a)(1)(C) (and any corresponding provision of state, local and foreign income tax law), (2) to not take any action, or permit any of its Affiliates to take any action, that may cause the Transctions to not qualify as a reorganization within the meaning of Code ss.368(a)(1)(C) (and any corresponding provision of state, local and foreign income tax law).

                  (h) Reimbursement Obligation of Purchaser. Promptly following the Closing, Purchaser shall reimburse Seller for all Ordinary Course of Business expenses of Targets (including, but not limited to, payroll and related benefits) incurred from and after the Effective Date to the extent such expenses are paid by Seller or Targets prior to the Closing Date, subject to Seller's presentation of supporting information and documentation as the Purchaser may reasonably request.

                  SECTION 9. Conditions to Obligation to Close. (a) Conditions to Obligation of the Purchaser. The obligation of the Purchaser to consummate the Transactions shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may be waived in writing by Purchaser:

                  (i) The representations and warranties of the Seller contained herein shall have been true and correct in all material respects when made and shall be true and correct in all material as of the Closing Date, with the same force and effect as if made as of the Closing Date, other than such representations and warranties as are made as of another date, and the covenants and agreements contained herein to be complied with by the Seller on or before the Closing Date shall have been complied with in all material respects;

                  (ii) The Purchaser shall have received resolutions duly and validly adopted by the board of directors of the Seller evidencing its authorization of the execution and delivery hereof and the consummation of the Transactions;

                  (iii) The Seller and the Targets shall have procured all third party consents specified in Section 6(b) hereof;

                  (iv) Each of the Persons whose names appear on Exhibit E shall have executed and delivered to the Purchaser an employment agreement substantially in the form of Exhibit F;

                  (v) No Action shall be pending or threatened wherein an unfavorable Governmental Order, if issued, would: (A) prevent the consummation of any of the Transactions, (B) cause any of the Transactions to be rescinded following consummation thereof, (C) affect adversely the right of the Purchaser to own the Interests and control the Targets, or (D) affect adversely the right of either Target to own its assets and to operate its business (and no such Governmental Order shall be in effect);

                  (vi) The Seller shall have delivered to the Purchaser a certificate of an authorized officer of Seller to the effect that the conditions specified in Section 9(a)(i) hereof have been satisfied in all respects;

                           (vii) The Purchaser shall have received from the
Seller a good standing certificate for each Target from the Secretary of State of Oregon dated as of a recent date prior to the Closing Date; and

                           (viii) The Purchaser shall have received from the
Seller a pro-forma combined balance sheet of the Targets dated as of the Effective Date prepared in accordance with the letter agreement annexed hereto as Exhibit D.

                           (b) Conditions to Obligation of the Seller. The
obligation of the Seller to consummate the Transactions shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may be waived in writing by the
Seller:

                  (i) The representations and warranties of the Purchaser contained herein shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if made as of the Closing Date, other than such representations and warranties as are made as of another date, and the covenants and agreements contained herein to be complied with by the Seller on or before the Closing Date shall have been complied with in all material respects;

                  (ii) The Purchaser shall have executed and delivered to each of the Persons whose names appear on Exhibit E an employment agreement substantially in the form of Exhibit F;

                  (iii) The Seller shall have received resolutions duly and validly adopted by the Board of Directors of the Purchaser evidencing its authorization of the execution and delivery hereof and the consummation of the Transactions;

                  (iv) No Action shall be pending or threatened wherein an unfavorable Governmental Order, if issued, would: (A) prevent the consummation of any of the Transactions or (B) cause any of the Transactions to be rescinded following consummation thereof (and no such Governmental Order shall be in effect);

                  (v) The Purchaser shall have delivered to the Seller a certificate of an authorized officer of Purchaser to the effect that the conditions specified in Section 9(b)(i) hereof have been satisfied in all respects;

                  (vi) The Seller shall have received all authorizations, consents, and approvals of Governmental Authorities specified in Section 6(b) hereof;

                           (vii) The Seller shall have received from the
Purchaser a good standing certificate for the Seller from the Secretary of State of Delaware dated as of a recent date prior to the Closing Date;

                  (viii) The Purchaser shall have duly adopted the Certificate of Designations and such Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware and become effective, and evidence of the foregoing in form and substance satisfactory to the Seller shall have been delivered to the Seller; and

                  (ix) The Board of Directors and shareholders of the Seller shall have consented to the execution and delivery hereof and the consummation of the Transactions.

                           SECTION 10.  Remedies  for  Breaches of This
Agreement. (a) Survival of Representations, Warranties and Covenants. The representations and warranties of the parties shall survive the Closing and shall remain in full force and effect, regardless of any investigation made by or on behalf of the other party, for a period of one year after the Closing Date. The agreements and covenants of the parties shall remain in full force and effect until the applicable period under the statute of limitations therefor has expired. No claim for breach of representations and warranties may be asserted by any indemnified person after such one (1) year period; provided that claims first asserted in writing with specificity within such period shall not be extinguished upon expiration of such one (1) year period.

                  (b) Indemnification Provisions for the Benefit of the Purchaser. The Seller shall defend, indemnify and hold the Purchaser, any Affiliate of the Purchaser and their respective current or future officers, directors, controlling persons, employees, agents, successors and permitted assigns (collectively, "Purchaser Indemnitees") harmless from and against and in respect of any and all losses, liabilities, damages, claims, suits, proceedings, judgments, settlements and expenses, including reasonable attorneys' fees, incurred by any such Purchaser Indemnity (hereinafter "Purchaser Losses") which arise out of or in connection with (i) any breach of any of the representations and warranties of the Seller contained in this Agreement or (ii) any breach of any of the Seller's covenants contained in this Agreement. The indemnity provided in this Section 10(b) shall be the sole and exclusive remedy of the Purchaser Indemnitees at law or equity for any matter covered by this Section 10(b).


                  (c) Indemnification Provisions for the Benefit of the Seller. The Purchaser shall defend, indemnify and hold Seller and its current or future officers, directors, controlling persons, employees, agents, successors and permitted assigns (collectively, "Seller Indemnitees") harmless from and against and in respect of any and all actual losses, liabilities, damages, claims, suits, proceedings, judgments, settlements and expenses, including reasonable attorney's fees, incurred by any such Seller Indemnitee (hereinafter "Seller Losses") arising out of or in connection with (i) any breach of any of the representations and warranties of the Purchaser contained in this Agreement or
(ii) any breach by the Purchaser of any of its covenants in this Agreement. The indemnity provided in this Section 10(c) shall be the sole and exclusive remedy of the Seller Indemnitees at law or equity for any matter covered by this
Section 10(c).

                  (d) Matters Involving Third Parties. (i) In the event that any third party notifies any Purchaser Indemnitee or Seller Indemnitee ("Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against the other party hereto (the "Indemnifying Party") hereunder, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided that no delay on the part of the Indemnified Party in notifying the Indemnifying Party thereof shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent that) the Indemnifying Party is materially prejudiced thereby.

                  (ii) Any Indemnifying Party shall have the right, exercisable within ten (10) days after receipt of the notice of a Third Party Claim, to elect to defend the Indemnified Party against a Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as or to the extent that: (A) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief; (B) settlement of, or an adverse judgment with respect to, such Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party; and (C) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                  (iii) So long as the Indemnifying Party is conducting the defense of a Third Party Claim in accordance with the provisions of Section 10(d)(ii) hereof: (A) the Indemnified Party may retain separate co-counsel, at its sole cost and expense, and participate in the defense thereof; provided, however, such separate co-counsel shall be at the Indemnifying Party's cost and expense if counsel to the Indemnified Party has delivered its written opinion to the Indemnifying Party to the effect that there exists an actual or potential conflict of interest between the Indemnifying Party and the Indemnified Party;
(B) the Indemnified Party shall not consent to the entry of any judgment, or enter into any settlement with respect to, such Third Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned, or delayed; and (C) the Indemnifying Party shall not consent to the entry of any judgment, or enter into any settlement with respect to, such Third Party Claim without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, conditioned, or delayed.

                  (iv) In the event that any of the conditions specified in
Section 10(d)(ii) hereof is or becomes unsatisfied, then: (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, such Third Party Claim in any manner that it reasonably deems appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith); and
(B) the Indemnifying Party shall remain responsible for any Purchaser Losses or Seller Losses, as applicable, that the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by, such Third Party Claim to the fullest extent provided herein.

                  (v) The parties hereto hereby consent to the non-exclusive jurisdiction of any New York State or federal court sitting in The City of New York and/or any other court in which the Third Party Claim may have been instigated for purposes of any claim that such Indemnified Party may have under this Agreement with respect to such Third Party Claim or the matters alleged therein, and agree that process may be served upon any Indemnifying Party with respect to such Third Party Claim by service of process delivered in the manner and to the address of such Indemnifying Party set forth in Schedule II of this Agreement.

                  SECTION 11. Tax Matters. The following provisions shall govern the allocation of responsibility as between the Purchaser and the Seller for certain tax matters following the Closing Date:

                  (a) Cooperation on Tax Matters. (i) The Purchaser and the Seller shall cooperate fully, as and to the extent reasonably requested by any party hereto, with the filing of Tax Returns relating to the Target pursuant to the terms hereof and any audit, litigation, or other proceeding with respect to such Taxes. Such cooperation shall include: (A) the retention and, upon the request of any party hereto, the provision of records and information which are reasonably relevant thereto; and (B) making available the employees of such Person, on a mutually convenient basis, to provide additional information concerning, and explanations of, any material provided hereunder. The Purchaser and the Seller agree: (A) each shall retain all books and records with respect to Tax matters pertinent to Targets which relate to any taxable period that commenced prior to the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the Purchaser or the Seller, any extensions thereof) therefor; (B) each shall abide by all record retention agreements entered into with any Governmental Authority; and (C) each shall give the other reasonable written notice prior to transferring, destroying, or discarding any such books and records and, if the other party so requests, allow the other party to take possession thereof.

                  (ii) The Purchaser and the Seller shall, upon request, use their best efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce, or eliminate any Tax that could be imposed on any party hereto (including, but not limited to, with respect to the Transactions).

                  (iii) Each of the Purchaser and the Seller shall, upon request, provide the other party hereto with all information that such party may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

                  (b) Certain Taxes. All transfer, documentary, sales, use, or stamp taxes and fees (including any penalties and interest) incurred in connection herewith shall be paid by the Purchaser when due, and the Purchaser shall, at its own expense, file all necessary Tax Returns and other documentation with respect thereto and, if required by applicable Law, Seller shall, and shall cause its Affiliates to, join in the execution of any such Tax Return and other documentation.

                  SECTION 12. Termination. (a) This Agreement may be terminated by written notice of termination at any time prior to the Closing:

                  (i) by the mutual consent of the Purchaser and the Seller;

                  (ii) by the Purchaser if: (A) the Seller has breached any material representation, warranty, or covenant contained herein in any material respect and such breach shall not have been cured within ten (10) Business Days of the date of delivery of written notice thereof or (B) if the Closing shall not have occurred on or before March 7, 2003 by reason of the failure of any condition precedent contained in Section 9(a) hereof to have been satisfied (unless such failure results primarily from the Purchaser's breach of any representation, warranty, or covenant contained herein)

                  (iii) by the Seller if: (A) the Purchaser has breached any material representation, warranty, or covenant contained herein in any material respect and such breach shall not have been cured within ten (10) Business Days of the date of delivery of written notice thereof or (B) if the Closing shall not have occurred on or before March 7, 2003 by reason of the failure of any condition precedent contained in Section 9(b) hereof to have been satisfied (unless such failure results primarily from the Seller's breach of any representation, warranty, or covenant contained herein) ; and

                  (iv) by either party if the consummation of the Transactions would violate any non-appealable final order, decree or judgement of any Governmental Authority having competent jurisdiction.

                  (b) The party desiring to terminate this Agreement shall give written notice of such termination to the other party.

                  (c) In the event of termination of this Agreement as provided in Section 12(a), this Agreement (except for Sections 6(h) regarding confidentiality and 13(b) regarding expenses) shall forthwith become void and there shall not be any Liability or obligation with respect to the terminated provisions of the Agreement on the part of either party hereto or its respective officers or directors.

                  SECTION 13. Miscellaneous. (a) Further Action. Each party hereto shall, promptly after any request therefor by the other party hereto and at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification hereunder), take or cause to be taken all actions, do or cause to be done all things, and execute and deliver or cause to be executed and delivered all documents, instruments, certificates, further assurances, or other papers, which such requesting party may reasonably deem necessary, appropriate, or desirable in connection with this Agreement and the consummation of the Transactions.

                  (b) Expenses. Each party hereto shall pay all costs and expenses (including, without limitation, all fees and disbursements of counsel to such party and its Affiliates) incurred by or on behalf of such party in connection with this Agreement and the consummation the Transactions.

                  (c) Notices. Any notice, request, claim, demand, or other communication given or made hereunder by either party hereto shall be in writing and shall be given or made by delivery in person, or by reputable overnight business courier service, telecopy, or registered or certified mail (postage prepaid, return receipt requested) to the addressee at its address or telecopier number set forth in Schedule II hereto (or to such other address or telecopier number as such party may hereafter specify for such purpose by notice given in accordance with this paragraph). Any notice, request, claim, demand, or other communication given or made hereunder by telecopy shall be followed promptly by a confirmation copy sent by reputable overnight business courier service. Any notice, demand, request, or other communication hereunder shall be effective upon the earliest of: (i) the receipt thereof by the addressee; (ii) the deposit thereof in the mails of the United States of America; provided, however, that the time period in which any response to any such notice, demand, request, or other communication is required to be given shall commence from the date of receipt thereof by the addressee as evidenced by the return receipt with respect thereto; (iii) the rejection or other refusal of delivery thereof by the addressee or any agent of the addressee; or (iv) the failure of delivery thereof as a result of the addressee's failure to properly give notice hereunder of any change of its address or telecopier number.

                  (d) Assignment. Neither party hereto shall assign its rights or delegate its obligations hereunder by operation of law or otherwise without the express written consent of the other party hereto (which consent may be granted or withheld in such party's sole discretion).

                  (e) Amendment; Waiver. No amendment or restatement hereof or supplement or other modification hereto shall be valid or effective unless such amendment, restatement, supplement, or other modification is in writing, expressly refers hereto, and is signed by each party hereto. No consent to, or waiver, discharge, or release of, any term or provision or breach hereof shall be valid or effective unless such consent, waiver, discharge, or release is in writing, expressly refers hereto, and is signed by the party to be bound thereby, and no such consent, waiver, discharge, or release shall constitute a consent, waiver, discharge, or release of any other term or provision hereof or any subsequent breach hereof, whether or not similar in nature, or a subsequent consent, waiver, discharge, or release of the same term, provision, or breach hereof. No failure to exercise or delay in exercising any right, power, or remedy hereunder by either party hereto, including any failure to insist in any instance upon strict, complete, or timely performance or observance by the other party hereto of any term or provision hereof or obligation hereunder, shall constitute a consent, waiver, discharge, or release of any such right, power, or remedy, and no single or partial exercise of any right, power, or remedy by either party hereto shall preclude any other or further exercise of any such right, power, or remedy.

                  (f) Entire Agreement. This Agreement, including all annexes, appendices, exhibits, and schedules hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior or contemporaneous negotiations, covenants, agreements, representations, warranties, undertakings, and understandings, written or oral, and courses of conduct and dealing between the parties hereto, with respect to the subject matter hereof.

                  (g) Severability. If any term or other provision hereof is determined by any court of competent jurisdiction to be invalid, illegal, or unenforceable in whole or in part by reason of any applicable Law or public policy, and such determination becomes final and non-appealable, such term or other provision shall remain in full force and effect to the fullest extent permitted by Law, and all other terms and provisions hereof shall remain in full force and effect in their entirety. Without limiting the generality of the foregoing, if the duration, scope, or area of restriction set forth in Section 6(d) is determined by any court of competent jurisdiction to be invalid, illegal, or unenforceable in whole or in part by reason of any applicable Law or public policy now or hereafter existing, the maximum valid, legal, and enforceable duration, scope, or area of restriction shall be substituted, and each party hereto shall petition any such court to cause the maximum valid, legal, and enforceable duration, scope, or area of restriction to be so substituted, for the duration, scope, or geographic area of restriction set forth herein.

                  (h) Successors and Assigns; No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, whether express or implied, is intended to or shall confer upon any other Person any legal or equitable right, power, or remedy of any kind, nature, or description whatsoever under or by reason hereof.

                  (i) Remedies. (i) All rights, powers, and remedies hereunder of each party hereto shall, to the fullest extent permitted by Law, be cumulative and not alternative, and in addition to all other rights, powers, and remedies of such party, whether specifically granted hereunder or otherwise existing under any Law, and may be exercised from time to time and as often and in such order as such party may deem necessary, appropriate, or desirable, and the exercise or the beginning of the exercise of any right, power, or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power, or remedy.

     (ii) Each party hereto hereby acknowledges that irreparable damage would occur, and the other party's remedies at law would be inadequate, if any term or provision hereof was not performed or observed strictly in accordance herewith, and hereby unconditionally and irrevocably waives any defense that may be available to it that the other party's remedies at law are adequate or that its injuries are not irreparable. Each party hereto may, without posting any bond or other security and in addition to any remedy available to it at law, obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction, or any other equitable remedy which may then be available to it.

                  (j) Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without reference to the choice of law principals thereof.

                  (k) Waiver of Jury Trial. Each party hereto hereby unconditionally and irrevocably waives all right to trial by jury in any action, suit, or proceeding (whether based on contract, tort, or otherwise) based upon, resulting from, arising out of, or relating to this Agreement or any transaction or agreement contemplated hereby.

                  (l) Jurisdiction; Service of Process. Each party hereto hereby unconditionally and irrevocably submits, for itself and its property, to the exclusive jurisdiction of the Designated Courts, over any Designated Action. All claims with respect to any Designated Action shall be heard and determined in a Designated Court. No party hereto shall commence any Designated Action except in a Designated Court. No party hereto shall, and each party hereto hereby irrevocably waives any right it may have: (i) to plead or make any objection to the venue of any Designated Court; (ii) to plead or make any claim that any Designated Action brought in any Designated Court has been brought in an improper or otherwise inconvenient forum; (iii) to plead or make any claim that any Designated Court lacks personal jurisdiction over it; or (iv) to seek any punitive damages in any Designated Action. Any final Governmental Order in any Designated Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. The summons and complaint or any other process in any Designated Action may be served by mailing to any of the addresses set forth in Schedule II hereto or by hand delivery to a person of suitable age and discretion at any such address, and any such service shall be deemed to be complete on the date such process is so mailed or delivered and to have the same force and effect as personal service within the State of New York.

                  (m) Headings. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning, construction, or interpretation of any term or provision hereof.

                  (n) Exhibits. Each annex, appendix, exhibit, and schedule hereto is hereby incorporated herein by reference in its entirety.

                  (o) Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement with the same effect as if such signatures were upon the same instrument.

                  (p) Delivery Via Telecopier. Delivery of an executed counterpart hereof via telecopier shall be as effective as delivery of a manually executed counterpart hereof.

                  (q) Disclosure Generally. If and to the extent any information required to be furnished in any Section of the Disclosure Schedule or updated Disclosure Schedule is contained in this Agreement or in any other Section of the Disclosure Schedule or updated Disclosure Schedule, such information shall be deemed to be included in all Section of the Disclosure Schedule in which the information is required to be included to the extent such disclosure is reasonably apparent on its face to be applicable to such other Sections of the Disclosure Schedule or updated Disclosure Schedule. The inclusion of any information in any Section of the Disclosure Schedule or updated Disclosure Schedule shall not be deemed to be an admission or acknowledgment by the Purchaser or Seller, as applicable, in and of itself, that such information is material to or outside the Ordinary Course of Business of such party.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, each party hereto has executed and delivered this Agreement as of the date first written above.




                                    AEI ENVIRONMENTAL, INC.


                                       By: /s/ David W. Pequet
                                         ---------------------------------------
                                            Name: David W. Pequet
                                            Title:



                                    DYNACORE HOLDINGS CORPORATION


                                       By:/s/ Asher B. Edelman
                                         ---------------------------------------
                                            Name: Asher B. Edelman
                                            Title: Chairman of the Board of
                                                   Directors

                                                                    SCHEDULE I

                              CERTAIN DEFINED TERMS


                  In addition to the other capitalized terms defined in the body of the Agreement, the following terms shall have the following meanings:

                  "Action" means any claim, action, suit, arbitration, inquiry, proceeding, notice of violation, or investigation by or before any Governmental Authority.

                  "Agreement" means this purchase agreement, including all annexes, appendices, exhibits, and schedules hereto, as amended, supplemented, or otherwise modified from time to time.

                  "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act.

                  "Affiliated Group" means any affiliated group within the meaning of Section 1504(a) of the Code or any similar group defined under a similar provision of Law.

                  "Business Day" means any day that is not a Saturday, a Sunday, or another day on which banks are required or authorized by Law to be closed in New York, New York.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Confidential Information" means, with respect to any Disclosing Party: (i) all information relating to the authorization, preparation, negotiation, execution, delivery, administration, and performance of this Agreement, including, without limitation, the terms, conditions, and existence hereof; and (ii) all information, whether communicated orally or in writing, or by electronic or magnetic media, visual observation, or other means which is confidential or proprietary information of such Disclosing Party; and all notes, analyses, compilations, studies, interpretations, or other documents which contain, reflect, or are based upon, in whole or in part, any such confidential or proprietary information; provided, however, that Confidential Information shall not include information which: (A) is or becomes generally available or known to the public, other than as a result of any disclosure by the Receiving Party or any of its Representatives in violation hereof; (B) is or becomes available to the Receiving Party on a non-confidential basis from any source other than the Disclosing Party or any of its Representatives, other than any such source that the Receiving Party or any of its Representatives knows or should know is prohibited by a legal, contractual, or fiduciary obligation to the Disclosing Party from disclosing such information; (C) is independently developed by the Receiving Party; or (D) is or becomes required to be disclosed pursuant to the Securities Act or the Exchange Act, as the case may be, or the rules and regulations thereunder.

                  "Contract" means any contract, agreement, lease, sublease, license, sublicense, guaranty, letter of credit, credit or loan agreement, pledge or security agreement, note, bond, mortgage, deed of trust, indenture, commitment, sale or purchase order, or other understanding or arrangement, written or oral, of any kind, nature, or description whatsoever, or any waiver, consent, or other authorization relating to any of the foregoing.

                                                                    SCHEDULE I


                  "Designated Action" means any Action based upon, resulting from, arising out of, or relating to this Agreement or any transaction or agreement contemplated hereby, or for the recognition or enforcement of any judgment resulting from any such Action.

                  "Designated Court" means any court of the State of New York and any federal court of the United States of America, in either case, sitting in the City and County of New York, and any appellate court therefrom.

                  "Disabling Devices" means threats known as Software viruses, worms, sniffers, salamis, time bombs, logic bombs, Trojan horses, trap doors or other computer instructions, intentional devices or techniques that can or were designed to threaten, infect, assault, vandalize, defraud, disrupt, damage, steal, take over or be used to take over operation of, allow or enable to be used to allow or enable unauthorized access to or use of, by-pass, disable, or shut down all or any part of a computer system or network, or computer data, including its firewalls, security or user passwords or other similar protections, data or databases, hardware or Software.

                  "Disclosure Schedule" means the disclosure schedule attached hereto as Schedule III, dated as of the date hereof, and forming a part hereof.

                  "Disclosing Party" means any party hereto which discloses hereunder or in connection with the transaction or relationships contemplated hereby any of its Confidential Information to any other party hereto.

                  "Effective Date" means the Closing Date.

                  "Effective Time" means 12:01 a.m. on the Closing Date.

                  "Employee Benefit Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) and any other material employee benefit plan, program or arrangement of any kind.

                  "Environmental, Health, and Safety Requirements" means all Laws (including common law) and Governmental Orders concerning public health and safety, worker health and safety, and pollution or protection of the environment, including, without limitation, all such Laws and Governmental Orders which relate to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances, or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise, or radiation, in each case, as amended and as now or hereafter in effect.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Fully Diluted" means, at any time, with respect to any class of capital stock, the number of outstanding shares of such capital stock assuming the conversion of all then outstanding securities that are convertible into or exchangeable for such capital stock or are issuable upon the exercise of any rights outstanding at such time, whether or not the conditions for such conversion, exchange or exercise then exist.

                  "GAAP" means United States generally accepted accounting principles as in effect from time to time.

                  "Governmental Authority" means any national, federal, state, municipal, local, or other government, governmental, regulatory, or administrative authority, agency, or commission, or any court, tribunal, or judicial or arbitral body.

                  "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination, or award entered by or with any Governmental Authority.

                  "Intellectual Property" means: (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and re-examinations thereof; (ii) all trademarks, service marks, trade dress, logos, trade names (including "CattleSale.com"), and corporate names, together with: (A) all translations, adaptations, derivations, and combinations thereof, (B) all goodwill associated therewith, and (C) all applications, registrations, and renewals thereof; (iii) all copyrightable works, all copyrights, and all applications, registrations, and renewals thereof; (iv) all mask works and all applications, registrations, and renewals thereof; (v) all trade secrets and confidential business information; (vi) all computer software (including data and related documentation); (vii) all internet domain names and IP addresses; (viii) all other proprietary rights; and (ix) all copies and tangible embodiments thereof.

                  "Knowledge" means, with respect to a specified Person, actual knowledge of a particular fact; provided, however, that each representation made to the knowledge of a Person shall be deemed to include a representation that a reasonable investigation of the subject matter thereof has been conducted.

                  "Law" means any international, national, federal, state, provincial, municipal, local, or other statute, law, ordinance, regulation, rule, code, order, or other requirement or rule of law.

                  "Liability" means all debts, liabilities, and obligations of any kind, nature, or description whatsoever, whether accrued or fixed, absolute or contingent, matured or unmatured, known or unknown, or determined or determinable, including, without limitation, those arising under any Law, Action, or Governmental Order, and those arising under any Contract.

                  "Ordinary Course of Business" means, with respect to any specified Person, the ordinary course of business of such Person, consistent with past custom and practice (including with respect to quantity and frequency).

                  "Person" means any individual, partnership, firm, corporation, limited Liability company, joint venture, association, trust, unincorporated organization, or other entity.

                  "Purchaser Escrow Agent" means Asher B. Edelman.

                  "Purchaser Escrow Agreement" means the escrow agreement to be executed on the Closing Date among the Purchaser Escrow Agent and the Purchaser, substantially in the form of Exhibit G-2 annexed hereto.


                  "Receiving Party" means any party hereto which receives hereunder or in connection with the transaction or relationships contemplated hereby any Confidential Information of any other party hereto.

                  "Representative" means, with respect to any specified Person, any Affiliate, manager, director, officer, employee, agent, accountant, or counsel of, or other Person empowered to act for, such Person.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Security Interest" means any security interest, pledge, mortgage, lien (including, without limitation, any environmental or tax lien), charge, encumbrance, adverse claim, preferential arrangement, or restriction of any kind, nature, or description whatsoever, including, without limitation, any restriction on the use, voting, transfer, receipt of income, or other exercise of any attributes of ownership; provided that "Security Interest" shall not include: (i) mechanic's, materialmen's, and similar liens; (ii) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings; (iii) purchase money liens and liens securing rental payments under capital lease arrangements; and (iv) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

                  "Seller Escrow Agent" means Pitney, Hardin, Kipp & Szuch, LLP.

                  "Seller Escrow Agreement" means the escrow agreement to be executed on the Closing Date among the Seller Escrow Agent and the Seller, substantially in the form of Exhibit G-1 annexed hereto.

                  "Software" means all computer software (whether or not separately compilable), including all computer programs, whether in source code or object code form, algorithms, "firmware" and other forms of microcode, edit controls, methodologies, flow charts and any and all systems documentation (including, data entry and data processing procedures, report generation and quality control procedures), logic and designs for all programs, software specifications and other documentation and file layouts and programmer's notes or other written narratives of or comments on any programming or procedures used in the coding or maintenance of such computer software.

                  "Target Software" means all Software owned on the date hereof or hereafter acquired by either Targets used in connection with the Business.

                  "Taxes" means all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind, nature, or description whatsoever (together with all interest, penalties, loss, damage, Liability, expense, additions to tax and additional amounts or costs incurred or imposed with respect thereto) imposed by any Governmental Authority, including, without limitation: (i) taxes or other charges on or with respect to income, franchises, concessions, windfall or other profits, gross receipts, property, sales, use, capital, gains, capital stock or shares, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; (ii) taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; (iii) license, registration, and documentation fees; and (iv) customs duties, tariffs, and similar charges.

                  "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto and any amendment thereof.

                  "Third Party Software" means all Software used or held for use by either Target in connection with the Business that does not constitute Target Software, including any Software licensed or leased by third parties to either of the Targets.

                  "Transactions" means the transactions contemplated by this Agreement and each of the documents and instruments required hereby.

                  "Transfer" means, with respect to any specified assets including, without limitation, any securities, to make, offer or agree to make, or suffer to be made any sale, transfer, assignment, allocation, distribution, gift, or other disposition of, or to create, incur, assume, permit, or suffer to exist any Security Interest upon or with respect to, by operation of Law or otherwise (including, without limitation, by merger, consolidation, dividend, or distribution), all or any part of such assets.

                              ADDRESSES FOR NOTICES


If to Seller:                  AEI Environmental, Inc.
                               710 North York Road
                               Hinsdale, Illinois 60521
                               Attention:  John Zick, CEO
                               Telephone:  (630) 325-4232
                               Telecopier:  (630) 325-8167

With a copy to:                Pitney, Hardin, Kipp & Szuch LLP
                               685 Third Avenue
                               New York, New York 10017-4024
                               Attention: Barry T. Mehlman, Esq.
                               Telephone:  (212) 297-5851
                               Telecopier:  (212) 682-3485

If to Purchaser                Dynacore Holdings Corporation
                               717 Fifth Avenue
                               New York, New York 10022
                               Attention:  Asher B. Edelman
                               Telephone:  (212) 371-7711
                               Telecopier:  (212) 223-0006

With a copy to:                Tannenbaum Helpern Syracuse & Hirschtritt LLP
                               900 Third Avenue
                               New York, New York 10022
                               Attention:  Stephen Rosenberg, Esq.
                               Telephone:  (212) 508-6700
                               Telecopier:  (212) 371-1084

                                 Exhibit 10(yy)

                 Escrow Agreement dated as of February 25, 2003, by and between the Company and Asher B. Edelman, as Escrow Agent for the Benefit of the Holders of Record of the Company's Common Stock on
                                February 24, 2003

                                ESCROW AGREEMENT


         ESCROW AGREEMENT made as of the 25th day of February, 2003 by and between Asher B. Edelman, as individual having his principal place of business at 717 Fifth Avenue, New York, New York 10022 (the "Escrow Agent") and Dynacore Holdings Corporation, a Delaware corporation having its principal place of business at 9901 IH 10 West, Suite 800 San Antonio, Texas 78230 (the "Company") for the benefit of the Company's shareholders of record on February 24, 2003 (the "Record Holders").

                              W I T N E S S E T H :

         WHEREAS, the Company declared a dividend payable to the Record Holders in part in shares of the Company's Series A Preferred Convertible Stock, par value $.01 per share (the "Series A Preferred Stock"), and in part in shares of the Company's Series B Preferred Convertible Stock par value $.01 per share (the "Series B Preferred Stock") at the rate of .02503 of a share of Series A Preferred Stock and .11287 of a share of Series B Preferred Stock per share of the Company's Common Stock (the "Dividend"); and

         WHEREAS, an aggregate of 250,000 shares of Series A Preferred Stock and an aggregate of 1,127,000 shares of Series B Preferred Stock are issuable to the Record Holders as the Dividend (the "Series A Dividend Shares" and the "Series B Dividend Shares," respectively, and collectively, the "Dividend Shares"); and

         WHEREAS, the Company has determined that it is in the best interest of the Record Holders to cause the Dividend Shares to be registered for sale under the Securities Act of 1933, as amended and to have the Dividend Shares held in escrow on behalf of the Record Holders until such registration statement (the "Registration Statement") is effective or such earlier date described herein; and

         WHEREAS, it is a condition of the Escrow Agent agreeing to serve as escrow agent that the terms of said escrow agency be set forth herein;

         NOW, THEREFORE, in consideration of the premises and promises herein contained, the parties agree as follows:

1. Escrow Agent. The Escrow Agent is to be the escrow agent to hold all property required to be held in accordance with this Agreement. The Escrow Agent may resign at any time by written notice given to the Company at least ten (10) business days prior to the effective date of his resignation.

2. Receipt of Escrowed Property. The Escrow Agent hereby acknowledges receipt from the Company of a stock certificate evidencing the 250,000 Series A Dividend Shares and a stock certificate evidencing the 1,127,000 Series B Dividend Shares (collectively, the "Escrowed Shares"). So long as any Escrowed Shares shall remain in escrow, the Escrow Agent shall receive all dividends thereon and, if in cash, shall deposit same in an interest bearing account (the "Dividends"). Voting rights with respect to any Escrowed Shares then held by the Escrow Agent at the time of any shareholder vote shall be exercised by the Escrow Agent.

3. Distribution of Escrowed Property.

(a) Request from Company. If, prior to the date that any other event described in this Section 3 shall occur, the Company shall give notice to the Escrow Agent that a number of the Escrowed Shares should be delivered to it, then, upon receipt of such notice from the Company, the Escrow Agent shall:

                           (i) deliver to the Company a duly endorsed stock
power in respect of the number of Series A Dividend
Shares specified in the notice and/or a duly endorsed stock power in respect of the number of the number of Series B Dividend Shares specified in the notice, together with the stock certificates evidencing the applicable Dividend Shares; and

                           (ii) deliver to the Company any Dividends paid with
respect to the number of Series A Dividend Shares and/or Series B Dividend Shares specified in the Notice.

(b) Effective Registration Statement. Upon receipt of a notice from the Company that the Registration Statement is effective, the Escrow Agent shall:

                           (i) deliver to the transfer agent be named in the
notice (the "Transfer Agent") a duly endorsed stock certificate evidencing the Series A Dividend Shares and/or a duly endorsed certificate evidencing the Series B Dividend Shares then constituting the Escrowed Shares; and

                           (ii) deliver to the Company any cash Dividends paid
on the Escrowed Shares described in Section
3(b)(i); and

                           (iii) deliver to the Transfer Agent any non-cash
Dividends paid on the Escrowed Shares described in Section 3(b)(i).

                  (c) Rule 144 Holding Period. In the event the Escrow Agent has not delivered all of the Escrowed Shares and Dividends paid thereon in accordance with any provision or provisions of this Section 3 by the second anniversary of the date hereof, then, upon such anniversary the Escrow Agent shall deliver a duly endorsed certificate evidencing the Series A Dividend Shares and/or a duly endorsed certificate evidencing the Series B Dividend Shares then constituting the Escrowed Shares, and the Dividends paid thereon, in accordance with the provisions of Section 3(b).

                  (d) Resignation. In the event the Escrow Agent shall give written notice of resignation to the Company prior to delivering all of the Escrowed Shares and Dividends paid thereon in accordance with any other provision or provisions of this Section 3, then, upon the effective date of his resignation, the Escrow Agent shall deliver a duly endorsed certificate evidencing the Series A Dividend Shares and/or a duly endorsed certificate evidencing the Series B Dividend Shares then constituting the Escrowed Shares, in accordance with the provisions of Section 3(a).

(ii) Court Order. In the event the Escrow Agent shall, prior to delivering all of the Escrowed Shares and Dividends paid thereon in accordance with any other provision or provisions of this Section 3, receive a certified copy of a final and non-appealable judgment of a court of competent jurisdiction directing the disbursement of the Dividend Shares then constituting the Escrowed Shares, together with Dividends thereon, the Escrow Agent shall deliver the Escrowed Shares and Dividends thereon as provided therein.

4. Duties and Obligations of the Escrow Agent. The Escrow Agent, in the performance of his duties, shall be governed by the following provisions:

(a) Genuineness of Documentation. The Escrow Agent shall not be responsible for the genuineness of any certificate or signature and may rely conclusively, and shall be protected when acting, upon any notice, request, or instruction or any other instrument believed by him in good faith to be genuine or to be signed or presented by the proper person or to be duly authorized or properly made.

(b) Disbursements. Disbursements of Escrowed Shares and Dividends paid thereon in accordance with this Agreement shall relieve the Escrow Agent of any liability whatsoever in connection with serving as Escrow Agent hereunder.

         5. Duties and Obligations of the Company. It is expressly acknowledged and agreed by the Company that the Company shall have sole responsibility for delivering instructions to the Transfer Agent concerning the Escrowed Shares, and any non-cash Dividends thereon, which are to be delivered to the Transfer Agent by the Escrow Agent pursuant to the terms of this Agreement.


         6. Indemnification. The Company agrees to indemnify, defend and hold the Escrow Agent harmless from any and all liability of any kind or type, including reasonable costs and expenses of litigation and reasonable attorneys' fees incurred in connection with this Escrow Agreement or in enforcing the indemnification agreement, arising from his activity pursuant to this Agreement unless such liability arises from:

(a) intentional misdeeds, fraud or gross negligence on the part of the Escrow

Agent;

(b) a violation by the Escrow Agent of one or more terms of this Agreement, if such violation constitutes intentional misdeeds, fraud or gross negligence on the part of the Escrow Agent; or

(c) any liability for which indemnification violates public policy.

         7. Compensation. As and for his complete compensation for the services to be rendered by him hereunder, the Escrow Agent shall be paid or reimbursed by the Company, upon request, for all expenses, disbursements and advances, including reasonable attorney fees and expenses, incurred or made by him in connection with the preparation, execution, performance, delivery, modification and termination of this Escrow Agreement. Such amounts shall be paid by the Company promptly upon receipt of an invoice therefor.

         8. Notices.

                  (a) All notices, requests, demands and other communications required or permitted hereunder shall be made in writing to the addresses of such parties as set forth in this Agreement. and shall be deemed to have been duly given and effective:

                           (i) on the date of delivery, if delivered personally;

         (ii) on the following business day, if delivered via overnight courier;

         (iii) on the earlier of the fifth (5th) calendar day after mailing or the date of the return receipt acknowledgement, if mailed, postage prepaid, by certified or registered mail, return receipt requested; or

                           (iv) on the date of transmission, if sent by
facsimile or other similar telegraphic communications medium.

(b) Any party hereto shall have the right to change the place to which such notice or instrument shall be sent to it by similar notice sent in like manner to all parties hereto. The date of the addressee's receipt of any offer or instrument shall be deemed to be the date of such offer or instrument and shall be effective from such date.

9. Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, successors, personal representatives and assigns.

10. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York.

11. Reliance upon Counsel. In the event of any dispute between or among the parties to this Agreement, the Escrow Agent shall be entitled to refuse to comply with any claim or demand and may act or refrain from acting in full reliance upon and with the written advice of counsel selected by him (a copy of which advice shall be delivered to the Company) and shall be fully protected in so acting or refraining from acting on such advice of counsel.


IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date first set forth above.

                   Dynacore Holdings Corporation

                   By:  /s/ Gerald N. Agranoff
                        --------------------------------------------------------
                        Name:  Gerald N. Agranoff
                        Title:  Acting President, Chief Operating Officer


                        /s/ Asher B. Edelman
                   -------------------------------------------------------------
                       Asher B. Edelman

                                 Exhibit 10(zz)

               Employment Agreement dated as of February 25, 2003, by and between the Company and Michael B. Andelman

                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT entered into as of the 25th day of February, 2003 by and between Dynacore Holdings Corporation, a Delaware corporation (the "Company") and Michael B. Andelman, an individual ("Executive") (hereinafter together referred to as "the Parties").

         WHEREAS, the Company and Executive desire that Executive now be engaged as an employee of the Company on the terms set forth herein;

         NOW, THEREFORE, in consideration of the respective agreements of the Parties contained herein, the Parties agree as follows:

1. Employment Term. Subject to the terms and conditions of this Agreement, the Company hereby agrees to employ Executive and Executive hereby agrees to be employed by the Company for the period (the "Employment Term") commencing on the date of this agreement (the "Employment Date") and ending on the date which is three years after the Employment Date (the "Termination Date").

2. Duties. During the Employment Term, Executive shall perform the services and duties described in Exhibit A and such other duties as may reasonably be prescribed, from time to time, by the Board of Directors of the Company (the "Board"). Executive agrees to devote his full-time attention to the performance of such duties, services and responsibilities, and to use his best efforts to promote the interests of the Company. Notwithstanding anything contained elsewhere in this Agreement, it shall not be considered a violation of the foregoing for Executive to continue to be engaged, from time to time in business activities including: serving as a consultant for M2 Ventures; engaging as a trader or broker for his own investment account; and, except as otherwise provided in Section 9.2, from serving as an advisor or member of the board of directors or a trustee of corporate, industry, civic and charitable companies, associations or entities. Executive's principal place of employment shall be located in the western suburbs of Chicago, and the Company shall not require Executive to relocate from this area without Executive's prior written consent.

3. Compensation. In consideration of the performance by Executive of Executive's obligations during the Employment Term the Company will pay Executive a salary (the "Base Salary") at an annual rate of not less than Two Hundred Forty Thousand Dollars ($240,000), payable in accordance with the normal payroll practices of the Company.

4. Benefits. During the Employment Term, subject to an annual limit of $18,000, Executive shall be entitled to receive reimbursement from the Company for: costs incurred by Executive to continue in effect the medical, dental and life insurance plans and policies which he now has or such other similar plans which Executive may hereafter procure in replacement of such plans; automobile expense.

5. Reimbursements for Expenses. Executive is authorized to incur reasonable expenses, including without limitation, cell phone, travel, costs associated with maintaining a home office, (installation and maintenance of computers, Internet access and telephone) incurred in the performance of Executive's duties hereunder. In addition, the Company shall promptly reimburse Executive for all costs and expenses (including but not limited to reasonable attorneys' fees and costs) incurred by Executive in connection with the enforcement of this Agreement. The Company will reimburse Executive for all such expenses ten business days after presentation of an itemized account of such expenditures.

6. Vacations. During the Employment Term, Executive shall be entitled to forty
(40) days of paid time off per year.


7. Termination. Executive's employment hereunder may be terminated under the following circumstances:

7.1 Death. Executive's employment hereunder shall be terminated automatically upon Executive's death.


7.2 Disability. The Company or Executive may terminate Executive's employment after having established Executive's Disability. For purposes of this Agreement, "Disability" shall have been established if:

7.2.1 Executive shall fail for a period of sixty consecutive days during the Employment Term, because of illness, physical or mental disability or other incapacity, to render the services contemplated by this Agreement; or

7.2.2 at such earlier time as Executive submits satisfactory medical evidence that he has an illness, physical or mental disability or other incapacity which is expected to prevent him from returning to the performance of his work duties for sixty days or longer.

Cause. The Company may terminate Executive's employment for "Cause" by the vote in favor of such termination of at least two-thirds of the then members of the Board after giving Executive and his legal advisors an opportunity to meet with the Board, contest the basis for termination, and to demonstrate that Executive's continued employment is in the best interests of the Company. Notwithstanding anything contained in this Agreement to the contrary, no failure to perform by Executive after Notice of Termination is given by Executive shall constitute Cause for purposes of this Agreement.

7.3      upon a finding adopted in good faith by the Board that Executive:


7.3.1 willfully and continually failed to substantially perform his duties with the Company (other than for Disability reasons) and such failure continues for a period of 30 days after the Board has given written notice to Executive providing a reasonable description of the basis for the determination that Executive has failed to perform his duties;

7.3.2 has been convicted of a felony, (as evidenced by a binding and final judgment, order or decree of a court of competent jurisdiction in effect after exhaustion of all rights of appeal);

7.3.3 has breached this Agreement in any material respect if such breach is not cured or remedied within 30 days after the Board has given written notice to Executive providing a reasonable description of the breach; or

7.3.4 engaged in conduct constituting willful malfeasance in connection with his employment which is materially and demonstrably injurious to the Company and its subsidiaries taken as a whole. No act, or failure to act, on Executive's part, shall be considered "willful" for purposes of Sections 7.3.1 or 7.3.4 above unless he has acted or failed to act with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interests of the Company.

Good Reason. Executive may terminate his employment at any time for "Good Reason." Executive's right to terminate his employment shall not be affected by his Disability. As used in this Section 7.4, the term "Company" shall also refer to its successor entity or any entity which has acquired control of the Company as a result of a "Change of Control" (as hereafter defined). For purposes of this Agreement, Good Reason shall mean the occurrence of any of the events or conditions described in Subsections Section 7.4.1 through 7.4.5 hereof:

7.4.1 the assignment to Executive of any duties or responsibilities which are inconsistent with those contemplated under this Agreement (which assignment is not rescinded after the Company receives written notice from Executive providing a reasonable description of such inconsistency);

7.4.2 the Company's requiring Executive, over his objection, to be based at any place outside the western suburbs of Chicago;

7.4.3 after any Change of Control, the failure by the Company or its successors to employ Executive, under substantially comparable terms, in the aggregate, as described herein, including compensation and benefits in effect immediately prior to any Change in Control;

7.4.4 any material breach by the Company of any provision of this Agreement which has not been cured or corrected by the Company within two weeks after Executive has given the Company written notice of such breach; and
the failure of the Company to obtain an agreement, satisfactory to Executive, from any successor or assign of the Company to assume and agree to perform this Agreement.

7.5 Change in Control. For purposes of this Agreement, a "Change in Control" shall mean any of the following events:

7.5.1 Any individual, group, corporation, partnership or other entity (an "Acquiring Person") becomes the "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act, a "Beneficial Owner"), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, other than beneficial ownership by the Company, any employee benefit plan of the Company or any person or entity organized, appointed or established pursuant to the terms of any such benefit plan;

7.5.2 The Company's stockholders approve an agreement to merge or consolidate the Company with another corporation or other business entity, or an agreement providing for the sale of substantially all of the assets of the Company to one or more corporations or other business entities, in any case, other than with or to a corporation or other entity 51% or more of which is controlled by or is under common control with, the Company; or

7.5.3 During the Employment Term individuals who at the Employment Date constitute a majority of the Board cease to constitute a majority thereof for any reason; provided, however, that a director who was not a director at the Employment Date shall be deemed to have been in office as of such date if such director was elected by, or on the recommendation of, at least a majority of the directors who were directors at the Employment Date (either actually or by prior operation of this provision), other than any director who is so approved in connection with any actual or threatened contest for election to positions on the Board.

7.6 Notice of Termination. Any termination of Executive's employment hereunder by the Company for Cause or by Executive for Good Reason or by reason of Executive's Disability shall be communicated by a written Notice of Termination to the other indicating the specific termination provision in this Agreement relied upon as a basis for termination.

7.7 Termination Date. "Termination Date" shall mean in the case of Executive's death, his date of death; and in all other cases, the date specified in the Notice of Termination. However, if Executive terminates his employment for Good Reason, the date specified in the Notice of Termination shall not be more than 30 days from the date the Notice of Termination is given to the Company. If the Company terminates Executive's employment other than for Cause, the date specified in the Notice of Termination shall be not less than 30 days from the date the Notice of Termination is given to Executive.

8. Compensation Upon Termination. Upon termination of Executive's employment during the Employment Term, Executive shall be entitled to the following benefits:

8.1 Termination by the Company for Cause and not due to Death or Disability; Termination by the Executive Without Good Reason. If Executive's employment is terminated by the Company for Cause or by Executive without Good Reason, the Company shall pay to Executive all amounts earned or accrued hereunder through the Termination Date but not paid as of the Termination Date, including:

8.1.1    all accrued Compensation, Vacation Pay, and Benefits; plus,

8.1.2 reimbursement (in accordance with the terms of this Agreement) for any and all monies advanced or expenses incurred in connection with
                                            Executive's employment on behalf of
                                            the Company;

8.1.3 any earned or awarded and vested, but unpaid, bonus or incentive compensation; and

8.1.4 compensation, if any, which Executive has previously earned but elected to defer (including any interest earned or credited thereon).

8.1.5 Executive's entitlement to any other benefits shall be determined in accordance with the Company's employee benefit then in effect plans and other applicable programs and practices

8.2 Termination by the Company Without Cause or by Executive for Good Reason, in either case Prior to a Change in Control. If Executive's employment is terminated by the Company prior to a Change in Control for any reason other than for Cause, death or Disability, or by Executive for Good Reason, the Company shall pay to Executive:

8.2.1    all accrued Compensation, Vacation Pay, and Benefits; plus,

8.2.2 a lump sum equal to the greater of the aggregate amount of the Base Salary for the duration of the Employment Term which would have been payable absent such termination of employment or the sum of $240,000; and

8.2.3 until the end of the Employment Term the Benefits, as provided in Section 4, which Executive would have been entitled to receive under this Agreement if he had continued his employment until the last day of the Employment Term.

8.3 Termination by the Company without Cause or Termination by the Executive for Good Reason, in either case after a Change in Control. If following a Change in Control Executive's employment by the Company is terminated by the Company (other than for Cause, death or Disability), or by Executive for Good Reason, the Company shall pay to Executive, :

8.3.1    all accrued Compensation, Vacation Pay, and Benefits; plus,

8.3.2 a lump sum equal to the greater of the aggregate amount of the Base Salary for the duration of the Employment Term which would have been payable absent such termination of employment or the sum of $240,000; and

8.3.3 until the end of the Employment Term the Benefits, as provided in Section 4, which Executive would have been entitled to receive under this Agreement if he had continued his employment until the last day of the Employment Term.

     8.4 Termination after a Proposed Change in Control. If Executive's employment by the Company is terminated by the Company other than for Cause, death or Disability or by Executive for Good Reason at any time after a transaction or other actions have been proposed to or by the Company or to its stockholders, which if consummated or completed would constitute a Change in Control, and such transaction or other action ultimately is consummated or completed, then (whether or not Executive was employed following a Change in Control), Executive's employment shall be deemed to have been terminated following a Change in Control and Executive shall be entitled to the benefits set forth in this Section 8.3.

8.5 Termination for Death. If Executive's employment by the Company is terminated by reason of Executive's death, Executive's estate or designated beneficiaries shall receive:

8.5.1 all of Executive's Accrued Compensation, Vacation Pay, Benefits and Expenses through the date of death;

8.5.2 any death benefits provided under the employee benefits plans specified in Section 4 hereof; and

8.5.3 such other payments under applicable plans or programs, as may be appropriate pursuant to the terms of such plans or programs.

8.6 Termination for Disability. If Executive's employment by the Company is terminated by the Company or Executive by reason of Executive's Disability, Executive shall be entitled to receive or continue to receive, as the case may be:

8.6.1 all of Executive's Accrued Compensation, Vacation Pay, Benefits, and Expenses;

8.6.2 his Base Salary for the first six months of such Disability (commencing after determination of Disability).

8.7 Payment. The amounts (other than reimbursement for life insurance and medical, dental and hospitalization coverage which shall be paid within 30 days of receipt of invoices for such reimbursement), provided for in this Section 8 shall be paid within five (5) business days after Executive's Termination Date unless otherwise specifically provided herein.

8.8 No Duty to Mitigate. Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to Executive in any subsequent employment.

8.9 Registration of Shares. The Company shall use its best efforts to ensure that shares of the Company's common stock obtained by Executive from the Company by reason of the exercise of the Options shall be covered by an effective registration statement on Form S-8 (or similar or successor form) with the intention that Executive may sell such shares in compliance with the Securities Act of 1933 (whether or not he is employed by the Company at the time of the sale).

9. Nondisclosure of Confidential Information: Non-Competition.

9.1 Executive shall not, without the prior written consent of the Company, divulge, disclose or make accessible to any other person, firm, partnership, corporation or other entity any Confidential Information pertaining to the business of the Company, except:

9.1.1 while employed by the Company, in the business of and for the benefit of the Company, or

9.1.2 when required to do so by a court of competent jurisdiction, by any governmental agency having supervisory authority over the business of the Company, or by any administrative body or legislative body (including a committee thereof) with purported or apparent jurisdiction to order Executive to divulge, disclose or make accessible such information. For purposes of this Section 9.1, "Confidential Information" shall mean non-public information concerning the Company's financial data, strategic business plans, product development (or other proprietary product data), customer lists, marketing plans and other non-public, proprietary and confidential information of the Company, in each case which is not otherwise available to the public.

9.2 Non-Competition. For a period of eighteen months commencing on Executive's Termination Date for any reason, Executive agrees that, without the prior written consent of the Company, he shall not, directly or indirectly, either as principal, manager, agent, consultant, officer, stockholder, partner, investor, lender or employee or in any other capacity, carry on, be engaged, anywhere in the world, in or have any financial interest in, any business which is in material competition with the business of the Company or its subsidiaries. For purposes of Section 9 hereof, a business shall be deemed to be in competition with the Company if it is significantly involved in the sale of any product or the rendering of any service significantly sold or rendered by the Company or its subsidiaries. As used in the preceding sentence, the term "significantly" shall be deemed to refer to activities generating gross annual sales of at least ($5,000,000). Nothing in this
              Section 9 shall be construed so as to preclude Executive from investing in any publicly held company, provided Executive's beneficial ownership of any class of such company's securities does not exceed 10% of the outstanding securities of such class.

9.3 Reasonableness of Restrictions. Executive and the Company agree that the foregoing covenant not to compete is a reasonable covenant under the circumstances, and further agree that if in the opinion of any court of competent jurisdiction such restraint is not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of such covenant in such manner as the court shall deem reasonable and to enforce the remainder of the covenant as so amended.

9.4 Injunctive Relief; Remedies. If Executive breaches, or threatens to commit a breach of this Agreement, the Company shall have the following rights and remedies, each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity: (i) the right and remedy to have this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages alone will not prove adequate remedy to the Company; and (ii) the right and remedy to require Executive to account for any pay over to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by Executive as the result of any transactions constituting a breach of this Agreement.

9.5 Survival. The provisions of this Section shall survive the termination of this Agreement and Executive's performance of services hereunder.

10. Withholding. Anything to the contrary herein notwithstanding, all payments required to be made by the Company hereunder to Executive, or his estate or beneficiaries, shall be subject to the withholding of such amounts as the Company may reasonably determine it should withhold pursuant to any applicable tax law or regulation.

11. Beneficiaries; References. Executive shall be entitled but shall not be required to select (and change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following Executive's death, and may change such election, in either case by giving the Company written notice thereof. In the event of Executive's death or a judicial determination of his incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

12. Successors and Assigns.

12.1 This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and the Company shall require any successor or assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place. The term "the Company" as used herein shall include such successors and assigns. The term "successors and assigns" as used herein shall mean a corporation or other entity acquiring all or substantially all of the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.

12.2 Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive's legal personal representative.


13. Notice. For the purposes of this Agreement, notices and other communications provided for in this Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail return receipt requested, postage prepaid, addressed to the respective address last given by each party to the other, provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

14. Non-Exclusivity of Rights. Nothing in this Agreement shall limit or reduce such rights as Executive may have under any other agreements with the Company or any of its affiliates concerning any subject matter other than that which is addressed herein. It being acknowledged and agreed by the Parties that it is their specific intention that nothing contained in this Agreement shall be construed to affect or diminish any direct or indirect rights which Executive is otherwise entitled to receive under any plans or programs of the Company or its affiliates, and shall be payable in accordance with such plans or programs, except as explicitly modified by this Agreement.

15. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

16. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois, without giving effect to the conflict of law principles thereof.

17. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

18. Entire Agreement. This Agreement constitutes the entire agreement between the Parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the Parties hereto with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and Executive has executed this Agreement as of the day and year first above written.

Executive                                 Dynacore Holdings Corporation



By:  /s/ Michael B. Andelman              By: /s/ Gerald N. Agranoff
     -----------------------                  ----------------------
Michael B. Andelman                       Name:  Gerald N. Agranoff
                                          Title: Vice President and Secretary

                                    Exhibit A


Summary of Duties and Responsibilities:

         Ethically carry out the policies and objectives established by The Company's Board of Directors. Responsibly manage the enterprise with proper interpretation and fulfillment of functions, responsibilities and authority. Be accountable for the effective management of he Company's businesses, the general direction of all operations so as to assure realization of profitability consistent with the best interests of shareholders, customers, and employees; and to assure the security and growth of invested capital.

Responsibilities:

1. Organization: Develop and direct the organization and establish the duties and responsibilities for positions reporting directly. Establish roles necessary for effective management and execution of The Company's business plans. Interpret The Company's policies and objectives to each employee in the attainment of those objectives.

2. Policies: Formulate and submit to the Board of Directors all major policies of The Company. Direct the administration of all approved policies.

3. Operating Plans: Formulate one-year and three-year objectives, budgets and planning schedules for The Company and develop the means by which these plans can be implemented. Develop the means by which results can be measured and reported.

4. Decision Making: With approval from the Board of Directors coordinate activities pertaining to major Company decisions.

5. Business Practices: Approve business practices for all products and services of The Company.

6. Resources: Manage to ensure The Company's financial assets, physical assets and human resources are effectively assigned and utilized. Safeguard physical assets and other property of The Company.

7. Record Keeping: Manage to ensure that sound record keeping and accounting procedures are practiced and that adequate financial information is available on a timely basis to employees and the Board of Directors.

8. Staffing: Hire necessary personnel. Provide for efficient utilization of personnel throughout The Company. Ensure that employees are compensated commensurate with their responsibilities, and that appropriate limitations in their authority are clearly defined and understood.
9. Performance Standards: Develop standards of performance in key functional areas including business development, technology, marketing, human resources, customer service, operations, and utilization of financial resources.

10. Budgets and Reporting: Develop and administer effective, timely budgetary procedures. Prepare monthly, quarterly, annual reports and presentations to properly inform the Board of Directors of the progress of the business.

11. Strategic Planning: Develop strategic plans and necessary tactics for both new lines of business and to improve existing lines of business.

12. Best Interests of The Company: Establish and maintain effective relationships in the best interests of The Company with financial institutions, shareholders, industry associations, suppliers and the general public.

                                 Exhibit 10(aaa)

               Employment Agreement dated as of February 25, 2003,
                by and between the Company and Gerald N. Agranoff

         EMPLOYMENT AGREEMENT ("Agreement") dated as of February 25, 2003 between Dynacore Holdings Corporation, a Delaware corporation (the "Company") and Gerald N. Agranoff (the "Executive").

         WHEREAS, the parties wish to establish the terms of Executive's future employment with the Company.

         Accordingly, the parties agree as follows:

1. Employment, Duties and Acceptance.

                  1.1 Employment by the Company. The Company shall employ the Executive effective as of the date hereof to render services to the Company. The Executive will serve in the capacity of [Vice President] of the Company and a member of the Board of Directors of the Company (the "Board of Directors"). The Executive shall report to the Chief Executive Officer of the Company and Chairman of the Board of Directors and perform duties as may be assigned to him from time to time by the Chief Executive Officer of the Company and Chairman of the Board of Directors; provided, however, that the Executive and the Company agree and acknowledge that the Executive shall be permitted to engage in any other activity or business as a director, stockholder, partner, owner, employee, consultant, agent or in any other capacity so long as such activity or business does not conflict with the business of the Company.

                  1.2 Acceptance of Employment by the Executive. The Executive accepts such employment and shall render the services described above.

         2. Duration of Employment.

                  This Agreement and the employment relationship hereunder will continue in effect for a period of three (3) years following the date hereof (the "Term"), unless terminated sooner in accordance with Section 4 hereof.

         3. Compensation by the Company.

                  3.1 Compensation. The Executive shall be eligible to participate in all retirement plans and other benefit plans of the Company and the Executive and his dependents shall be eligible to participate in the health benefit plans of the Company (specifically including, but not limited to, mental health benefits and benefits under the Company's Supplemental Executive Medical
Plan). In addition to any company-wide life insurance plans, the Company shall pay the premiums for a life insurance policy on the life of the Executive for the benefit of the Executive's designated beneficiaries which provides a death benefit equal to $157,000 per year (the "Additional Life Insurance Policy").

                  3.2 Office Space. The Company shall provide the Executive with office space at 717 Fifth Avenue, 15th Floor, New York, New York, substantially comparable to the office space provided to the Executive immediately prior to the date hereof.

                  3.3 Secretarial Reimbursement. The Company shall provide the services of, or at the election of the Executive, reimburse the Executive for the payment of salary and benefits with respect to the equivalent of, one full time experienced executive secretary, as selected by the Executive.

                  3.4 Expense Reimbursement. During the Term, the Executive shall be entitled to receive prompt reimbursement of all reasonable out-of-pocket expenses properly incurred by him in connection with his duties under this Agreement, including reasonable expenses of entertainment and travel; provided, that reimbursement of any expense in excess of Ten Thousand Dollars ($10,000) must be approved in advance by the Compensation Committee.

         4. Termination.

                  4.1 Termination Upon Death. If the Executive dies during the Term, (i) the Executive's dependents shall receive reimbursement from the Company for the cost of continuation health coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") for the entire period of COBRA coverage determined under applicable law, (ii) the Executive's beneficiaries, heirs or legal representatives shall receive reimbursement for all of the Executive's business expenses accrued to the date of death, (iii) the Executive's legal representatives shall receive all benefits and entitlements under any benefit plan of or other arrangement with the Company, including, but not limited to, benefits under the Executive's Additional Life Insurance Policy; and (iv) all of the Executive's unvested options, if any, shall vest and become immediately exercisable and all options shall remain exercisable by the Executive's legal representatives until the expiration of their respective terms.

                  4.2 Termination Upon Disability. If during the Term, the Executive's employment is terminated as a result of a "Disability" (as defined below), (i) the Executive and the Executive's dependents shall receive reimbursement from the Company for the cost of continuation health coverage under COBRA for the entire period of COBRA coverage determined under applicable law, (ii) the Executive (or his legal representatives, if applicable) shall receive all benefits and entitlements under any benefit plan of or other arrangement with the Company, (iii) the Executive (or his legal representatives, if applicable) shall receive reimbursement for all of the Executive's business expenses accrued to the date of termination, (iv) at the election of the Executive (or his legal representative, if applicable), the Company shall transfer to the Executive the Additional Life Insurance Policy, and (v) all of the Executive's unvested options, if any, shall vest and become immediately exercisable and all options shall remain exercisable until the expiration of their respective terms. Nothing in this Section 4.2 shall be deemed to in any way affect the Executive's right to participate in or receive benefits from any disability plan maintained by the Company and for which the Executive is otherwise eligible.

                  For the purposes of this Agreement, "Disability" shall mean a determination by the Board of Directors in accordance with applicable law that, as a result of a physical or mental illness, the Executive is unable to perform the essential functions of his job with or without reasonable accommodation, for one hundred eighty (180) consecutive days or two hundred seventy (270) days during any eighteen (18) month period.

                  4.3 Termination without Cause or with Good Reason. The Executive's employment hereunder may be terminated by the Company without "Cause" (as defined below) upon ninety (90) days prior written notice to the Executive and the Executive may terminate employment with "Good Reason" (as defined below) at any time without notice. Upon a termination without Cause or with Good Reason, for the duration of the Term and for an additional period of six (6) months after the end of the Term, (i) the Executive shall receive health insurance coverage for the Executive and his dependents and all other benefits and perquisites that the Executive was receiving immediately prior to the date of termination, (ii) the Executive shall receive all benefits and entitlements under any benefit plan of or other arrangement with the Company including, without limitation, the payment of premiums on the Additional Life Insurance Policy, (iii) all of the Executive's unvested options, if any, shall vest and become immediately exercisable and all options shall remain exercisable until the expiration of their respective terms, and (iv) at the election of the Executive (or his legal representative, if applicable), the Company shall transfer to the Executive at the end of the Severance Period the Additional Life Insurance Policy. The decision by the Company not to renew the Agreement at the end of the Term on terms and conditions at least as favorable as immediately prior to the end of the Term shall be deemed a termination by the Company without Cause.

                  For the purposes of this Agreement, "Cause" shall mean (i) the Executive's gross negligence, recklessness or malfeasance in the performance of his duties which results in material financial injury to the Company, (ii) the Executive committing any act or acts of fraud, theft or embezzlement, which, if convicted, would constitute a felony and which results or intends to result directly or indirectly in gain or personal enrichment of the Executive at the expense of the Company or (iii) the Executive willfully engaging in any conduct relating to the business of the Company that could reasonably be expected to have a materially detrimental effect on the business or financial condition of the Company; provided that the Company must give the Executive written notice of its intent to terminate the Executive with Cause and the Executive shall have thirty (30) days from the date of the notice to cure the deficiency.

                  For purposes of this Agreement, "Good Reason" shall mean (i) the assignment to the Executive of duties and responsibilities not commensurate with his status as Vice President and Chief Financial Officer of the Company and a member of the Board of Directors or the diminution of the Executive's duties, change in the Executive's title or status or removal from or failure to re-elect the Executive as a member of the Board (except in conjunction with a termination for Cause), (ii) the failure of the Company to provide compensation and benefits to the Executive at the levels required by this Agreement, or (iii) the failure of the Company to adhere in any substantial manner to any of its covenants contained in this Agreement. Termination of the Executive's employment by the Executive following a Change of Control (a sale of more than fifty percent (50%) of the shares of Common Stock or sale of all or substantially all of the assets of the Company), will be deemed a Good Reason termination.

                  4.4 Termination with Cause or without Good Reason. The Company may terminate the Executive's employment with Cause (subject to the cure period set forth above) and the Executive may terminate employment without Good Reason at any time without notice. Upon a termination by the Company with Cause or by the Executive without Good Reason, the Executive shall receive (i) all previously earned and accrued entitlements under any benefit plan of or other arrangement with the Company, (ii) reimbursement for all business expenses accrued to the date of termination, and (iii) at the election of the Executive (or his legal representative, if applicable), the Company shall transfer to the Executive the Additional Life Insurance Policy.

         5. Registration Rights.

                  5.1 Piggyback Registration Rights. If, at any time after the date hereof, the Company shall file a registration statement under the Securities Act of 1933, as amended (the "Act") with the Securities and Exchange Commission (the "SEC") covering shares of capital stock of the Company while any Registrable Securities (as defined in the last sentence of this paragraph 5.1) shall be outstanding, the Company shall give the Executive thirty (30) days' prior written notice of the filing of such registration statement. If requested by the Executive, in writing, within ten (10) days after the date of any such notice, the Company shall, at the Company's sole expense (other than the fees and disbursements of counsel for the Executive and any underwriting discounts or commissions payable in respect of the Registrable Securities sold by the Executive), include in such registration statement all or any portion of the Registrable Securities of the Executive and any of his affiliates, all to the extent required to permit the public offering and sale of the Registrable Securities through the facilities of all appropriate securities exchanges and the over-the-counter market, and will use its reasonable best efforts through its officers, directors, auditors and counsel to cause such registration statement to become effective as promptly as practicable. Notwithstanding the foregoing, if the managing underwriter of any such offering shall advise the Company that, in its opinion, the registration of all or a portion of the Registrable Securities requested to be included in the registration would materially adversely affect the distribution of such securities by the Company, then the Company shall be required to include in the registration only that number of Registrable Securities which the Company or the managing underwriter believe will not jeopardize the success of the offering and the number of shares of Common Stock otherwise to be included in the registration statement shall be reduced as follows: (i) there shall be first excluded shares of Common Stock proposed to be included by other shareholders not possessing contractual rights to include the same and (ii) any further reduction shall be first in accordance with the contractual priorities among all other shareholders (having such contractual rights) requesting inclusion of their Common Stock in such registration, including the Executive, and shall be second reduced pro rata among all other shareholders in the proportion of the number of shares of Common Stock submitted for registration by each such shareholder. As used herein, "Registrable Securities" shall mean the shares of Common Stock owned by the Executive or any affiliates of the Executive, which have not been previously sold pursuant to a registration statement and which are otherwise, at the time a request for registration is made, not able to be sold pursuant to Rule 144 promulgated under the Act.

                  5.2 Demand Registration Rights. Upon receipt of a written request from the Executive, the Company shall, as promptly as practicable, prepare and file a registration statement under the Act with the SEC sufficient to permit the public offering and sale of the Registrable Securities through the facilities of all appropriate securities exchanges and the over-the-counter market, and will use its reasonable best efforts through its officers, directors, auditors and counsel to cause such registration statement to become effective as promptly as practicable.

                  5.3 Blue Sky Limitations. In the event of a registration pursuant to the provisions of this Section 5, the Company shall use its reasonable best efforts to cause the Registrable Securities so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as the Executive may reasonably request; provided, however, that the Company shall not by reason of this Section 5.3 be required to qualify to do business, or to subject itself to taxation, or to file a general consent to service of process in any jurisdiction.

                  5.4 Duration. The Company shall keep effective any registration or qualification contemplated by this Section 5 at all times thereafter and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document, and communication for such period of time as shall be required to permit the Executive to complete the offer and sale of the Registrable Securities covered thereby or until the date on which all Registrable Securities can be sold pursuant to Rule 144 under the Act.

         6. Other Provisions.

                  6.1. Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid, and shall be deemed given when so delivered personally, telegraphed, telexed, or sent by facsimile transmission or, if mailed, four (4) days after the date of mailing, as follows:

If the Company, to:                 Dynacore Holdings Corporation
                                    717 Fifth Avenue, 15th Floor
                                    New York, New York 10022
                                    Attention:  Asher B. Edelman
                                    Telephone:  (212) 371-7711
                                    Fax:  (212) 223-0006

With a copy to:         Tannenbaum Helpern Syracuse & Hirschtritt LLP
                        900 Third Avenue
                        New York, New York  10022
                        Attention:       Stephen Rosenberg, Esq.
                        Telephone:       (212)  508-6700
                        Fax:             (212)  371-1084

If to the Executive, to: His home address set forth in the records of the Company.

                  6.2 Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

                  6.3 Waiver and Amendments. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

                  6.4 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state, without regard to conflicts of laws principles.

                  6.5 Dispute Resolution. T he Company and Executive agree to arbitrate any controversy or claim arising out of this Agreement or otherwise relating to Executive's employment by the Company during the Term or Executive's termination of such employment prior to or as of the end of the Term. Any such controversy or claim shall be resolved in binding arbitration in a proceeding administered by and under the National Rules for the Resolution of Employment Disputes of the American Arbitration Association, in the American Arbitration Association office located in New York City. Except as otherwise provided under
Section 6.9 hereof, the arbitrator shall not have authority to modify or change any of the terms of this Agreement. Both parties and the arbitrator will treat the arbitration process and the activities which occur in the proceedings as confidential. The decision of the arbitrator shall be rendered in writing, shall be final and may be entered as a judgment in any federal or state court in New York County.

                  6.6 Assignability. This Agreement, and the Executive's rights and obligations hereunder, may not be assigned by the Executive. The Company may assign this Agreement and its rights, together with its obligations, to any other entity which will substantially carry on the business of the Company.

                  6.7 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

                  6.8 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.

                  6.9 Severability. If any term, provision, covenant or restriction of this Agreement, or any part thereof, is held by a court of competent jurisdiction of any foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency, arbitrator or authority to be invalid, void, unenforceable or against public policy for any reason, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected or impaired or invalidated.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this Agreement as of the day and year first above mentioned.

                                EXECUTIVE

                                /s/ Gerald N. Agranoff
                                --------------------------------------------
                               Gerald N. Agranoff

                                DYNACORE HOLDINGS CORP.

                                By:  /s/ Michael B. Andelman
                                   --------------------------------------------
                                     Name: Michael B. Andelman
                                Title: President

                                 Exhibit 10(bbb)

                Services Agreement dated as of February 25, 2003,
                 by and between the Company and Asher B. Edelman

         AGREEMENT ("Agreement") dated as of February 25, 2003 between Dynacore Holdings Corporation, a Delaware corporation (the "Company") and Asher B. Edelman (the "Edelman").

         WHEREAS, the parties wish to establish the terms upon which Edelman will serve as the Vice Chairman of the Board of Directors Company.

         Accordingly, the parties agree as follows:

         1. Duties and Acceptance.

                  1.1 Service to the Company. Edelman hereby agrees to serve in the capacity of Vice Chairman of the Board of Directors of the Company (the "Board of Directors") and Chairman of the Executive Committee of the Board of Directors. Edelman shall report to the Board of Directors and perform duties as may be assigned to him from time to time by the Board of Directors; provided, however, that Edelman and the Company agree and acknowledge that Edelman shall be permitted to engage in any other activity or business as a director, stockholder, partner, owner, employee, consultant, agent or in any other capacity so long as such activity or business does not conflict with the business of the Company; and provided further, that Edelman and the Company agree and acknowledge that Edelman is a resident of Switzerland and will spend substantial periods of time outside of the United States.

                  1.2 Acceptance of Appointment by Edelman. Edelman accepts such appointment and shall render the services described above.

         2. Duration of Employment.

                  This Agreement and the relationship hereunder will continue in effect for three (3) years following the date hereof (the "Term"), unless terminated sooner in accordance with Section 4 hereof. The decision by the Company not to renew this Agreement at the end of the Term on terms and conditions at least as favorable as immediately prior to the end of the Term shall be deemed a termination by the Company without Cause.

         3. Compensation by the Company.

                  3.1 Compensation. In consideration of the performance by Edelman of Edelman's obligations during the Term, the Company will pay Edelman a salary (the "Base Salary") at an annual rate of not less than One Hundred Thousand Dollars ($100,000), payable in accordance with the normal payroll practices of the Company.

                  3.2 Benefits. During the Term, Edelman shall be eligible to participate in all retirement plans and other benefit plans of the Company and Edelman and his dependents shall be eligible to participate in the health benefit plans of the Company (specifically including, but not limited to, mental health benefits and benefits under the Company's Supplemental Executive Medical
Plan). In addition to any company-wide life insurance plans, the Company shall pay the premiums for a life insurance policy which provides a death benefit equal to $100,000 per year (the "Additional Life Insurance Policy").

                  3.3 Expense Reimbursement. During the Term, Edelman shall be entitled to receive prompt reimbursement of all reasonable out-of-pocket expenses properly incurred by him in connection with his duties under this Agreement, including reasonable expenses of entertainment and travel. Without limiting the generality of the foregoing, reasonable expenses shall include, without limitation, cell phone, and costs associated with maintaining a home office, (installation and maintenance of computers, Internet access and telephone) incurred in the performance of Edelman's duties hereunder. In addition, the Company shall promptly reimburse Edelman for all costs and expenses (including but not limited to reasonable attorneys' fees and costs) incurred by Edelman in connection with the enforcement of this Agreement. The Company will reimburse Edelman for all such expenses within ten (10) business days after presentation of an itemized account of such expenditures.

                  3.4 Vacation. Edelman shall be entitled to forty (40) days of vacation per year.

         4. Termination and Payment Upon Termination.

                 4.1 Definitions. For purposes of this Section 4, the following terms shall have the following meanings:


4.1.1    "Cause" shall mean any of the following events:

                                    (a) Edelman has willfully and continually
failed to substantially perform his duties hereunder (other than for Disability reasons) and such failure continues for a period of thirty (30) days after the Board of Directors has given written notice to Edelman providing a reasonable description of the basis for the determination that Edelman has failed to perform his duties;

                                    (b) Edelman has been convicted of a felony,
(as evidenced by a binding and final judgment, order or decree of a court of competent jurisdiction in effect after exhaustion of all rights of appeal);

                                    (c) Edelman has breached this Agreement in
any material respect if such breach is not cured or remedied within thirty (30) days after the Board of Directors has given written notice to Edelman providing a reasonable description of the breach; or

                                    (d) Edelman has engaged in conduct
constituting willful malfeasance in connection with his services hereunder which is materially and demonstrably injurious to the Company and its subsidiaries taken as a whole.

                  No act, or failure to act, on Edelman's part, shall be considered "willful" for purposes of Sections 4.1.1(a) or 4.1.1(e) above unless he has acted or failed to act with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interests of the Company.

                  The Company may terminate the Employee's services hereunder for Cause only if after giving Edelman and his legal advisors an opportunity to meet with the Board of Directors and to contest the basis for termination and to demonstrate that Edelman's continued service is in the best interests of the Company, it is determined that Edelman's services should be terminated for Cause by the vote of at least two-thirds of the then members of the Board of Directors.

4.1.2    "Change in Control" shall mean any of the following events:

                                    (a) Any individual, group, corporation,
partnership or other entity (an "Acquiring Person") becomes the "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act, a "Beneficial Owner"), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, other than beneficial ownership by the Company, any employee benefit plan of the Company or any person or entity organized, appointed or established pursuant to the terms of any such benefit plan;

                                    (b) The Company's stockholders approve an
agreement to merge or consolidate the Company with another corporation or other business entity, or an agreement providing for the sale of substantially all of the assets of the Company to one or more corporations or other business entities, in any case, other than with or to a corporation or other entity 51% or more of which is controlled by or is under common control with, the Company; or

                                    (c) During the Term, individuals who at the
date of this Agreement constitute a majority of the Board cease to constitute a majority thereof for any reason; provided, however, that a director who was not a director at such date shall be deemed to have been in office as of such date if such director was elected by, or on the recommendation of, at least a majority of the directors who were directors at that date (either actually or by prior operation of this provision), other than any director who is so approved in connection with any actual or threatened contest for election to positions on the Board of Directors.

4.1.3 "Company" shall also refer to its successor entity or any entity which has acquired control of the Company as a result of a Change of Control.

4.1.4    "Disability" shall have been established if:

                                    (a) Edelman shall fail for a period of sixty
(60) consecutive days during the Term, because of illness, physical or mental disability or other incapacity, to render the services contemplated by this Agreement; or

                                    (b) At such earlier time as Edelman submits
satisfactory medical evidence that he has an illness, physical or mental disability or other incapacity which is expected to prevent him from returning to the performance of his services hereunder for sixty (60) days or longer.

4.1.5 "Earned Amounts" shall mean the amounts set forth in Section 4.2.2 through
Section 4.2.5.

4.1.6 "Good Reason"shall mean the occurrence of any of the events or conditions described in Sections 4.1.5(a) through Section 4.1.5(e):

                                    (a) the assignment to Edelman of any duties
or responsibilities which are inconsistent with those contemplated under this Agreement (which assignment is not rescinded after the Company receives written notice from Edelman providing a reasonable description of such inconsistency);

                                    (b) The Company's requiring Edelman, over
his objection, to spend substantial periods of time inside the United States or, when in the United States, to be based at any place outside of the borough of Manhattan in the City and State of New York;

                                    (c) After any Change of Control, the failure
by the Company or its successors to retain
Edelman, under substantially comparable terms, in the aggregate, as described herein, including compensation and benefits in effect immediately prior to any Change in Control;

                                    (d) Any material breach by the Company of
any provision of this Agreement which has not been cured or corrected by the Company within two (2) weeks after Edelman has given the Company written notice of such breach; and

                                    (e) The failure of the Company to obtain an
agreement, satisfactory to Edelman, from any successor or assign of the Company to assume and agree to perform this Agreement.

4.1.7 "Notice of Termination" shall mean the written notice specifying the termination provision in this Agreement relied upon as a basis for termination of Edelman's services hereunder which is required to be given (x) to Edelman in the event of termination by the Company for Cause, or (y) to the Company in the even of termination by Edelman for Good Reason. Notwithstanding anything contained in this Agreement to the contrary, no failure to perform by Edelman after Notice of Termination is given by Edelman shall constitute Cause for purposes of this Agreement.

4.1.8 "Termination Date" shall mean in the case of Edelman's death, his date of death; and in all other cases, the date specified in the Notice of Termination. However, if Edelman terminates his services hereunder for Good Reason, the date specified in the Notice of Termination shall not be more than thirty (30) after the date the Notice of Termination is given to the Company. If the Company terminates Edelman's services hereunder other than for Cause, the date specified in the Notice of Termination shall be not less than thirty (30) days after the date the Notice of Termination is given to Edelman.

                  4.2 Death. Edelman's services hereunder shall be terminated automatically upon his death. If Edelman's services hereunder are terminated by reason of Edelman's death:

                           4.2.1 Edelman's legal representatives shall be
entitled to receive Edelman's Base Salary through the end of the month in which the death of Edelman occurs, including compensation, if any, which Edelman has previously earned but elected to defer (including any interest earned or credited thereon),

                           4.2.2 Edelman's dependents shall receive
reimbursement from the Company for the cost of continuation health coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") for the entire period of COBRA coverage determined under applicable law,

                           4.2.3 Edelman's legal representatives shall receive
all benefits and entitlements under any benefit plan of or other arrangement with the Company, including, but not limited to, benefits under Edelman's Additional Life Insurance Policy,

                           4.2.4    Edelman's legal representatives shall
receive payment for all accrued but unused vacation,

                           4.2.5    Edelman's  beneficiaries,  heirs or legal
representatives shall receive reimbursement for all of Edelman's business expenses accrued to the date of death, and

                           4.2.6    All of Edelman's unvested options,  if any,
shall vest and become immediately exercisable and all options shall remain exercisable by Edelman's legal representatives until the expiration of their respective terms.

                  4.3 Disability. The Company or Edelman may terminate Edelman's services hereunder after having established Edelman's Disability). If Edelman's employment by the Company is terminated by either party by reason of Edelman's Disability, Edelman shall be entitled to receive or continue to receive, as the case may be:

                           4.3.1    Edelman's legal  representatives  shall be
entitled to receive Edelman's Base Salary for the first six months of such Disability (commencing after determination of Disability), including compensation, if any, which Edelman has previously earned but elected to defer (including any interest earned or credited thereon),

                           4.3.2    Edelman's  or his  dependents  for legal
representatives, as the case may be, shall receive the Earned Benefits,

                           4.3.3    At the  election  of Edelman  (or his legal
representative, if applicable), the Company shall transfer to Edelman the Additional Life Insurance Policy. Nothing in this
Section 4.3 shall be deemed to in any way affect Edelman's right to participate in or receive benefits from any disability plan maintained by the Company and for which Edelman is otherwise eligible, and

                           4.3.4    All of Edelman's unvested options,  if any,
shall vest and become immediately exercisable and all options shall remain exercisable by Edelman (or his legal representatives, if applicable) until the expiration of their term.

                  4.4 Termination by the Company for Cause and Not Due to Death or Disability; Termination by Edelman Without Good Reason. Edelman's services hereunder may be terminated by the Company for Cause or by Edelman without Good Reason. Edelman's right to terminate his services hereunder shall not be affected by his Disability. Upon a termination described in this Section 4.4:

                           4.4.1 Edelman shall be entitled to receive the Base
Salary through the date of termination, including compensation, if any, which Edelman has previously earned but decided to defer (including any interest earned or credited thereon);

                           4.4.2  Edelman shall receive the Earned Amounts; and;

                           4.4.3    At the  election  of Edelman  (or his legal
 representative, if applicable), the Company shall transfer to Edelman the Additional Life Insurance Policy;

                 4.5 Termination by the Company Without Cause or by Edelman for Good Reason, in Either Case Prior to a Change in Control. If Edelman's services hereunder are is terminated by the Company prior to a Change in Control for any reason other than for Cause, death or Disability, or by Edelman for Good Reason:

4.5.1    The Company shall pay to Edelman the Earned Amounts,

4.5.2 The Company shall pay to Edelman a lump sum equal to the greater of the aggregate amount of the Base Salary for the duration of the Term which would have been payable absent such termination of employment or the sum of $100,000, and

                           4.5.3 All of Edelman's unvested options, if any,
shall vest immediately and all options shall remain exercisable until the expiration of their respective terms.

                  4.6 Termination by the Company Without Cause or Termination by Edelman for Good Reason, in Either Case After a Change in Control. If, following a proposed Change in Control or an actual Change in Control, Edelman's services hereunder are terminated by the Company (other than for Cause, death or Disability), or by Edelman for Good Reason:

                   4.6.1    The Company shall pay to Edelman the Earned Amounts,

4.6.2 The Company shall pay to Edelman a lump sum equal to the greater of the aggregate amount of the Base Salary for the duration of the Term which would have been payable absent such termination of employment or the sum of $100,000,

4.6.3 All of Edelman's unvested options, if any, shall vest immediately and all options shall remain exercisable until the expiration of their respective terms, and

                           4.6.4 Until the end of the Term, the Company shall
provide Edelman, the benefits, as provided in Section
3, which Edelman would have been entitled to receive under this Agreement if he had continued his employment until the last day of the Term.

                  4.7 Compensation Upon Termination; No Duty to Mitigate. Upon termination of Edelman's services hereunder during the Term, the amounts provided for in this Section 4 shall be paid within five (5) business days after the date of Edelman's termination of service, unless otherwise specifically provided herein. Edelman shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to Edelman in any subsequent employment.

         5. Registration Rights.

                  5.1 Piggyback Registration Rights. If, at any time after the date hereof, the Company shall file a registration statement under the Securities Act of 1933, as amended (the "Act") with the Securities and Exchange Commission (the "SEC") covering shares of capital stock of the Company while any Registrable Securities (as defined in the last sentence of this paragraph 5.1) shall be outstanding, the Company shall give Edelman thirty (30) days' prior written notice of the filing of such registration statement. If requested by Edelman, in writing, within ten (10) days after the date of any such notice, the Company shall, at the Company's sole expense (other than the fees and disbursements of counsel for Edelman and any underwriting discounts or commissions payable in respect of the Registrable Securities sold by Edelman), include in such registration statement all or any portion of the Registrable Securities of Edelman and any of his affiliates, all to the extent required to permit the public offering and sale of the Registrable Securities through the facilities of all appropriate securities exchanges and the over-the-counter market, and will use its reasonable best efforts through its officers, directors, auditors and counsel to cause such registration statement to become effective as promptly as practicable. Notwithstanding the foregoing, if the managing underwriter of any such offering shall advise the Company that, in its opinion, the registration of all or a portion of the Registrable Securities requested to be included in the registration would materially adversely affect the distribution of such securities by the Company, then the Company shall be required to include in the registration only that number of Registrable Securities which the Company or the managing underwriter believe will not jeopardize the success of the offering and the number of shares of Common Stock otherwise to be included in the registration statement shall be reduced as follows: (iii) there shall be first excluded shares of Common Stock proposed to be included by other shareholders not possessing contractual rights to include the same and (iv) any further reduction shall be first in accordance with the contractual priorities among all other shareholders (having such contractual rights) requesting inclusion of their Common Stock in such registration, including Edelman, and shall be second reduced pro rata among all other shareholders in the proportion of the number of shares of Common Stock submitted for registration by each such shareholder. As used herein, "Registrable Securities" shall mean the shares of Common Stock owned by Edelman or any affiliates of Edelman, which have not been previously sold pursuant to a registration statement and which are otherwise, at the time a request for registration is made, not able to be sold pursuant to Rule 144 promulgated under the Act.

                  5.2 Demand Registration Rights. Upon receipt of a written request from Edelman, the Company shall, as promptly as practicable, prepare and file a registration statement under the Act with the SEC sufficient to permit the public offering and sale of the Registrable Securities through the facilities of all appropriate securities exchanges and the over-the-counter market, and will use its reasonable best efforts through its officers, directors, auditors and counsel to cause such registration statement to become effective as promptly as practicable.

                  5.3 Blue Sky Limitations. In the event of a registration pursuant to the provisions of this Section 5, the Company shall use its reasonable best efforts to cause the Registrable Securities so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as Edelman may reasonably request; provided, however, that the Company shall not by reason of this Section 5.3 be required to qualify to do business, or to subject itself to taxation, or to file a general consent to service of process in any jurisdiction.

                  5.4 Duration. The Company shall keep effective any registration or qualification contemplated by this Section 5 at all times thereafter and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document, and communication for such period of time as shall be required to permit Edelman to complete the offer and sale of the Registrable Securities covered thereby or until the date on which all Registrable Securities can be sold pursuant to Rule 144 under the Act.

         6. Other Provisions.

                  6.1. Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid, and shall be deemed given when so delivered personally, telegraphed, telexed, or sent by facsimile transmission or, if mailed, four (4) days after the date of mailing, as follows:


If the Company, to:     Dynacore Holdings Corporation
                          717 Fifth Avenue, 15th Floor
                        New York, New York 10022
                         Attention: Michael T. Andelman
                                          President
                        Telephone:  (212) 371-7711
                        Fax:  (212) 223-0006

                        With a copy to:

                        Tannenbaum Helpern Syracuse & Hirschtritt LLP 900 Third Avenue
                        New York, New York  10022
                        Attention:       Stephen Rosenberg, Esq.
                        Telephone:       (212)  508-6700
                        Fax:             (212)  371-1084

                        If to Edelman, to: His home address set forth in the records of the Company.

                        With a copy to:

                        Tannenbaum Helpern Syracuse & Hirschtritt LLP 900 Third Avenue
                        New York, New York  10022
                        Attention:       Stephen Rosenberg, Esq.
                        Telephone:       (212)  508-6700
                        Fax:             (212)  371-1084


                  6.2 Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

                  6.3 Waiver and Amendments. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

                  6.4 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state, without regard to conflicts of laws principles.

                  6.5 Dispute Resolution. The Company and Edelman agree to arbitrate any controversy or claim arising out of this Agreement or otherwise relating to Edelman's services hereunder during the Term or Edelman's termination of such services prior to or as of the end of the Term. Any such controversy or claim shall be resolved in binding arbitration in a proceeding administered by and under the National Rules for the Resolution of Employment Disputes of the American Arbitration Association, in the American Arbitration Association office located in New York City. Except as otherwise provided under
Section 6.9 hereof, the arbitrator shall not have authority to modify or change any of the terms of this Agreement. Both parties and the arbitrator will treat the arbitration process and the activities which occur in the proceedings as confidential. The decision of the arbitrator shall be rendered in writing, shall be final and may be entered as a judgment in any federal or state court in New York County.

                  6.6 Assignability. This Agreement, and Edelman's rights and obligations hereunder, may not be assigned by Edelman. The Company may assign this Agreement and its rights, together with its obligations, to any other entity which will substantially carry on the business of the Company.

                  6.7 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

                  6.8 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.

                  6.9 Severability. If any term, provision, covenant or restriction of this Agreement, or any part thereof, is held by a court of competent jurisdiction of any foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency, arbitrator or authority to be invalid, void, unenforceable or against public policy for any reason, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected or impaired or invalidated.


         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this Agreement as of the day and year first above mentioned.


                         /s/ Asher B. Edelman
                         -----------------------------------------------------
                         Asher B. Edelman


                         DYNACORE HOLDINGS CORP.

                           By: /s/ Michael B. Andelman
                            --------------------------------------------------
                            Name: Michael B. Andelman
                                Title: President

                                 Exhibit 10(ccc)

               Employment Agreement dated as of February 25, 2003,
                 by and between the Company and Phillip P. Krumb

                  EMPLOYMENT AGREEMENT ("Agreement") dated as of February 25, 2003 between Dynacore Holdings Corporation, a Delaware corporation (the "Company") and Phillip P. Krumb (the "Executive").

         WHEREAS, the parties wish to establish the terms of Executive's future employment with the Company.

         Accordingly, the parties agree as follows:

1.       Employment, Duties and Acceptance.

                  1.1 Employment by the Company. The Company shall employ the Executive effective as of the date hereof to render services to the Company. The Executive will serve in the capacity of Vice President and Chief Financial Officer of the Company and a member of the Board of Directors of the Company (the "Board of Directors"). The Executive shall report to the Chief Executive Officer of the Company and Chairman of the Board of Directors and perform duties as may be assigned to him from time to time by the Chief Executive Officer of the Company and Chairman of the Board of Directors; provided, however, that the Executive and the Company agree and acknowledge that the Executive shall be permitted to engage in any other activity or business as a director, stockholder, partner, owner, employee, consultant, agent or in any other capacity so long as such activity or business does not conflict with the business of the Company.

                  1.2 Acceptance of Employment by the Executive. The Executive accepts such employment and shall render the services described above.

         2.       Duration of Employment.

                  This Agreement and the employment relationship hereunder will continue in effect for a period of three (3) years following the date hereof (the "Term"), unless terminated sooner in accordance with Section 4 hereof.

         3.       Compensation by the Company.

                  3.1 Base Salary. Commencing on January 1, 2004, the Company will pay to the Executive an annual base salary of Sixty Thousand ($60,000), subject only to upward adjustment by the Compensation Committee of the Board of Directors of the Company and payable in accordance with the payroll practices of the Company ("Base Salary").

                  3.2 Benefits. Commencing as of the date hereof, the Executive shall be eligible to participate in all retirement plans and other benefit plans of the Company and the Executive and his dependents shall be eligible to participate in the health benefit plans of the Company (specifically including, but not limited to, mental health benefits and benefits under the Company's Supplemental Executive Medical Plan). In addition to any company-wide life insurance plans, the Company shall pay the premiums for a life insurance policy on the life of the Executive for the benefit of the Executive's designated beneficiaries which provides a death benefit equal to $82,500 per year (the "Additional Life Insurance Policy").

                  3.3 Expense Reimbursement. During the Term, the Executive shall be entitled to receive prompt reimbursement of all reasonable out-of-pocket expenses properly incurred by him in connection with his duties under this Agreement, including reasonable expenses of entertainment and travel; provided, that reimbursement of any expense in excess of Ten Thousand Dollars ($10,000) must be approved in advance by the Compensation Committee.

3.4      Vacation.         The Executive shall be entitled to twenty (20) days
of vacation per year.


         4.       Termination.

                  4.1 Termination Upon Death. If the Executive dies during the Term, (i) the Executive's legal representatives shall be entitled to receive the Executive's Base Salary through the end of the month in which the death of the Executive occurs, (ii) the Executive's dependents shall receive reimbursement from the Company for the cost of continuation health coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") for the entire period of COBRA coverage determined under applicable law, (iii) the Executive's beneficiaries, heirs or legal representatives shall receive reimbursement for all of the Executive's business expenses accrued to the date of death, (iv) the Executive's legal representatives shall receive all benefits and entitlements under any benefit plan of or other arrangement with the Company, including, but not limited to, benefits under the Executive's Additional Life Insurance Policy, (v) all unvested options, if any, shall vest and become immediately exercisable and all options shall remain exercisable by the Executive's beneficiaries, heirs or legal representatives until the expiration of their respective terms, (vi) the Executive (or his legal representatives), if applicable, shall receive payment for all of the Executive's accrued but unused vacation, and (vii) the Executive's beneficiaries, heirs or legal representatives shall receive reimbursement for all of the Executive's business expenses accrued to the date of death.

                  4.2 Termination Upon Disability. If during the Term, the Executive's employment is terminated as a result of a "Disability" (as defined below), (i) the Executive (or his legal representatives, if applicable) shall be entitled to receive the Executive's Base Salary through the end of the month in which the Executive's employment is terminated, (ii) the Executive and the Executive's dependents shall receive reimbursement from the Company for the cost of continuation health coverage under COBRA for the entire period of COBRA coverage determined under applicable law, (iii) the Executive (or his legal representatives, if applicable) shall receive all benefits and entitlements under any benefit plan of or other arrangement with the Company, (iv) all unvested options, if any, shall vest and become immediately exercisable and all options shall remain exercisable by the Executive (or his legal representatives, if applicable) until the expiration of their respective terms, (v) the Executive (or his legal representatives, if applicable) shall receive payment for all of the Executive's accrued but unused vacation, (vi) the Executive (or his legal representatives, if applicable) shall receive reimbursement for all of the Executive's business expenses accrued to the date of termination, and (vii) at the election of the Executive (or his legal representative, if applicable), the Company shall transfer to the Executive the Additional Life Insurance Policy. Nothing in this Section 4.2 shall be deemed to in any way affect the Executive's right to participate in or receive benefits from any disability plan maintained by the Company and for which the Executive is otherwise eligible.

                  For the purposes of this Agreement, "Disability" shall mean a determination by the Board of Directors in accordance with applicable law that, as a result of a physical or mental illness, the Executive is unable to perform the essential functions of his job with or without reasonable accommodation, for one hundred eighty (180) consecutive days or two hundred seventy (270) days during any eighteen (18) month period.

                  4.3 Termination without Cause or with Good Reason. The Executive's employment hereunder may be terminated by the Company without "Cause" (as defined below) upon ninety (90) days prior written notice to the Executive and the Executive may terminate employment with "Good Reason" (as defined below) at any time without notice. Upon a termination without Cause or with Good Reason, the Executive shall receive (i) the Base Salary for the remaining duration of the Term and for an additional period of six (6) months after the end of the Term (the balance of the Term together with the six (6) month period being, collectively, the "Severance Period") as if the Executive was employed by the Company during the Severance Period, (ii) health insurance coverage for the Executive and his dependents and all other benefits and perquisites that the Executive was receiving immediately prior to the date of termination for the duration of the Severance Period, (iii) immediate vesting of all unvested options, if any, and all options shall remain exercisable until the expiration of their respective terms, (iv) all benefits and entitlements under any benefit plan of or other arrangement with the Company including, without limitation, the payment of premiums on the Additional Life Insurance Policy during the Severance Period, (v) payment for all of the Executive's accrued but unused vacation, and (vi) at the election of the Executive (or his legal representative, if applicable), the Company shall transfer to the Executive at the end of the Severance Period the Additional Life Insurance Policy. The decision by the Company not to renew the Agreement at the end of the Term on terms and conditions at least as favorable as immediately prior to the end of the Term shall be deemed a termination by the Company without Cause.

                  For the purposes of this Agreement, "Cause" shall mean (i) the Executive's gross negligence, recklessness or malfeasance in the performance of his duties which results in material financial injury to the Company, (ii) the Executive committing any act or acts of fraud, theft or embezzlement, which, if convicted, would constitute a felony and which results or intends to result directly or indirectly in gain or personal enrichment of the Executive at the expense of the Company or (iii) the Executive willfully engaging in any conduct relating to the business of the Company that could reasonably be expected to have a materially detrimental effect on the business or financial condition of the Company; provided that the Company must give the Executive written notice of its intent to terminate the Executive with Cause and the Executive shall have thirty (30) days from the date of the notice to cure the deficiency.

                  For purposes of this Agreement, "Good Reason" shall mean (i) the assignment to the Executive of duties and responsibilities not commensurate with his status as Vice President and Chief Financial Officer of the Company and a member of the Board of Directors or the diminution of the Executive's duties, change in the Executive's title or status or removal from or failure to re-elect the Executive as a member of the Board (except in conjunction with a termination for Cause), (ii) the failure of the Company to provide compensation and benefits to the Executive at the levels required by this Agreement, or (iii) the failure of the Company to adhere in any substantial manner to any of its covenants contained in this Agreement. Termination of the Executive's employment by the Executive following a Change of Control (a sale of more than fifty percent (50%) of the shares of Common Stock or sale of all or substantially all of the assets of the Company), will be deemed a Good Reason termination.

                  4.4 Termination with Cause or without Good Reason. The Company may terminate the Executive's employment with Cause (subject to the cure period set forth above) and the Executive may terminate employment without Good Reason at any time without notice. Upon a termination by the Company with Cause or by the Executive without Good Reason, the Executive shall receive (i) a pro rata portion of the Base Salary for the year of the Executive's termination, based on the period of employment prior to the date of termination, (ii) all previously earned and accrued entitlements under any benefit plan of or other arrangement with the Company, (iii) reimbursement for all business expenses accrued to the date of termination, (iv) all vested options, if any, shall remain exercisable until the expiration of their respective terms, (v) payment for all accrued but unused vacation, and (vi) at the election of the Executive (or his legal representative, if applicable), the Company shall transfer to the Executive the Additional Life Insurance Policy.

         5.       Registration Rights.

                  5.1 Piggyback Registration Rights. If, at any time after the date hereof, the Company shall file a registration statement under the Securities Act of 1933, as amended (the "Act") with the Securities and Exchange Commission (the "SEC") covering shares of capital stock of the Company while any Registrable Securities (as defined in the last sentence of this paragraph 5.1) shall be outstanding, the Company shall give the Executive thirty (30) days' prior written notice of the filing of such registration statement. If requested by the Executive, in writing, within ten (10) days after the date of any such notice, the Company shall, at the Company's sole expense (other than the fees and disbursements of counsel for the Executive and any underwriting discounts or commissions payable in respect of the Registrable Securities sold by the Executive), include in such registration statement all or any portion of the Registrable Securities of the Executive and any of his affiliates, all to the extent required to permit the public offering and sale of the Registrable Securities through the facilities of all appropriate securities exchanges and the over-the-counter market, and will use its reasonable best efforts through its officers, directors, auditors and counsel to cause such registration statement to become effective as promptly as practicable. Notwithstanding the foregoing, if the managing underwriter of any such offering shall advise the Company that, in its opinion, the registration of all or a portion of the Registrable Securities requested to be included in the registration would materially adversely affect the distribution of such securities by the Company, then the Company shall be required to include in the registration only that number of Registrable Securities which the Company or the managing underwriter believe will not jeopardize the success of the offering and the number of shares of Common Stock otherwise to be included in the registration statement shall be reduced as follows: (i) there shall be first excluded shares of Common Stock proposed to be included by other shareholders not possessing contractual rights to include the same and (ii) any further reduction shall be first in accordance with the contractual priorities among all other shareholders (having such contractual rights) requesting inclusion of their Common Stock in such registration, including the Executive, and shall be second reduced pro rata among all other shareholders in the proportion of the number of shares of Common Stock submitted for registration by each such shareholder. As used herein, "Registrable Securities" shall mean the shares of Common Stock owned by the Executive or any affiliates of the Executive, which have not been previously sold pursuant to a registration statement and which are otherwise, at the time a request for registration is made, not able to be sold pursuant to Rule 144 promulgated under the Act.

                  5.2 Demand Registration Rights. Upon receipt of a written request from the Executive, the Company shall, as promptly as practicable, prepare and file a registration statement under the Act with the SEC sufficient to permit the public offering and sale of the Registrable Securities through the facilities of all appropriate securities exchanges and the over-the-counter market, and will use its reasonable best efforts through its officers, directors, auditors and counsel to cause such registration statement to become effective as promptly as practicable.

                  5.3 Blue Sky Limitations. In the event of a registration pursuant to the provisions of this Section 5, the Company shall use its reasonable best efforts to cause the Registrable Securities so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as the Executive may reasonably request; provided, however, that the Company shall not by reason of this Section 5.3 be required to qualify to do business, or to subject itself to taxation, or to file a general consent to service of process in any jurisdiction.

                  5.4 Duration. The Company shall keep effective any registration or qualification contemplated by this Section 5 at all times thereafter and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document, and communication for such period of time as shall be required to permit the Executive to complete the offer and sale of the Registrable Securities covered thereby or until the date on which all Registrable Securities can be sold pursuant to Rule 144 under the Act.

         6.       Other Provisions.

                  6.1. Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid, and shall be deemed given when so delivered personally, telegraphed, telexed, or sent by facsimile transmission or, if mailed, four (4) days after the date of mailing, as follows:

If the Company, to:              Dynacore Holdings Corporation
                                 717 Fifth Avenue, 15th Floor
                                 New York, New York 10022
                                 Attention:  Asher B. Edelman
                                 Telephone:  (212) 371-7711
                                 Fax:  (212) 223-0006

With a copy to:                  Tannenbaum Helpern Syracuse & Hirschtritt LLP
                                 900 Third Avenue
                                 New York, New York  10022
                                 Attention:       Stephen Rosenberg, Esq.
                                 Telephone:       (212)  508-6700
                                 Fax:             (212)  371-1084

If to the Executive, to:            His home address set forth in the records of
 the Company.

                  6.2 Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

                  6.3 Waiver and Amendments. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

                  6.4 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state, without regard to conflicts of laws principles.

                  6.5 Dispute Resolution. T he Company and Executive agree to arbitrate any controversy or claim arising out of this Agreement or otherwise relating to Executive's employment by the Company during the Term or Executive's termination of such employment prior to or as of the end of the Term. Any such controversy or claim shall be resolved in binding arbitration in a proceeding administered by and under the National Rules for the Resolution of Employment Disputes of the American Arbitration Association, in the American Arbitration Association office located in New York City. Except as otherwise provided under
Section 6.9 hereof, the arbitrator shall not have authority to modify or change any of the terms of this Agreement. Both parties and the arbitrator will treat the arbitration process and the activities which occur in the proceedings as confidential. The decision of the arbitrator shall be rendered in writing, shall be final and may be entered as a judgment in any federal or state court in New York County.

                  6.6 Assignability. This Agreement, and the Executive's rights and obligations hereunder, may not be assigned by the Executive. The Company may assign this Agreement and its rights, together with its obligations, to any other entity which will substantially carry on the business of the Company.

                  6.7 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

                  6.8 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.

                  6.9 Severability. If any term, provision, covenant or restriction of this Agreement, or any part thereof, is held by a court of competent jurisdiction of any foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency, arbitrator or authority to be invalid, void, unenforceable or against public policy for any reason, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected or impaired or invalidated.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this Agreement as of the day and year first above mentioned.

                                    EXECUTIVE

                                    /s/Phillip P. Krumb
                                    ------------------
                                    Phillip P. Krumb


                                    DYNACORE HOLDINGS CORP.

                                    By:/s/Michael B. Andelman
                                       ----------------------------------
                                         Name: Michael B. Andelman